QuickLinks -- Click here to rapidly navigate through this document

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2004

REGISTRATION N0. 333-114508

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

South Dakota Soybean Processors, LLC
(Exact name of Registrant as specified in its charter)

SOUTH DAKOTA (State or other jurisdiction of incorporation or organization)	2040 (Primary Standard Industrial Classification Code Number)	46-0462968 (I.R.S. Employer Identification No.)

100 Caspian Avenue, Post Office Box 500, Volga, South Dakota 57071, (605) 627-9240
(Address and telephone number of principal executive offices)

Rodney G. Christianson, 100 Caspian Avenue, Post Office Box 500, Volga, South Dakota 57071, (605) 627-9240
(Name, address and telephone number of agent for service)

COPIES TO:
 Marci K. Winga, Mark S. Weitz
Leonard, Street and Deinard
Professional Association
150 South Fifth Street, Suite 2300
Minneapolis, MN 55402
(612) 335-1500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the reorganization described herein have been satisfied or waived.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Capital Units	5,625,000(1)	$2.50(2)	$11,610,000.00(3)	$1,471.00

(1)
Equals the maximum amount of Class A Capital Units to be issued by the Registrant if all of the units are sold at the $2.00 per unit offering price available to the Registrant's existing members during the first forty-five days following the Effective Date of the offering.

(2)
If the Registrant's existing members do not purchase all of the Class A Capital Units during the first forty-five days following the Effective Date of the offering, then the offering price per unit will rise to $2.50 per unit but the Registrant will issue fewer units such that the Maximum Aggregate Offering Price will still be $11,250,000, plus administrative fees of $200.00 for each new member.

(3)
Includes a maximum of $360,000.00 of membership administrative fees that the Registrant will receive if all of the Class A Capital Units are sold to new members acquiring 2,500 units each, which is the minimum number of units a new member may purchase.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Preliminary Prospectus
Subject to Completion, dated June 8, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

South Dakota Soybean Processors, LLC

100 Caspian Avenue, Post Office Box 500
Volga, South Dakota 57071
(605) 627-9240

Prospectus

Class A Capital Units

at a price of

$2.00 per Unit until [45 days after Effective Date], 2004 (Existing Members Only)

~ or~

$2.50 per Unit after [45 days after Effective Date], 2004

Investment Minimum:	1,000 Units for Existing Members 2,500 Units for New Members	Maximum Offering: $11,250,000

This is a public offering of capital units of South Dakota Soybean Processors, LLC, a South Dakota limited liability company. We intend to use the proceeds of up to $11,250,000 from this offering, less expenses that we estimate to be approximately $80,000, to pay for a portion of the acquisition price of a polyurethane business, to fund other vertical integration and for general working capital. This prospectus contains important information about our business and the terms of this offering that you should read carefully before making a decision to invest in the capital units we are selling in this offering.

Offering Terms.    We are selling Class A capital units of South Dakota Soybean Processors. If you are already a member of South Dakota Soybean Processors, you may subscribe for units in this offering at a price of $2.00 per unit until [45 Days after Effective Date], 2004. If the offering is not fully subscribed by our current members during this initial phase, the offering opens up to new investors and the price increases to $2.50 per unit for all subscriptions received on or after [46 Days after Effective Date], 2004. Each new member must also pay a one-time administrative fee of $200. We are directing this offering primarily at investors in South Dakota and other states where most of our current members reside; however, we may consider subscriptions from a limited number of investors in other states. You do not have to be an agricultural producer or deliver soybeans to purchase capital units.

Capital Unit Terms.    Capital units purchased in this offering will share distributions (if any) equally on a per unit basis and have the same voting rights as all existing capital units. Each member has a single vote on all matters coming to a vote of the members regardless of ownership percentage.

Subscription and Closing.    To purchase capital units in this offering, you must submit at least 40% of your subscription amount in cash along with a completed subscription agreement and a promissory note for the balance of your subscription amount. In addition, if you are a new member, you must sign a copy of our Operating Agreement and pay the $200 administrative fee. Subscriptions will generally be accepted in the order received up to the maximum offering amount. If we do not accept your subscription agreement, your purchase price deposit and administrative fee (if any), will be promptly returned to you without interest. We intend to close this offering by the earlier of October 31, 2004 or the date we have raised the maximum offering; however, we may extend the offering until no later than December 31, 2004 to raise up to the maximum offering.

Proceeds.    We are selling the capital units directly to investors on a best efforts basis, without using an underwriter or agent. Accordingly, we will not pay any underwriting discounts or commissions, and the proceeds to South Dakota Soybean Processors, before expenses, will be $2.00 per capital unit for subscriptions received on or before [45 Days after Effective Date], 2004 and $2.50 per capital unit for subscriptions received on or after [46 Days after Effective Date], 2004, for a total of $11,250,000, plus new member administrative fees, if we sell the maximum offering.

CAUTION!

Investing in South Dakota Soybean Processors involves significant risk. Please see "Risk Factors" beginning on page 7 to read about important factors you should consider before purchasing capital units. The capital units will not be listed on any national securities exchange or traded in any over-the-counter markets and you will not be able to transfer them freely. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2004.

TABLE OF CONTENTS

Summary	1
Offering Price for Capital Units	6
Risk Factors	7
Cautionary Statement Regarding Forward-Looking Information	15
Selected Financial Data	16
Market for Capital Units	17
Management's Discussion and Analysis of Financial Condition and Results of Operations	19
Quantitative and Qualitative Disclosure about Market Risk	31
Business	32
Management	38
Certain Relationships and Related Transactions	47
Description of Capital Units	48
Federal Income Tax Consequences	54
Plan of Distribution	63
How to Purchase Capital Units	63
Legal Matters	65
Where You Can Find More Information	65

FINDING IMPORTANT INFORMATION

        This document contains important information about South Dakota Soybean Processors, LLC that you should read and consider carefully before you decide whether to invest. The principal sections of this document are located on the pages referenced in the Table of Contents. Some of the documents related to the offering are included as appendices to this document. We have also filed additional information with the Securities and Exchange Commission in a registration statement relating to this prospectus. Please see "Where You Can Find More Information" to find out how to get copies of that information. If you have any questions regarding how to subscribe or about completing your subscription agreement, you may contact Lucas Uecker, one of our staff accountants, by telephone at (605) 627-6138 or by e-mail at luecker@sdsbp.com.

IMPORTANT NOTICES TO INVESTORS

        We have only registered our capital units with the United States Securities and Exchange Commission under the Securities Act of 1933 and with state securities regulators in the following states where the majority of our current members reside: Illinois, Iowa, South Dakota, Minnesota, and North Dakota. We are only planning to accept subscriptions and sell capital units to individuals and entities located in these states; however, we may consider accepting subscriptions from interested investors located in other states if we are able to comply with the applicable securities law regulations in such states and it is not impractical, unduly burdensome or unreasonably expensive to do so, in the discretion of our Board of Managers.

        We may reject your subscription, in whole or in part, for any reason. If we choose to accept your subscription, one of our officers or managers will countersign a copy of your subscription agreement and return it to you. This is the only way we will accept your subscription. Please read the more detailed information about subscribing under "How To Purchase Capital Units."

        We have not authorized anyone except our Board of Managers and Chief Executive Officer to make any representations or distribute any information with respect to the capital units except the information contained in this prospectus or in our filings with the Securities and Exchange Commission. You should only rely on this prospectus in making an investment decision. You should not rely on any other offering literature, advertising or other information in any form that anyone else may give you.

SUMMARY

        This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. We urge you to read this entire document carefully and the documents it refers to in order to understand the transaction fully and for a complete description of the capital units we are offering. For additional information about a particular topic, please refer to the sections of this document referenced in the discussion below.

The Company

        South Dakota Soybean Processors, LLC (SDSP) owns and operates a soybean processing plant, a SoyOyl® production facility and a soybean oil refinery in Volga, South Dakota. We began producing crude soybean oil, soybean meal and soybean hulls in late 1996. Since then we have expanded our business to include the development of new product lines and management services, but our main business continues to be processing locally grown soybeans into soybean meal and soybean oil. Soybean meal is primarily sold to resellers, feed mills, and to livestock producers as livestock feed, and since the completion of our refining facility in 2002, we have processed most of the crude soybean oil we produce into a product known as refined and bleached oil. We sell our refined and bleached oil to a manufacturer of various retail and bulk food products where it is further processed for human consumption.

        In addition to our main soybean processing business, we began providing management services to Minnesota Soybean Processors (MnSP) in 2000 and expect to complete the acquisition of a minority interest in MnSP in 2004. We have also developed a close relationship with Urethane Soy Systems Company (USSC), which has developed a bio-based polyol made from soybean oil called SoyOyl®. In 2000 we made a minority investment in USSC and became its exclusive supplier of SoyOyl until 2014. In early 2003, we became the majority owner and assumed management control of USSC.

        We plan to maintain a competitive position in the marketplace by producing high quality products, operating a highly efficient operation at the lowest possible cost, and adding value to our products. We plan to increase our cost efficiency by increasing daily production capacity and to add value to our products by investing in further processing of our products and by developing and reviewing new applications for our products in the plastics and energy fields.

        Our primary business objective is to maximize cash distributions to our members from the profits generated through our operations and investments. At the same time, our management recognizes the need to maintain our financial strength, and to consider and implement growth strategies that will allow us to continue meeting these objectives over time. As part of that strategy, we acquired a controlling interest in USSC in January 2003. The proceeds of this offering will be used primarily to pay a portion of the acquisition price of our interest in USSC.

        SDSP was originally organized as a South Dakota cooperative in 1993 and reorganized as a South Dakota limited liability company in July 2002. Our members are primarily farmers in South Dakota and neighboring states. Our offices are located at 100 Caspian Avenue, Post Office Box 500, Volga, South Dakota 57071, and our telephone number is (605) 627-6100.

The Offering

        This is a public offering of Class A capital units representing membership interests in SDSP. We are seeking to raise proceeds of up to $11,250,000, before expenses estimated to be approximately $80,000, on the terms described on the cover page to this prospectus. During the initial phase of this offering, we are making a limited offer to sell capital units to our current members only at a price of $2.00 per unit. The initial phase will last until [45 days after Effective Date], 2004. Thereafter, if the offering is not already fully subscribed, the price increases to $2.50 per unit and the offering becomes opens to the public. Any current member who subscribes after the initial phase is complete will pay the same $2.50 per unit price as is being offered to the general public. Our capital units are described under "Description of Capital Units and Operating Agreement" below. We intend to use the proceeds of this offering to pay for a portion of the acquisition price of USSC, to fund other vertical integration and for general working capital.

        To participate in this offering, existing members of SDSP are required to purchase a minimum of 1,000 units, which is a minimum investment of $2,000 if completed during the initial phase, or $2,500 after [45 days after Effective Date], 2004. According to our Operating Agreement, members must own a minimum of 2,500 capital units and no more than 1.5% of our outstanding capital units. Therefore, if you are not currently a member, you must purchase a minimum of 2,500 units, which is a minimum investment of $6,250 (plus a $200 administrative fee), to participate in the offering. We will promptly refund to you any portion of your subscription amount that would exceed 1.5% of our outstanding capital units when added to your existing capital units (if any).

        If you wish to purchase capital units, you should follow the procedures outlined under "How to Purchase Capital Units" in this prospectus. To purchase capital units you will be required to submit a signed Subscription Agreement, a check for at least 40% of the entire subscription price, and a promissory note for the balance of the subscription price. The principal amount of the promissory note will be due in two equal payments on January 3, 2005 and October 1, 2005, provided that for existing members up to half of the October 1, 2005 installment payment may be deferred at your option and repaid through our retention of all or a portion of future distributions that would otherwise be made to you on your existing and newly-acquired capital units as long as you have made your other payments in a timely manner. The promissory notes will be recourse notes, which means you will be personally liable to us to repay the note. Your promissory note will be secured by a pledge to us of the capital units that you are purchasing. If you fail to pay any outstanding balance on your promissory note, we may redeem all or part of your capital units and retain all of the purchase price for your capital units that you have previously paid as liquidated damages. We will also have the right to setoff against the overdue amounts on your promissory note any amounts that would be distributed to you as cash distributions on the capital units or any other amounts that we may owe you. Alternatively, we may pursue any legal or equitable remedy available to us under the note including without limitation, suing you to recover the principal balance with interest incurred since the due date and all costs and expenses, such as attorney's fees, incurred to collect on the promissory note.

        New members will also need to submit an executed counterpart signature page to our Operating Agreement and pay the one-time administrative fee of $200.00. We plan to generally accept subscriptions in the order received if you have complied with the subscription procedures described in this prospectus. However, we reserve the right to reject any subscription in whole or in part. For example, we may reject all or part of your subscription if the offering is oversubscribed and you are not currently one of our members or if your ownership is close to the 1.5% maximum ownership limit set in our Operating Agreement. If we do not accept all or any part of a subscription, funds represented by such rejected subscription will be returned to the subscriber, without interest thereon or deduction therefrom. Notwithstanding the foregoing, we will not accept any subscription agreements if we have received any legal orders prohibiting the offering or orders from the Securities and Exchange Commission revoking the effectiveness of our registration statement relating to this offering.

        This offering will terminate upon the earlier to occur of (i) the sale of the maximum offering amount or (ii) October 31, 2004, unless extended by us, in our sole discretion, and without prior notice to investors, until no later than December 31, 2004. In determining whether to extend the offering, our Board of Managers will evaluate the progress of the offering, our financial condition and plan of operations and the indications of interest by members and the general public in an extension of the offering. In the event that the terms of the offering are changed, including any extension of the termination date of the offering, we will amend the registration statement of which this prospectus forms a part to reflect the change and notify all investors in writing by means of a prospectus supplement as required.

        In this offering we are selling capital units directly to investors on a best efforts basis. We are not using any underwriter or agent to sell capital units in this offering and will not pay any underwriting discounts or commissions that would reduce the proceeds to SDSP from the offering. We may terminate the offering at any time at the discretion of the Board of Managers.

Use of Proceeds

        We intend to use about half of the proceeds of this offering, approximately $5.3 million, to pay for a portion of the purchase price for the controlling shares we bought in USSC as it becomes due. The remainder of the purchase price for shares of USSC that we purchased directly from its shareholders is due in three equal annual installments of $891,000 with the final payment due in October 2006. The remainder of the purchase price for the newly-issued shares of USSC that we purchased from the company are due in seven equal quarterly installments of $375,000 with the final payment due in October 2005. The outstanding balances for our purchase of these shares do not bear any interest. Pending payment of the installments on the purchase price for the shares of USSC, we intend to temporarily pay down existing indebtedness on our line of credit with CoBank that bore interest at an annual rate of 3.42% as of March 31, 2004.

        We intend to use the balance of the proceeds to pay the expenses of the offering estimated to be $80,000, to fund potential expansion into biodiesel production and other as yet unspecified vertical integration opportunities in the plastics and energy fields and for general working capital. If we sell less than the maximum amount of the offering, we will rely upon our lines of credit and operating funds to pay the purchase prices for the USSC acquisition and reduce our planned funding of biodiesel production and other vertical integration opportunities if necessary. The following table sets forth our anticipated use of the proceeds of this offering if the maximum offering is sold or if less than the maximum amount of the offering is sold:

	Percentage of Offering Sold
	25%	50%	75%	100%
USSC acquisition	$2,732,500	$5,300,000	$5,300,000	$5,300,000
General, administrative and working capital purposes	—	$245,000	$2,057,500	$3,870,000
Biodiesel and other vertical integration opportunities	—	—	$1,000,000	$2,000,000
Offering expenses	$80,000	$80,000	$80,000	$80,000
TOTAL	$2,812,500	$5,625,000	$8,437,500	$11,250,000

        The above amount and allocation for use of the estimated net proceeds of this offering represent our best estimate based on current conditions and assumptions as to anticipated levels of cost among the foregoing categories. To the extent that opportunities to expand into biodiesel production or other vertical integration opportunities in the plastic and energy fields are not available, we plan to use the proceeds of this offering for general, administrative and working capital purposes. Accordingly, although no material changes are currently contemplated in the proposed uses of the estimated net proceeds, such uses may be changed by reason of business conditions existing at the time of expenditure.

        The Board of Managers considered a number of alternatives to finance the USSC acquisition. Some of these alternatives included:

  •
  increasing our existing credit facilities or taking out new credit lines;

  •
  using earnings from operations by reducing future distributions to members; and

  •
  spinning the investment off into a new entity to be funded through an initial public offering.

        After considering the advantages and disadvantages of these various options, the Board determined that, in its judgment, selling additional capital units of SDSP would be in the best interests of SDSP and its members as a whole.

Impact on Current Members

        Selling additional capital units in this offering will increase the number of our outstanding capital units and decrease the percentage ownership of the current members of SDSP, unless the current members purchase all of the capital units offered in this offering. If current members purchase all the capital units offered, their respective percentage interests will change depending upon whether and to what extent they each participate in the offering. To the extent capital units are purchased by new members, current members will receive a lower percentage of our cash distributions. While we cannot guarantee you that USSC will ever generate enough profit to recuperate our investment, the Board believes that SoyOyl® has additional untapped market potential and that we will be better positioned to develop the market as the majority owner.

Rights of Members

        Articles of Organization; Operating Agreement of the LLC.    Your rights as a member of SDSP will be governed by our Articles of Organization, Operating Agreement and South Dakota law. We have attached our Operating Agreement as Appendix A to this Prospectus and encourage you to read it carefully. This is the primary legal document that governs the purpose, powers and internal affairs of SDSP.

        Cash Distributions.    You will be entitled to receive a proportionate share of any cash or other distributions declared by our Board of Managers based upon the number of capital units you own. Under the terms of the Operating Agreement, the Board is required to distribute 30% of our net income, unless net income does not exceed $500,000 or such a distribution would violate or cause a default under the terms of our debt financing or other credit facilities or is otherwise prohibited by law. Any other distributions are entirely at the discretion of the Board of Managers, and there is no guarantee as to when or if we will generate sufficient profits to make distributions at any particular level or that we will make any distributions at all. If we makes distributions, we will make them proportionately to all members on a per unit basis.

        Voting Rights.    Each member of SDSP is entitled to one vote on all matters submitted to a vote of the members, regardless of the actual number of capital units owned, similar to the voting structure of a traditional producers' cooperative.

        Members are entitled to vote on the following matters:

  •
  any merger, sale of all or substantially all of our assets or voluntary dissolution;

  •
  election and removal of individuals serving on the Board of Managers;

  •
  an increase or decrease in the number of individuals serving on the Board of Managers;

  •
  changes in the geographical boundaries of the districts from which Managers are elected;

  •
  an amendment to our Articles of Organization or Operating Agreement; and

  •
  any other matters referred to a vote of the members by the Board of Managers.

        All matters that are subject to a vote of our members will be decided by the vote of a majority of members, other than the following:

  •
  director elections will be decided by a plurality of the members within a particular district; and

  •
  any merger, sale of all or substantially all of our assets or voluntary dissolution must be approved by two-thirds of the members.

        The Board of Managers will decide all other matters in its discretion.

        Board of Managers.    The Board of Managers consists of three individuals from each of our seven geographic districts, for a total of 21 Board members. The Board members serve staggered three-year terms and are elected to office by the members on a district by district basis.

        The Board of Managers and the officers appointed by the Board are responsible for the general management and affairs of SDSP, including managing the soybean processing plant, approving and administering transfers of capital units, and supervising our bookkeeping and other administrative matters. Most actions of the Board of Managers must be approved by a majority of managers present at any meeting at which a quorum is present, although certain actions require a super majority of two-thirds of the managers.

        No Public Market; Restrictions on Trading.    We must strictly restrict transfers of our capital units in order to preserve our preferential single-level tax status. You will not be able to trade your capital units on any national securities exchange or in any over-the-counter market. All transfers must be approved by the Board of Managers, which will not recognize any transfer that would result in the loss of our partnership tax status. The Board will generally approve sales or gifts of capital units to qualified family members and transfers upon death. In addition, you may be able to offer your capital units for sale through a trading service that will be operated by a registered broker-dealer, but the Board will strictly limit total annual sales. This means that you may not be able to sell your capital units at the time or price you would like to, if at all.

Risk Factors

        Investing in SDSP involves substantial risks that you should consider carefully. You should understand that you could lose your entire investment, since there is no guarantee that we will be able to continue operating profitably. You should review all of the risk factors, beginning on page 6.

        Here are some of the important factors that you should consider before purchasing capital units:

  •
  There is no minimum number of capital units that must be sold before we accept your subscription and invested funds. We may not be able to collect on all investors' promissory notes. There can be no assurance that we will sell all of the capital units offered hereby or receive all of the proceeds from the capital units that we sell. If we fail to raise enough proceeds from this offering we will have to fund the USSC acquisition through other means and it could limit our ability to accomplish our other goals.

  •
  The market for our products may not continue to grow, changes in regulation could make production uneconomical, or other factors could prevent us from operating profitably.

  •
  Because we are organized as a limited liability company and will be taxed as a partnership, our income will be attributed to our members and you may have to pay tax on earnings even if we do not make any distributions to you. If we have losses, you may not be able to deduct such losses due to restrictions on passive activity losses.

  •
  If we were to be treated as a corporation instead of a partnership for tax purposes, there would be a company-level tax imposed on our income, which would reduce distributions to members.

    Distributions to members would then generally be taxed as dividends to the extent of our current and accumulated earnings and profits.

  •
  The capital units will not be listed on any national securities exchange or otherwise traded in any over-the-counter markets and you will not be able to transfer them freely. We are planning to implement an alternative trading system for our capital units; however, there are a number of regulatory requirements that have not yet been satisfied. We do not know when we will be able to implement such a system nor how the system will operate, and even when the system is implemented there will still be significant restrictions on trading and you may not be able to easily liquidate your investment.

Accounting Period

        Limited liability companies are required to have a fiscal year that corresponds with the fiscal year of capital unit holders constituting a majority in interest. Accordingly, our year-end is December 31 of each year, corresponding to the year-end of the majority of our capital unit holders.

Federal Income Tax Consequences

        As a limited liability company, we have elected to be taxed as a partnership. Accordingly, we do not pay any federal income tax on our taxable income and instead pass our taxable income or loss on to our members in proportion to their ownership interests. When we allocate income or loss to our members, you will be taxed on that income or, subject to substantial restrictions, you may deduct that loss. You will be liable for this tax regardless of whether we actually distribute cash or property to you.

        The IRS has not taken a determinative position on whether LLC members are subject to self-employment tax with respect to distributions of earnings; however, based on proposed IRS regulations, we do not expect that you will be subject to self-employment tax on distributions that are based on your capital unit ownership. These proposed IRS regulations may not be finalized, but they provide guidance to taxpayers in the absence of authority to the contrary.

        You will be sent a K-1 indicating your distributive share of the taxable income of the LLC. Along with the K-1, you will receive a check as a distribution of your cash portion of your allocation, if any. We expect that this will take place within three months of the end of the calendar year. Those members filing returns that are due March 1 may need to file for an extension to accommodate the tax requirement.

OFFERING PRICE FOR CAPITAL UNITS

        Our Board of Managers has arbitrarily determined the offering price of our capital units, and the offering price is not based on book value, net worth, earnings or other generally accepted criteria of value. Instead, the Board set the offering price based in part on the historical trading price of our predecessor cooperative's equity shares, the anticipated market for newly-issued capital units, and the future outlook of our operations. The Board of Managers gave greater weight to the future outlook of operations, because the majority of the proceeds from the offering will be used to fund SDSP's acquisition of USSC and its development and expansion of the market for SoyOyl.® The Board believes that greater weight should be given to the anticipated benefits of this new market potential, rather than the historical trading price of the predecessor cooperative's equity shares. The Board also considered anecdotal and informal information gathered by Board members regarding the anticipated demand for newly-issued capital units by members of the Company and potential new investors from the area. We, however, make no representation as to any objectively determinable value of the capital units.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. For the reasons explained below, owning capital units of South Dakota Soybean Processors, LLC involves a high degree of risk and you should consider them carefully before investing.

Offering-Related Risks

        We arbitrarily determined the offering price of the capital units.    The offering price of the capital units was arbitrarily determined by our Board of Managers and is not based on book value, net worth, earnings or other generally accepted criteria of value. Instead, the Board set the offering price based in part on the historical trading price of our predecessor cooperative's equity shares, the anticipated market for newly-issued capital units, and the future outlook of our operations. We make no representation as to any objectively determinable value of the capital units.

        We are selling the capital units on a best efforts basis with no minimum.    We are offering to sell the capital units on a best efforts basis, and there is no minimum number of capital units that must be sold before we accept your subscription and invested funds. The proposed use of the estimated net proceeds set forth herein assumes the sale of all of the capital units offered hereby. If we do not raise all or significant portion of the maximum offering amount, we will have to find other means to fund the remaining payments for the acquisition of our USSC shares, and the alternatives could be on less attractive terms and negatively impact our ability to accomplish our other goals.

        We may not be able to fully collect on investors' promissory notes for subscriptions.    Only 40% of each investor's subscription amount will be due in cash at the time the subscription agreement is submitted. The remainder will be due in two equal payments on January 3, 2005 and October 1, 2005 pursuant to a promissory note. We are subject to the risk that subscribers may default on their payment obligations under their promissory notes. If a significant number of subscribers default and we are unable to enforce their obligations or choose to redeem their capital units instead of pursuing legal remedies, we could have insufficient capital to fund the remaining payments on our USSC shares or complete value-added opportunities that we would otherwise consider.

        There is no public market for the capital units.    We do not intend to apply for listing of our capital units on any stock exchange or on The Nasdaq Stock Market. Our Operating Agreement contains extensive restrictions on transfer of the capital units. In addition, transferability of the capital units is restricted by federal and state law. It may be difficult or impossible for you to sell your capital units when you desire to do so. Therefore, you may be required to bear the economic risks of owning our capital units for an indefinite period of time.

        There are significant restrictions on transferring the capital units.    To maintain preferential partnership tax status, our capital units may not be traded on an established securities market or readily tradable on a secondary market. To help ensure that a market does not develop, our Operating Agreement prohibits transfers other than through the procedures specified in our Capital Units Transfer System. Under this system, all transactions must be approved by the Board. The Board will generally approve transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the federal tax code. Permitted transfers include transfers by gift or sale to qualified family members and transfers upon death. If you transfer units in violation of the publicly traded partnership rules or without the prior written consent of the Board, the transfer will be considered null and void and the Board will have the option to redeem your capital units at a substantial discount. These restrictions on transfer could reduce the value of your capital units.

        We are not currently permitting trading in our capital units, other than for the limited permitted private transfers discussed above that are subject to the approval of our Board of Managers. We have requested a private letter ruling from the IRS, regarding whether the contemplated structure of a proposed form of alternative trading service will comply with the IRS's safe-harbor provisions from the publicly-traded partnership rules. See "Market for Capital Units." If we do not receive a favorable ruling, we will be required to restructure our proposed alternative trading service.

        We are organized as a limited liability company rather than a corporation, and as a result you will not be entitled to certain rights that are commonly granted to shareholders of corporations.    We were originally formed as a cooperative in 1996 and reorganized as a limited liability company in 2002, but continue to have many of the governance restrictions typical in a cooperative. As a member, you will be subject to the restrictions set forth in our Operating Agreement, and accordingly your rights may differ from those typically available to a shareholder of a corporation. For example, you will be granted only one vote on matters submitted to a vote of our members regardless of the number of capital units that you own. In addition, you will not have the right to vote by proxy and, unless the Board chooses to permit write-in ballots for a particular member meeting, you will be required to attend the meeting in person in order to vote on a matter presented at the meeting. You will also only be permitted to vote for members of the Board of Managers from the district in which you reside. As a result of these provisions, your governance rights may be much more limited than that typically available to a shareholder of a corporation.

Operating Risks

        Higher than anticipated operating costs could reduce profitability.    In addition to general market fluctuations and economic conditions, we could experience significant cost increases associated with the ongoing operation of the soybean processing and refining plant or our interest in USSC caused by a variety of factors, many of which are beyond our control. These cost increases could arise from an inadequate local supply and resulting increased price for soybeans that is not accompanied by an increase in the price for soybean oil and meal. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the plant. Adequacy and cost of electric and natural gas utilities could also affect our operating costs. Changes in price, operation and availability of truck and rail transportation may affect our profitability with respect to the transportation of soybean meal, oil and other products to our customers.

        In addition, the operation of the soybean processing and refining plant is subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, and other matters. If any of these regulations were to change, it could cost us significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the plant, including the possibility of required additional permits and licenses. We might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. We will be subject to all of these regulations without regard to whether the operation of the plant is profitable.

        Our costs could also increase as a result of various factors, including significant international crises, acts of terrorism, or war, which could adversely impact our business, financial condition and results of operations. We could be adversely affected by the threat of terrorist attacks and military actions conducted by the United States and others that increase energy costs.

        Increases in the production of soybean meal or refined and bleached soybean oil could result in lower prices for soybean meal or refined and bleached soybean oil and have other adverse effects.    We expect that existing soybean processing and refining plants will construct additions to increase their production and that new soybean processing and refining plants will be constructed as well. If there is not a corresponding increase in the demand for soybean meal and refined and bleached soybean oil or if the increased demand is not significant, the increased production of soybean meal and refined and bleached soybean oil may lead to lower prices for soybean meal and refined and bleached soybean oil. The increased production of soybean meal and refined and bleached soybean oil could have other adverse effects as well. For example, the increased production of soybean meal and refined and bleached soybean oil could result in increased demand for soybeans which could in turn lead to higher prices for soybeans, resulting in higher costs of production and lower profits if we are not able to lock in satisfactory margins on future soybean purchases and soybean meal and refined and bleached soybean oil sales.

        Hedging transactions involve risks that could harm our profitability.    To reduce our price change risks associated with holding fixed price commodity positions, we generally take opposite and offsetting positions by entering into commodity futures contracts (either a straight futures contract or an options futures contract) for soybeans and soybean meal and crude soybean oil on the Chicago Board of Trade. While hedging activities reduce our risk of loss from increasing market values of soybeans, such activities also limit the gain potential which otherwise could result from significant decreases in market prices of soybeans. Our policy is to generally maintain hedged positions within limits, but we can be long or short at any time. In addition, at any one time, our inventory and purchase contracts for delivery to the plant may be substantial, which could limit our ability to adjust our hedged positions. If our risk management policies and procedures that guide our net position limits are inadequate, we could suffer adverse financial consequences.

        We operate in an intensely competitive industry and we may not be able to continue to compete effectively.    We may not be able to continue to successfully penetrate the markets for our products. The soybean processing business is highly competitive, and other companies presently in the market, or that could enter the market, could adversely affect prices for the products we sell. We compete with other soybean processors such as Archer-Daniels Midland, Cargill, Bunge, and Ag Processing (AGP), among others, all of which are capable of producing significantly greater quantities of soybean products than we do, and may achieve higher operating efficiencies and lower costs due to their scale.

        To produce soybean oil and meal, we must purchase significant amounts of soybeans, which are subject to disease and other agricultural risks.    Production of soybean oil and meal at the plant requires significant amounts of soybeans. Soybeans, like other crops, are affected by weather conditions. A significant reduction in the quantity of soybeans harvested due to adverse weather conditions, disease or other factors could result in increased soybean costs with adverse financial consequences to our operations. Significant variations in actual growing conditions from normal growing conditions may adversely affect our ability to procure soybeans for the plant. We have no definitive agreements with any soybean producers to provide soybeans to the soybean plant.

        Our profitability is also influenced by the protein and moisture content of the soybeans in the local growing area.    The northern portion of the western soybean belt, where our plant is located, typically produces a lower protein soybean resulting in a lower protein soybean meal. Because lower protein soybean meal is sold at a lower price, we may not be able to operate as profitably as soybean processing plants in other parts of the country. If adverse weather conditions further reduce the protein content of the soybeans grown in our area, our business may be materially harmed because we will be required to sell our soybean meal at discounted prices to our customers.

        In addition the moisture content of the soybeans that are delivered to our plant also influences our profitability and the efficiency of our plant operations. Soybeans with high moisture content require more energy to dry them before they can be processed. While we may recover some of these extra energy costs by paying producers less for high moisture soybeans, these savings may not be sufficient to offset our additional operating expenses.

        Interruptions in energy supplies could have a material adverse impact on our business.    Soybean processing requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for any extended period of time, it will have a material adverse effect on our business. If we were to suffer interruptions in our energy supply, our production would likely fall and the profitability of our business would be harmed.

        Because soybean processing and refining is energy intensive, our business will be materially harmed if natural gas and electricity prices increase substantially.    Natural gas and electricity prices have historically fluctuated significantly. We have the ability to convert our natural gas burning boiler to diesel fuel on a day's notice; however, increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

        We are reliant on one customer to purchase the refined and bleached oil that we produce.    We currently sell all of the refined and bleached soybean oil that we produce to ACH Foods Company, Inc. under an eight year supply agreement. If ACH Foods breaches its obligations under this contract and we are unable to locate other customers for our refined and bleached oil, or if we are unable to locate other customers for our excess crude oil, we may have to sell our oil at discounted prices and our business could be materially harmed.

        There is a limited market for the refined and bleached oil that we produce.    The refined and bleached soybean oil that we produce must be deodorized before it can be used in food products. There are a limited number of customers who purchase refined and bleached soybean oil that has not been deodorized. If ACH Foods breaches its obligations under its supply agreement with us or does not renew its supply agreement, we may have difficulty locating other customers for our refined and bleached oil and may be required to acquire additional equipment to deodorize our refined and bleached oil so that we can sell it directly to food manufacturers.

        Transportation costs are a factor in the price of soybean oil and meal and increased transportation costs could adversely affect our profitability.    Soybean oil may be shipped by trucks, rail cars, and barges. Added transportation costs are a significant factor in the price of soybean oil, and we may be more vulnerable to increases in transportation costs than other producers because our location in Volga is more remote than that of most of our competitors. Today most of our products are sold FOB Volga, South Dakota and those that are not have the full transportation cost added to the contract. Transportation costs do not currently affect our margin directly; however the added costs could eventually affect demand for our products.

        We are dependent on our management and other key personnel, and loss of their services may adversely affect our business.    Our success and business strategy is dependent in large part on our ability to attract and retain key management and operating personnel. This can present particular challenges for us because we operate in a specialized industry and because our business is located in a rural area. Such individuals are in high demand and are often subject to competing employment offers. In particular, our success is dependent on our ability to retain the services of Mr. Christianson, our Chief Executive Officer, and Mr. Kersting, our Commodities Manager. The loss of the services of Messrs. Christianson or Kersting, or the failure of such individuals to perform their job functions in a satisfactory manner, would have a material adverse effect on our business prospects. In addition, we do not currently have a chief financial officer, and our management and key personnel along with the assistance of outside advisors are assuming the functions that our chief financial officer previously performed. We are evaluating our needs to determine whether we will hire a person to serve as our chief financial officer.

        There may be conflicts of interest in our business structure.    Conflicts of interest may exist or develop in the structure and operation of our business which could harm our business. For example, because our board members and officers are in a position to substantially influence our business, conflicts of interest may arise. All of our board members own capital units and our officers will be eligible to purchase capital units in this offering. In addition, from time to time, we may enter into contracts or other arrangements with one or more board members or officers or their affiliates. As a result, the interests of our board members and officers may not be the same as yours. The investment decisions of any of our board members or officers should not be relied upon as an indication of the merits of this offering.

        We have made a significant investment in Urethane Soy Systems Company, which is a development stage company with historical operating losses.    In January 2003, we became the majority owner of USSC. USSC is a development stage company that has limited operating history. To date, USSC has been engaged primarily in research, development and preliminary sales of SoyOyl®, a polyol made from soybean oil used to make polyurethane foam products. USSC had net losses of approximately $1.1 million and $690,000 for the years ended December 31, 2003 and December 31, 2002, respectively, and has generated limited revenues. If USSC does not achieve profitable operations, the profitability of our operations will be adversely affected and the value of our investment in USSC will diminish.

        USSC does not expect any significant net income for the foreseeable future. Ultimately, USSC's ability to commercialize SoyOyl will depend, among other things, on the performance of the product as compared to alternative polyols, successful completion of its ongoing development activities, its ability to market the product, and the relative cost to the customer of SoyOyl as compared to alternative polyols. If SoyOyl is not successfully commercialized or marketed and fails to achieve market acceptance, USSC will likely not achieve or sustain profitable operations and we may be required to abandon our investment in USSC.

        The success of our ownership in USSC is dependent upon market acceptance of SoyOyl.    USSC's future success, if any, is significantly dependent on acceptance of SoyOyl in the markets targeted by USSC. USSC developed SoyOyl in 1998 and has experienced limited success in having manufacturers of materials using polyols substitute SoyOyl for petroleum-based polyols. Common acceptance of USSC's technology will be dependent, among other things, upon its ease of use, reliability, price and increased consumer demand for bio-based products. Even if the advantages of SoyOyl are established, we are unable to predict how quickly, if ever, SoyOyl will be generally accepted by manufacturers as a substitute for petroleum-based polyols.

        The producers of petroleum-based polyols have economic resources superior to USSC, which may make it difficult for USSC to compete with them.    USSC competes with producers of petroleum-based polyols, such as Dow BASF and Huntsman. These companies have significantly greater resources than either we or USSC have to market SoyOyl.

        We may not be able to manage the recent expansion of the scope of our operations into soybean oil refining, polyol production and management of a second soybean processing plant.    The recent beginning of soybean oil refining and the expansion of our management role in USSC may place increasing demands on our existing management and operations. In addition, our existing management is now overseeing MnSP's operations in Brewster, Minnesota as well as our soybean processing and refining plant in Volga, South Dakota. Our future growth and profitability will depend on, among other things, our ability to successfully attract, train, motivate, manage and retain new and existing employees and to continue to improve our operational, financial and management information systems. Our management may be presented with unforeseen challenges in effectively managing the diversification and expansion of our business. Management's inability to manage our growth effectively could have a material adverse effect on our business, financial condition and results of operations.

        USSC is reliant on its patents and other proprietary rights related to SoyOyl.    USSC has three U.S. patents related to SoyOyl; however, USSC's right to manufacture and market SoyOyl may be limited if it infringes on valid patents held by others. USSC has not undertaken or conducted any comprehensive patent infringement searches or studies. If any such third parties hold any such conflicting rights, USSC may be required to resort to litigation to defend such rights, resulting in substantial costs and diversion of management's attention. If USSC lost such litigation, USSC may be required in the future to stop making, using or selling SoyOyl or to obtain licenses from and pay royalties to others, which could have a significant and material adverse effect on its operations. In addition, other companies may develop substantially equivalent proprietary information which is not covered by USSC's patent rights. If USSC is not able to adequately protect its registered trademark SoyOyl, trade secrets, know-how and continuing technological innovations to develop and maintain a competitive advantage, USSC could be forced to abandon its production and marketing of SoyOyl.

        USSC also relies on unpatented trade secrets to protect its proprietary technology. USSC attempts to protect its proprietary technology through confidentiality, non-compete and other similar agreements with its employees, including employment agreements with certain of its executive officers, but the confidentiality provisions in these agreements may not be enforceable under the applicable laws of certain states. Other entities may independently develop or otherwise acquire equivalent technology or gain access to USSC's proprietary technology, which could decrease its value to USSC.

Debt-Related Risks

        Our third party debt financing may reduce profitability and increase the risk of the loss of your entire investment.    As of March 31, 2004, we had approximately $21.6 million of outstanding indebtedness, and an additional $8.1 million available under our lines of credit. The use of debt financing increases the risk that we will not be able to continue operating profitably because we will need to make principal and interest payments on this indebtedness. Debt financing also exposes you to the risk that your entire investment could be lost in the event of a default on the indebtedness and a foreclosure and sale of our assets for an amount that is less than the outstanding debt.

        Debt service and restrictive loan covenants limit our ability to make cash distributions to our members and could have other important consequences.    Our debt service requirements may make us more vulnerable to economic or market downturns. If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. The terms of such alternative could be less favorable than existing terms. In addition, our debt financing agreements contain numerous financial and other restrictive covenants. These covenants and obligations limit our ability to make cash distributions to our members.

        As of March 31, 2004, we had working capital of only $6.0 million and, accordingly, were in violation of our minimum working capital loan covenant with CoBank which requires us to maintain at least $7.0 million of working capital. CoBank provided us with a waiver of the loan covenant for March and April 2004. We are in discussions with CoBank regarding an extension of this waiver through September 2004 and modifications of our debt agreements that would reduce our working capital requirements. Such modifications would provide us with the ability to meet the loan covenants based on our anticipated operations. However, if the conditions in the soybean market worsen through the fall of 2004, and we have not completed this offering, we expect that we will need an additional amendment to modify the terms, or an extended waiver of the minimum working capital loan covenant for the remainder of 2004. We do not know whether we will be able to obtain such an amendment or waiver. Absent an amendment or waiver, we may be out of compliance with the minimum working capital loan covenant. The failure to comply with the minimum working capital loan covenant would result in an event of default under our credit facility with CoBank, which would permit CoBank to declare all amounts due and payable and, if we are not able to repay, CoBank could proceed against the collateral granted to secure such indebtedness, which would negatively affect our business.

        If the maximum offering amount is not sold, it will increase our long-term debt service obligation and make less cash available to our members.    This offering is made on a best efforts basis, and we may not sell the maximum number of capital units will be sold. If the maximum offering amount is not sold, we may have to incur additional debt in order to finance our acquisition of USSC. This would increase our debt service obligations and make less cash available for distribution to our members.

Government, Legal and Regulatory Risks

        Legislative, legal or regulatory developments could adversely affect our profitability.    The regulation of the environment is a constantly changing area of the law and we are regulated by numerous federal and state environmental rules or regulations. For example, the Environmental Protection Agency currently requires monitoring of unrecovered levels of chemical hexane, which is used in our oil extraction process. If the standard is revised to require lower loss levels or for some reason we are unable to meet the standard in the future, we could face fines or other consequences that could increase our operating costs and reduce profits. It is possible that changes to other federal or state environmental rules or regulations could be adopted that would increase our operating costs and expenses or require additional capital investment.

        Although our production of refined and bleached soybean oil and soybean meal is not directly regulated by the Food & Drug Administration, we must comply with the FDA's content and labeling requirements, which are monitored at our customers' facilities. Failure to comply with these requirements could result in fines, liability to our customers or other consequences that could increase our operating costs and reduce profits. In addition, changes to the FDA's rules or regulations could be adopted that would increase our operating costs and expenses, or require capital investment.

        We could face increased operating costs if we were required to segregate genetically modified soybeans and the products generated from these soybeans.    In the last several years, some soybean producers in our area have been planting genetically modified soybeans, commonly known as Round-up Ready beans. Neither the United States Department of Agriculture nor the FDA currently requires that genetically modified soybeans be segregated from other soybeans. If these agencies or our customers were to require that we process these genetically modified soybeans separately, we would face increased storage and processing costs and our profitability could be harmed.

        We are subject to ongoing state and federal environmental regulations and could be subject to fines and penalties and increased operating costs.    We are subject to continuing compliance and review by the South Dakota Department of Environment and Natural Resources in regard to a settlement agreement and stipulation that was entered into in April 2001 in regard to claims brought by the Department of Environment and Natural Resources alleging that we had committed certain violations of the conditions of our wastewater permits for the operation of our soybean processing facility. If we were ever found to be in violation of this settlement agreement and stipulation or other environmental permits or regulations in the future, we could be subject to severe penalties, such as potential closing of the plant, and face increased operating costs to achieve compliance.

        We may become involved in legal proceedings and if we are not successful in resolving such proceedings, it could adversely affect our business and profitability.    From time to time in the ordinary course of our business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers' compensation claims, tort claims, or contractual disputes. If we are not successful in litigating or settling such matters, it could adversely impact our business and result in lower profits. If we are not successful in resolving any such matter, our business may be adversely effected. We are currently defending a breach of contract suit brought by a terminated employee of USSC. If we are not successful in disposing of the case, the costs of settlement or damages may have an adverse effect on our business.

Federal Income Tax Risks

        If we are treated as a corporation for federal income tax purposes, the capital units could decline in value.    We have elected to be treated as a partnership for federal income tax purposes. This means that we do not pay income tax at the company level and that members pay tax on their proportionate share of our net income. In the event there are changes in the law or IRS interpretations, or trading in capital units that could result in classification of SDSP as a publicly traded partnership, we may be treated as a corporation rather than a partnership for federal income tax purposes. In that case, we would pay tax on our income at corporate rates and no income, gains, losses, deductions or credits would flow through to our members. Currently, the maximum effective federal corporate rate is 35%. In addition, distributions would generally be taxed to members upon receipt as corporate dividends. Because a tax would be imposed upon us at the entity level, the cash available for distribution to members would be reduced by the amount of the tax paid. Reduced distributions could reduce the value of your capital units.

        Your tax liabilities as a member of SDSP may exceed cash distributions.    The amount of our taxable income allocated to you could exceed any cash distributions you may receive. This may occur if the Board of Managers determines that the cash generated by the business is needed to fund our activities or other obligations, rather than being available for distribution to our members, or if we are prohibited from making distributions pursuant to our Operating Agreement. It is possible that you may not receive distributions sufficient to pay the tax liability attributed to you, and therefore you may be forced to pay tax liabilities out of your personal funds.

        You may not be able to fully deduct your share of our losses or your interest expense.    Owning our capital units will likely be treated by the IRS as a "passive activity." This means that your share of any loss we incur will be deductible only against your income or gains from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of your entire interest in a passive activity to an unrelated person in a taxable transaction, you may then deduct suspended losses with respect to that activity.

        The IRS may challenge our allocations of income, gains, losses, deductions and credits.    Our Operating Agreement provides for the allocation of income, gains, losses, deductions and credits among members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations provided for in the Operating Agreement and reallocate items of income, gains, losses, deductions or credits in a manner which reduces deductions or increases income allocable to you, which could result in additional tax liabilities. See "Federal Income Tax Consequences—Flow-Through of Partnership Taxable Income or Loss to Members."

        Because we are treated as a partnership for federal income tax purposes, the IRS may audit your tax returns if an audit of our returns results in adjustments.    The IRS may audit our tax returns and may disagree with the tax positions we have taken on our returns. If challenged by the IRS, the courts may not sustain the position taken on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. This could result in tax liabilities, penalties and interest to you.

        The tax laws may change to our detriment.    It is possible that the current federal and state tax treatment of our operations, or of our capital units, will be modified by subsequent legislative, administrative or judicial action. Any such changes could significantly alter the tax consequences of and decrease the after tax return on your investment in our capital units.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING INFORMATION

        This information statement/prospectus contains forward-looking statements involving future events, future business and other conditions, our future performance, and our expected operations. These statements are based on management's beliefs and expectations and on information currently available to management. Some of the sections of this information statement/prospectus that use forward-looking statements include, without limitation, "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Forward-looking statements may include statements which use words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "predict," "hope," "will," "should," "could," "may," "future," "potential," or the negatives of these words, and all similar expressions.

        Forward-looking statements involve numerous assumptions, risks and uncertainties. Important factors that could significantly affect our current plans, anticipated actions, and future financial condition and results include, among others, those set forth under the heading "Risk Factors." Our actual results or actual business or other conditions may differ materially from those contemplated by any forward-looking statements and we are not under any duty to update the forward-looking statements contained in this information statement/prospectus. We cannot guarantee future results or performance, or what future business conditions will be like. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this document. We undertake no obligation to revise any forward-looking statements to reflect future events or circumstances.

SELECTED FINANCIAL DATA

        The following table sets forth selected financial data of South Dakota Soybean Processors, LLC and our predecessor cooperative for the periods indicated. The historical financial information in the table below includes audited financial data of our predecessor cooperative prior to the effectiveness of the reorganization on July 1, 2002. The audited financial statements included in Appendix B to this document have been audited by our independent auditors, Eide Bailly LLP.

	Years Ended December31,					Three Months Ended March 31,
	2003	2002	2001	2000	1999	2004	2003
Bushels Processed	28,384,272	27,963,507	26,924,542	26,832,064	24,553,153	6,391,392	7,150,493

Statement of Operations Data:
Revenues:
Net Sales	$207,256,575	$159,488,645	$148,258,146	$145,273,300	$128,146,355	$58,213,176	$43,933,663
Patronage Income	97,975	36,801	1,460,386	1,779,755	660,623	153,961	97,975
CBOT Storage Income	1,416,333	1,867,769	1,629,420	1,436,184	1,432,260	48,081	453,223
Agent Fee Income	—	258,988	463,896	450,674	417,049	—	—
Management Fees & Misc.	1,245,205	1,286,340				25,843	336,289
Grant Income	253,622

	210,269,710	162,938,543	151,811,848	148,939,913	130,656,287	58,441,061	44,821,150

Costs and Expenses:
Cost of Goods Sold	203,022,360	152,583,964	141,359,124	140,293,625	125,954,573	58,366,092	43,021,810
Marketing & Administrative Expense	3,639,442	2,679,633	2,234,248	1,768,207	1,783,460	924,850	867,764
Interest Expense	802,178	542,220	483,223	1,050,880	723,031	203,635	208,622
Income Tax Expense (Benefit)	(131,474)	520,000
Minority Interest in Loss of Subsidiary	(457,620)					(190,003)	(96,177)

Net Income (Loss)	3,394,824	6,612,726	7,735,253	5,837,201	2,195,223	(863,513)	819,131

Capital Units Outstanding(1)	28,258,500	28,258,500	28,258,500	28,258,500	28,258,500	28,258,500	28,258,500

Net Income per Capital Unit	$0.120	$0.235	$0.275	$0.205	$0.078	$(0.03)	$0.03

Balance Sheet Data:
Working Capital	$9,499,231	$5,363,332	$4,212.055	$3,173,651	$2,380,942	$5,978,698	$10,103,123
Net Property, Plant and Equipment	31,825,619	33,761,185	31,892,837	31,872,946	33,963,308	31,320,787	33,295,093
Total Assets	81,617,064	70,284,896	58,680,968	55,030,320	50,955,893	82,540,439	82,578,580
Long-Term Obligations	17,664,442	10,234,523	8,346,078	8,649,420	12,819,873	18,117,123	21,483,440
Members Equity	34,730,590	33,875,593	32,779,725	30,771,474	25,518,926	30,576,448	32,154,897
Other Data
Capital Expenditures	$1,016,849	$4,645,020	$2,718,740	$720,956	$2,658,400	$221,495	$204,476

(1)
Adjusted for two-for-one capital unit split effective June 17, 2003

MARKET FOR CAPITAL UNITS

        Neither SDSP, nor our predecessor cooperative, sold any equity securities during the past three years ended December 31, 2003; however, we implemented a two-for-one capital unit split effective June 17, 2003.

Trading Activity

        As of March 31, 2004, we had 28,258,500 Class A capital units outstanding, held by 2,098 members. There is currently no active trading market for our capital units.

        The following table is the trading history of our capital units and equity shares of our predecessor cooperative (prior to the capital unit split) by quarter for the past two years.

Quarter	Low Bid	High Bid	Average Bid	# of Units Traded
Apr-Jun 2002	3.01	3.24	3.07	47,500
Jul-Sep 2002			No Trading Activity
Oct-Dec 2002			No Trading Activity
Jan-Mar 2003			No Trading Activity
Apr-Jun 2003			No Trading Activity
Jul-Sep 2003			No Trading Activity
Oct-Dec 2003			No Trading Activity
Jan-Mar 2004			No Trading Activity

Distributions

        In 2002, we paid total cash distributions to our members in the amount of $5.5 million (19.53¢ per capital unit on a post-split adjusted basis). In 2003, we paid total cash distributions to our members in the amount of $2.5 million (9.0¢ per capital unit). In March 2004, we made a cash distribution to our members in the amount of approximately $3.3. million (11.64¢ per capital unit). This was the only distribution in 2004 as of the date of this prospectus.

        Under our Operating Agreement, the Board is required to distribute 30% of net income to members each year, unless net income does not exceed $500,000 or such a distribution would violate or cause a default under the terms of our debt financing or other credit facilities or is otherwise prohibited by law. Any other distributions are entirely at the discretion of the Board of Managers and there is no guarantee as to when or if the Company will make distributions in any particular amount or at all and actual distributions will depend upon profitability, expenses and other factors. Earnings, losses and cash distributions are allocated to members based on their percentage of capital unit ownership.

Trading Restrictions

        As an LLC, we must strictly restrict transfers of our capital units in order to preserve our preferential single-level tax status. Our capital units may not be traded on any national securities exchange or in any over-the-counter market. All transfers must be in accordance with our Capital Unit Transfer System, as it maybe amended by the Board of Managers from time to time. Our Capital Unit Transfer System prohibits any transfer that would result in the loss of our partnership tax status.

        Pursuant to our Operating Agreement, a minimum of 2,500 capital units is required for membership. In addition to the transfer restrictions described above, the Board also retains the right to redeem the capital units at $.20 per unit in the event a member attempts to dispose of the units in a manner not in conformity with the Operating Agreement, if a member becomes a holder of less than

2,500 units, becomes an owner (directly or indirectly) of more than 1.5% of the issued and outstanding capital units or becomes bankrupt.

        Our Operating Agreement prohibits transfers other than through the procedures specified in our Capital Units Transfer System. Under this system, all transactions must be approved by the Board. The Board will generally approve transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the federal tax code. Permitted transfers include transfers by gift or sale to qualified family members and transfers upon death.

        Although we are not currently permitting trading in our capital units, other than for the limited permitted private transfers discussed above that are subject to the approval of our Board of Managers, we are in the process of establishing a limited alternative trading service for our capital units. The trading service is expected to be operated by Variable Investment Advisors, Inc., a registered broker/dealer, and will also be registered with the Securities and Exchange Commission as an alternative trading system. As currently proposed, our Board of Managers will not permit the number of capital units traded through the service each year to exceed 2% of our total issued and outstanding capital units in order for the trading service to fall within certain "safe harbors" contained in the publicly traded partnership rules under the federal tax code. We have requested a private letter ruling from the IRS regarding the contemplated structure of our capital units trading service in order to confirm that it will comply with the IRS's safe-harbor provisions for the publicly-traded partnership rules. We hope to receive a final response from the IRS to our private letter ruling during June 2004, but we cannot assure that we will receive a favorable ruling or that the IRS will respond within the expected timeframe. If we do not receive a favorable ruling, we will be required to restructure our proposed trading service. In any event, we do not expect there to be any trading service available for our units until at least the last quarter of 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion along with our financial statements and the notes to our financial statements included elsewhere in this prospectus. The following discussion contains forward-looking statements that are subject to risks, uncertainties and assumptions, including those discussed under "Risk Factors" and described in this prospectus generally. Our actual results, performance and achievements may differ materially from those expressed in, or implied by, these forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Information."

Executive Overview

        We suffered a net loss in the first quarter of 2004 largely due to the high cost of soybeans. We anticipate that management of the soybean market will continue to be one of our most difficult challenges in the remainder of 2004. The soy market is currently benefiting from growing demand with improving world economies. Yet, margin structure has been, and we anticipate will continue to be, pressured by the shortfall in the 2003 soybean crop in the United States and the shrinking South American crop.

        Despite what we anticipate to be short-term difficulties in managing the soybean market, we expect to continue to make progress towards our long-term objectives of delivering high quality products and services at the lowest possible costs and adding value to our products by investing in further processing of our products and developing and reviewing new applications for our products in the plastics and energy fields. During the first quarter of 2004, we continued to expend capital to fund the operations of Urethane Soy Systems Company, Inc. ("USSC"), our majority-owned subsidiary which produces SoyOyl®, a bio-based polyurethane product made from soybean oil. USSC has been deploying these funds in order to raise the level of industry experience of its staff, target its marketing and sales, increase its product lines, improve quality control and relocate its research facilities to our Volga, South Dakota plant site. We believe that during 2004 and 2005 we will see growth in demand for SoyOyl as customers in the carpet, rigid foam, flex foam, protrusion and automotive industries complete their testing of SoyOyl. We, however, do not anticipate that USSC will generate net income until at least 2005 because under the current pricing and marketing structure for SoyOyl, USSC is not able to pass on the higher price of soybean oil to its customers.

        As a result of the difficulties in managing the soybean market and our continued capital investment in USSC, we have encountered some cash flow constraints in the first quarter. In order to provide additional working capital and finance our capital investment in USSC, our Board has authorized this offering to raise up to $11.25 million.

        Since beginning operations in 1996, we have returned in excess of 125% of members' original investment, increased our production capacity by 60%, invested to further process and add value to 30% of our revenue stream, and invested in a new and promising market to use soybean oil, SoyOyl®, to replace petroleum-based polyol in the manufacturing of polyurethane products.

        Our strategy will remain the same as we look forward. We will seek to continue delivering high quality products and services to our customers at the lowest possible cost. We will also continue our efforts to add value to the products we produce with the goal of having 60% of the revenues we generate from value-added products, rather than basic soybean meal and crude soybean oil. In order to continue a maximum value added payment to our members we will look to develop strategic business relations with others to achieve our goals as we have in the past.

Company Profile

        We own and operate a soybean processing plant, a SoyOyl® production facility and a soybean oil refinery in Volga, South Dakota. We began producing crude soybean oil and soybean meal in late 1996, and since then we have also expanded our business to include the development of new product lines and management services. In 2000, we began providing management services to Minnesota Soybean Processors (MnSP) and will obtain a minority interest in MnSP in 2004. In 2002, we began refining crude soybean oil into a product known as refined and bleached oil, and in early 2003, we became the majority owner and assumed management control of the company Urethane Soy Systems Company (USSC), which produces SoyOyl®, a bio-based polyurethane product made from soybean oil.

        SDSP was originally organized as a South Dakota cooperative, and reorganized into a South Dakota limited liability company effective July 1, 2002. The following discussion relates to financial data of South Dakota Soybean Processors, LLC and the predecessor cooperative for the periods indicated. The historical financial information discussed below includes audited financial data of our predecessor cooperative prior to the effectiveness of the reorganization on July 1, 2002.

        The discussion below of the results of our operations for the years ended December 31, 2003, 2002, and 2001, covers four segments: Soy Processing, Refining, Polyurethane and Other, which contains business operations that do not fit under one of the first three segments. These segments can be generally described as follows:

  •
  The Soybean Processing segment consists of our original soybean processing operations in which whole soybeans are crushed and processed into soybean meal and crude soybean oil. The meal is sold primarily to local customers for animal feed and to customers in the northwestern United States and western Canada. The crude soybean oil is primarily transferred to our Refining segment for further processing into refined and bleached oil or sold to other soybean oil refiners.

  •
  The Refining segment processes crude soybean oil from our crushing plant to a quality standard referred to as refined and bleached oil. The Refining segment began operations in August 2002. The refined and bleached oil is then sold in accordance with a long-term supply agreement and delivered to one of our customer's facilities, where it is then further processed for human consumption.

  •
  The Polyurethane segment currently consists of sales of SoyOyl®, a bio-based polyol made from specially processed crude soybean oil. SDSP processes crude oil at the Volga, South Dakota facility and ships it directly to USSC's customers. Included in this segment are the consolidated financial statements of USSC and the financial information related to the special processing of crude oil at SDSP. We implemented this segment beginning in January 2003 after we purchased an additional interest in USSC raising our ownership percentage in the company from 4% to 58%. With that purchase, we assumed management control of USSC.

  •
  The Other segment includes all items not related to one of the other three reportable segments. It consists primarily of construction management fees for overseeing the general construction of the Minnesota Soybean Processors (MnSP) facility. In addition, at times we earn miscellaneous income for the completion of feasibility studies or other projects or consulting fees, and the revenue from such projects also falls into this segment.

        When we began refining operations in 2002, we started reporting our results by operational segments because we anticipated that those components of our business would be managed and evaluated independently; however, since then we have been processing most of the crude oil we produce into refined and bleached oil or SoyOyl® instead of selling it, and the production, sales and marketing of our products have been substantially integrated. Accordingly, in late 2003, we began the process of reevaluating whether segment reporting is necessary and along with our auditors have since concluded that segment reporting is not necessary under the applicable accounting rules. We therefore discontinued segment reporting of our business operations in 2004 and the discussion below of the results of our operations for the quarter ended March 31, 2004 reflects this discontinuation of segment reporting.

Results of Operations

Comparison of Three Months Ended March 31, 2004 and 2003

        Revenue—Revenue increased from $43.9 million for the first quarter of 2003 to $58.2 million for the first quarter of 2004, an increase of approximately $14.3 million, or 33%. The improvement was a result of several factors. Principally, the increase in revenues is primarily a result of higher soybean meal and soybean oil prices along with higher sales volume of refined and bleached oil. Average sales prices for soybean meal, crude soybean oil, and refined and bleached soybean oil increased by 52%, 18%, and 22%, respectively. In addition, sales volume of refined and bleached soybean oil increased by 10% in the first quarter of 2004 versus the first quarter of 2003. The increases attributable to these factors were slightly offset by lower sales volume of soybean meal, crude soybean oil and soybean hulls during the first quarter of 2004. Specifically, sales volume of soybean meal, crude soybean oil, and soybean hulls decreased 4%, 33%, and 31%, respectively. Lower sales volumes of soybean meal and soybean hull volumes in the first quarter of 2004 resulted primarily from the higher moisture and soybean oil content of the 2003 crop, which generated less soybean meal and soybean hulls on a per bushel basis. Lower sales volume of crude soybean oil during that period resulted from the fact that we refined more of the crude soybean oil we produced in that period of 2004.

        Gross Profit/Loss—During the first quarter of 2004, the Company suffered a gross loss of $153,000, compared to a gross profit of $912,000 for the first quarter of 2003. Total cost of revenue increased by $15.3 million, or 36%, for the first quarter of 2004 as compared to the first quarter of 2003. The increased cost of revenue was caused by a $15.3 million increase in cost of product sold and a $189,000 (5.5%) increase in freight expense offset by a $168,000 (4.6%) decrease in production expense for the first quarter of 2004 compared to the first quarter of 2003. The increased cost of product sold was due to higher soybean prices, which increased approximately 47% from the first quarter of 2003. The increased freight cost resulted from higher product volumes delivered to customers and higher freight rates. The decrease in production expense was primarily attributable to lower natural gas costs in the first quarter of 2004.

        Administrative Expense—Administrative expense, including all selling, general and administrative expenses, increased $57,000, or 6.5%, for the first quarter of 2004 compared to the same period in 2003. This increase results from additional expenses incurred in connection with the management and operation of USSC. USSC remains in the developmental stage and we continue to incur marketing and research and development expenses to develop a market for SoyOyl®. Some of the increase in administrative expenses associated with USSC has been offset by lower general and administrative expenses that we are incurring on our crushing and refining operations as a result of our cost-sharing arrangement with MnSP.

        Interest Expense—Interest expense decreased $5,000, or 2.4%, for the first quarter of 2004 compared to the same period in 2003. The decrease was due to lower debt levels as a result of the approximately $3 million in principal amount that has been repaid by the Company since the end of the first quarter of 2003. At the end of the first quarter of 2004, we had outstanding debt of $21.6 million, most of which consists of the Company's senior debt which bore interest at an annual rate of 3.42% interest as of March 31, 2004. At March 31, 2003, we had outstanding debt of $22.8 million, the majority of which bore interest at an annual rate of 3.53%.

        Net Income/Loss—We recorded net loss of $863,000 for the first quarter of 2004, compared to net income of $819,000 for the same period in 2003. The decrease of $1.7 million in net income is primarily attributable to increased cost of product sold as a result of the higher soybean prices.

Comparison of Years Ended December 31, 2003 and 2002

        Readers are directed to Note 17—Segment Reporting of our audited consolidated financial statements for data on the audited financial results of our four business segments for the years ended December 31, 2003 and 2002.

        Revenue—Revenue increased from $159.5 million for 2002 to $207 million for 2003, an increase of 30%. The improvement was a result of several factors. Principally, commodity prices increased for all of our commodities, and sales of our refined and bleached oil were up 363% for the year as a result of a full year of operations of our refinery versus 4 months in 2002. Total soybean oil sales were up 38% due to sales in 2003 of soybean oil held in storage from 2002, a higher soybean oil yield per bushel, and an increase in production in our Soybean Processing segment. We placed significant quantities of oil in storage in 2002 because prices were relatively low and we hoped to realize greater basis improvement in later sales. Basis objectives were achieved in 2003 and most of the stored oil was sold and shipped during 2003. As a result, we sold 95 million more pounds of crude and refined and bleached oil during 2003 than in 2002. We do not expect these higher sales levels of crude and refined and bleached oil to be sustained in the short-run due to the exhaustion of our stored oil inventory. Additional information regarding the factors affecting our Soybean Processing and Refining revenue is included in the discussion of those segments below.

        Gross Profit—During 2003, the Company achieved a gross profit of $4.2 million compared to a gross profit of $6.9 million in 2002, a 39% decrease. Total cost of revenue increased by $50.4 million, a 33% increase in 2003 versus 2002. The increased cost of revenue was caused by increased cost of product sold, production and freight costs of $45.7 million (36%), $2.3 million (20%), and $2.4 million (20%), respectively. Factors impacting the increased cost of product sold in 2003 include a 1.5% increase in the volume of soybeans processed, 95 million pounds of additional soybean oil sales, and increasing commodity prices of soybeans for the Soybean Processing segment. The increased freight cost resulted from higher product volumes delivered to customers and higher freight rates. The increased production expense was attributable to higher natural gas prices, increased depreciation expense for the refinery assets, and increased labor and personnel expenses for the refinery operations.

        Administrative Expense—Administrative expense, including selling, general and administrative expenses, increased $960,000, or 36%, for 2003 compared to 2002. Much of this increase represents the consolidation of USSC in SDSP's financial statements for 2003, and corresponding expenses of $896,000 related to additional employees, marketing and professional fees. The remaining increase was due largely to travel expenses related to the USSC acquisition, and travel and relocation expense and search fees for procuring new personnel for our refinery and construction management projects.

        Interest Expense—Interest expense increased $260,000, or 48%, for the year ended December 31, 2003 compared to 2002. The increase was due to higher debt levels caused by carrying larger values in accounts receivable and inventory, less operating income and capital investments, including our investment in USSC, partially offset by lower interest rates. Refined and bleached oil was in production for all of 2003 versus only the last four months of 2002. Financing longer payment terms for refined and bleached oil receivables accounted for a portion of the additional interest cost. As of December 31, 2003, we had outstanding debt of $17.5 million, most of which consisted of our senior debt and bore interest at an annual rate of 3.47% as of December 31, 2003. At December 31, 2002, we had outstanding debt of $10.1 million, the majority of which bore interest at an annual rate of 3.57%.

        Net Income—Net income for the year ended December 31, 2003 was $3.4 million compared to $6.6 million for the same period in 2002, a decrease of $3.2 million, or 48%. The decrease in net income was primarily a result of the 33% increase in total cost of revenues while revenues increased only 30%, the consolidation of USSC's operations, and the additional interest expense resulting from higher debt balances.

        Soybean Processing—Soybean Processing is our largest segment and therefore, the discussions in the preceding sections are generally tied to the variances between the revenue and operating income in the Soybean Processing segment. Revenue in this segment for sales to external customers was $144 million for year ended December 31, 2003 and $142 million for the year ended December 31, 2002. Sales volume of meal was relatively unchanged from 2003 to 2002. During the year ended December 31, 2003, sales volume of crude soybean oil, decreased 52%, as compared to the sales volume during the same period in 2002. We sold significantly lower volumes of crude soybean oil in 2003, because we ceased selling most of our crude soybean oil once we began refining operations in late August 2002. However, we had placed significant quantities of crude soybean oil in storage in 2002 because prices were relatively low and we hoped to realize greater basis improvement in later sales. Those basis objectives were achieved in 2003 and most of the stored oil was sold and shipped during 2003. Lower volumes in the Soybean Processing segment were offset by higher average sales prices for soybean meal (14%) and crude soybean oil (34%) during 2003. The Soybean Processing segment reported net income for the year ended December 31, 2003 of $3.6 million as compared to $6.2 million for the year ended December 31, 2002.

        Refining—Revenue in the Refining segment for the year ended December 31, 2003 was $62.5 million. Revenue for 2002 for this segment was only $17.4 million, but included less than four months of refining operations, which began in late August 2002. The $45.1 million increase in sales volume of refined and bleached soybean in 2003 versus 2002 is attributable primarily to the fact that we operated the refinery for less than the full year in 2002 and there were start-up inefficiencies with the refining process. A combination of the higher volume, higher refined and bleach oil sales price, improved refined and bleached oil yields, and implementation of strategies to maximize the value of refining co-products resulted in refining revenues increasing to $62.5 million for 2003. The Refining segment reported net income of $183,000 for 2003 as compared to a $382,000 net loss for 2002.

        Polyurethane—Consolidated revenue for the Polyurethane segment for the years ended December 31, 2003 and 2002 was $319,000 and $163,000, respectively. We continue to work to secure new markets for SoyOyl® but it is not yet a significant part of our business. The Polyurethane segment reported a net loss for the years ended December 31, 2003 and 2002 of $1,089,000 and $236,000, respectively. The primary difference in consolidated revenue and net losses for 2003 versus 2002 resulted from the acquisition of majority ownership in USSC and the related consolidation of USSC on our financial statements.

        Other—We recognize construction management income on the MnSP project as it is earned at SDSP based on the percentage of completion of the project. We recognized management income of $1.2 million in each of 2002 and 2003 based on the percentage of completion of the project. Allocated expenses against the management income were $500,000 and $200,000 for the years ended December 31, 2003 and 2002 respectively, consisting primarily of management and personnel time.

        The MnSP construction project was completed in November 2003, and we do not expect to have significant income in this segment in the near future. We are currently providing management and marketing services to MnSP, which are paid for on a cost-reimbursement basis, allocated according to the number of bushels of soybeans processed by the MnSP and SDSP plants, respectively.

Comparison of Years Ended December 31, 2002 and 2001

        Revenue—Revenue increased from $148.3 million for the year ended December 31, 2001 to $159.5 million for the year ended December 31, 2002, an increase of 7.4%. The improvement was a result of several factors: principally, increased sales volume of soybean meal, and also slightly increased soybean meal and crude soybean oil prices in our Soybean Processing segment during the later period and the replacement of crude soybean oil sales with additional value-added refined oil sales in our Refining Segment. Additional information regarding the factors affecting our Soybean Processing and Refining revenue is included in the discussion of those segments below.

        Gross Profit—Gross profit was relatively unchanged between the years ended December 31, 2002 and 2001. Total cost of revenue sold increased by $11.2 million, an 8% increase for the year ended December 31, 2002 versus 2001. The increased cost of revenue was caused by increased cost of product sold, freight and production cost of $7.5 million (6%), $2.7 million (29%), and $1 million (9%), respectively. Factors impacting the increased cost of product sold for the year ended December 31, 2002 included a 4% increase in the volume of soybeans processed and increasing prices for soybeans. The increased freight cost resulted from higher product volumes delivered to customers and higher freight rates. The increased production expense was attributable to increased depreciation expense for the refinery assets, and increased labor and personnel expenses for the refinery operations offset by lower utility costs and lower hexane chemical costs due to upgrades in our equipment.

        Administrative Expense—Administrative expense, including selling, general and administrative expenses, increased $445,000, or 20%, for the year ended December 31, 2002 compared to the same period in 2001. The increase consisted of an increase by 35.8% in professional fees related to the conversion of the cooperative to a limited liability company, and additional wages and benefits.

        Interest Expense—Interest expense increased $59,000, or 12.2%, for year ended December 31, 2002 compared to the same period in 2001. The increase was due to higher debt levels caused by carrying larger values in accounts receivable and inventory, less operating income and early payment of patronage due to the reorganization, partially offset by lower interest rates. We began production of refined and bleached oil in August 2002. Financing longer payment terms for refined and bleached oil receivables accounted for a portion of the additional interest cost. As of December 31, 2002, we had outstanding debt of $10.2 million, most of which consisted of our senior debt and bore interest at an annual rate of 3.57% as of December 31, 2002. At December 31, 2001, we had outstanding debt of $10.7 million, the majority of which bore interest at an annual rate of 4.11% as of December 31, 2001.

        Net Income—Net income for the year ended December 31, 2002 was $6.6 million compared to $7.7 million for the same period in 2001, a decrease of $1.1 million, or 14.5%. The decrease in net income was primarily a result of the increase in administration expense, a decrease in patronage dividend income from Cenex Harvest States as a result of our reduced sales of crude soybean oil to them, and income tax expense of $520,000 incurred as a result of the change in organizational structure to an LLC, offset by $1.2 million of income from construction management fees as discussed below.

        Soybean Processing—Soybean Processing is our largest segment and until August 2002 was our only operating segment, other than a small other segment. Therefore, the discussions in the preceding sections are generally tied to the variances between the revenue and operating income in the Soybean Processing segment. Revenue in this segment for sales to external customers was $141.9 million for the year ended December 31, 2002 and $148.2 million for the year ended December 31, 2001. During the year ended December 31, 2002, sales volume of soybean meal increased 2%, while crude soybean oil decreased 28%, as compared to the sales volume during the same period in 2001. Higher sales volumes of soybean meal in the year ended December 31, 2002 resulted primarily from the lower moisture and soybean oil content of the 2001 crop, which generated more soybean meal on a per bushel basis. We sold lower volumes of crude soybean oil in the year ended December 31, 2002 because we began refining operations in late August 2002 and stored additional crude soybean oil in order to obtain basis objectives. We also experienced higher average sales prices for soybean meal (1%) and crude soybean oil (5%) during that period. The Soybean Processing segment reported net income for the year ended December 31, 2002 of $6.2 million as compared to $7.3 million for the year ended December 31, 2001.

        Prior to the change in organization to a LLC, we received patronage income from all of the pounds of crude oil sold to Cenex Harvest States. The patronage income was based on net income in their refinery segment, and was allocated to us in January of each year. We accrued the patronage based on the quarterly filings with the Securities and Exchange Commission of Cenex Harvest States. For the years ending December 31, 2002, and 2001, that income was $37,000 and $1.5 million, respectively. Due to the change in our organizational structure, we are no longer eligible to receive patronage income on crude oil sold to Cenex Harvest States; however, with the installation of our on-site refining equipment, the amount of crude soybean oil we sell to Cenex Harvest States is no longer significant.

        Refining—Revenue in the Refining segment for the year ended December 31, 2002 was $17.4 million, but included only a few months of refining operations, which began in late August 2002. Accordingly, there were no revenues in 2001 for this segment. The Refining segment reported a $382,000 net loss for the year ended December 31, 2002. This was due to high overhead caused by the start-up of the segment. Extra labor was used to get the equipment operational to meet the deadline imposed by the supply agreement, and extensive training of personnel was needed for the start-up activities. We received $112,000 in 2002 from the USDA based on a Value-Added Development Grant that offset some of the additional costs.

        Polyurethane—Revenue for the Polyurethane segment for the years ended December 31, 2002 and 2001 was $39,670 and $12,666, respectively. SoyOyl® remained in the development stage during these periods and revenues from its sales were not material, and no expenses were allocated to our SoyOyl operations for the years ended December 31, 2002 and 2001.

        Other—We recognize construction management income as it is earned at SDSP based on the percentage of completion of the project. The MnSP project was divided into four stages, and a period was established for each stage. We adjust the period each month if a particular stage appears that it will take longer to complete than anticipated. For the year ended December 31, 2002, we recognized management income of $1.2 million compared to $302,000 for the same period in 2001 based on the percentage of completion of the project. Allocated expenses against the management income were $248,000 and $0 for the years ended December 31, 2002 and 2001 respectively, consisting primarily of management and personnel time.

LIQUIDITY AND CAPITAL RESOURCES

Comparison of Periods Ended March 31, 2004 and 2003

Cash Flows from Operations

        Operating activities used $4.9 million for the three months ended March 31, 2004, compared to $12.5 million for the three months ended March 31, 2003. The funds used in three months ended March 31, 2004 consisted primarily of $864,000 of cash from net operating losses plus a $4.4 million change in current net assets and liabilities, $154,000 of minority interest in the net loss of USSC and non-cash patronage dividends of $190,000 offset by depreciation expense of $726,000.

Cash Flows from Investing Activity

        Investing activities used $204,000 during the three-month period ending March 31, 2004 compared to $188,000 in the three-month period ending March 31, 2003. The Company purchased $221,000 of property and equipment during the period ending March 31, 2004 compared to $204,000 purchased in the period ending March 31, 2003. The $221,000 spent on property and equipment during the three months ended March 31, 2004 consisted of equipment to increase the energy efficiency of the boiler and maintenance repairs in our crushing operations.

Cash Flows from Financing Activity

        Net cash provided by financing activities for the three-month period ending March 31, 2004 and 2003 was $4.9 million and $13.1 million, respectively. During the three months ended March 31, 2004, we made a distribution to our members of $3.3 million. Payments of $43,000 were made on long-term debt commitments, and we increased our borrowings by $5.1 million.

Comparison of the Years Ended December 31, 2003 and 2002

Cash Flows from Operating Activities

        Operating activities generated $775,000 for the year ended December 31, 2003, compared to $10.9 million for the year ended December 31, 2002. The funds generated in the year ended December 31, 2003 consisted primarily of $3.4 million of cash from net income plus depreciation of $3.0 million, less a $5.1 million change in current net assets and liabilities, $457,000 of minority interest in the net loss of USSC and non-cash patronage dividends of $68,000. The primary changes from 2002 included $3.3 million less net income in 2003 and a $1.5 million increase in working capital needs, offset by $68,000 reduction in non-cash patronage allocations, and additional depreciation expense of $248,000.

Cash Flows from Investing Activity

        Investing activities cost $5.5 million during the year ending December 31, 2003 compared to $6.9 million for the year ended December 31, 2002. The purchase of shares in USSC accounted for $4.1 million of such expenditures in 2003. We also advanced loans to our members of $480,000 on future distribution payouts towards the purchase of MnSP stock. In addition, we purchased $1.0 million of property and equipment during the year ending December 31, 2003 compared to $4.6 million purchased in the period ending December 31, 2002. The primary variance in property and equipment is due to the construction of the oil refinery at our Volga, SD location during 2002. The $1.0 million spent on property and equipment during the year ended December 31, 2003 consisted mostly of small items. The largest single investment during that period was consolidation software to upgrade our technological capabilities and several projects to improve our soybean processing and refining operations. In 2002, we also spent approximately $2.3 million for the construction of a new oil storage tank in Brewster, MN, which we held for sale to MnSP.

Cash Flows from Financing Activity

        Net cash generated by financing activities for the years ending December 31, 2003 and 2002 was $5.4 million and $6.0 million, respectively. During the year ended December 31, 2003, we increased our borrowings by $9.5 million, as a result of carrying larger values in accounts receivable and inventory, less operating income and expenditures for capital investments, including our investment in USSC. These additional borrowings were offset by a distribution to our members of $2.5 million and payments of $1.6 million on long-term debt commitments. During the year ended December 31, 2002, we paid $5.5 million to our members in a cash distribution and principal payments of $455,000 on our long-term debt.

Comparison of the Years Ended December 31, 2002 and 2001

Cash Flows from Operating Activities

        Operating activities generated $10.9 million for the year ended December 31, 2002, compared to $9.5 million for the year ended December 31, 2001. The primary changes from 2001 included $1.1 million less net income in 2002, offset by a significant $1.5 million reduction in non-cash patronage allocations from Cenex Harvest States, a reduction in working capital needs of $603,000, and additional depreciation expense of $289,000.

Cash Flows from Investing Activity

        Investing activities cost $7.0 million during the year ended December 31, 2002. This $7.0 million of expenditures consisted of $4.6 million for equipment purchases for the plant and $2.3 million towards the construction of an oil storage tank at Brewster, Minnesota. Included in the $4.6 million of plant equipment expenditures were $4.1 million in costs associated with the addition of the oil refinery in 2002. The other $500,000 was spent on miscellaneous projects to meet maintenance or environmental requirements or improve efficiencies within the plant.

Cash Flows from Financing Activity

        Cash flows from financing activities cost $6.0 million during the year ended December 31, 2002 as compared to $5.7 million during the year ended December 31, 2001. The $6.0 million in expenditures during 2002 consisted of $5.5 million paid to our members in a cash distribution, and $455,000 in principal payments on long-term debt as compared to $5.7 distributed to our members and $992,000 in principal payments on long-term debt offset by proceeds of $1.1 million from other long-term debt in 2001.

Indebtedness

        CoBank is our primary lender. Effective February 26, 2002, we established two lines of credit with CoBank to meet the needs of the company. The first is a revolving long-term loan agreement. Under the terms of this loan, we began with a $16.0 million credit line, which was increased in increments to $21.0 million on May 1, 2003. It now reduces by $1.3 million approximately every six months thereafter. The final payment will be equal to the remaining unpaid principal balance of the loan on March 20, 2011. The revolving loan is set up so that we may borrow funds as needed up to the credit line maximum, and then pay down the principal whenever excess cash is available. Repaid amounts may be reborrowed up to the available credit line. We pay a 0.375% annual commitment fee on any funds not borrowed.

        The second credit line is a revolving working capital loan, with an agreement that expires on March 31, 2005, unless extended by CoBank. The primary purpose of this loan is to finance inventory and receivables. The maximum availability under this credit line ranges from $6.0 million to $10.0 million for particular commitment periods during the term of the loan to match our anticipated needs with respect to carrying inventory. For example, we have higher lines established during the months of October through May to cover the carrying costs of higher soybean inventories that are piled outside during the harvest season. Borrowing base reports and financial statements are required monthly to justify the balance borrowed on this line. We pay a 0.25% annual commitment fee on any funds not borrowed; however, we have the option to reduce these credit lines during any given commitment period listed in the agreement to avoid incurring the commitment fee on funds not borrowed. Due to the higher commodity prices we are in discussion with CoBank to increase the working capital loan.

        Both CoBank loans are set up with a variable rate option. The variable rate is set by CoBank and changes weekly on the first business day of each week. We also have a fixed rate option on both loans allowing us to fix rates for any period between one day and the entire commitment period. We can get a fixed rate quote from CoBank at any time and lock-in the interest rate on all or a part of our borrowings that are available for fixing. Both CoBank loans are secured by substantially all of our assets and are subject to compliance with standard financial covenants and the maintenance of certain financial ratios. The balance borrowed on the revolving term loan was $18.4 million and $18.2 million as of March 31, 2004 and 2003, respectively. As of March 31, 2004 and 2003, the Company owed $1.9 million and $0, respectively, on the working capital loan with CoBank. The annual interest rate on both the working capital and revolving term loans as of March 31, 2004 was 3.42%.

        We also have other long-term contracts and notes totaling approximately $3.2 million, with a weighted average annual interest rate of 0.86% as of March 31, 2004. These arrangements include a no interest $2.67 million long-term payable to the other USSC shareholders relating to SDSP's purchase of their tendered USSC shares in January 2003. The obligation is secured by the purchased shares, with final payment due on October 31, 2006. Our highest interest payable is on a $250,000 loan held by USSC at 15% per annum which becomes due February 13, 2005. We made principal payments of $41,000 and $38,000 on these additional long-term obligations during the three month periods ended March 31, 2004 and 2003, respectively.

        As of March 31, 2004, we had working capital of only $6.0 million and, accordingly, were in violation of our minimum working capital loan covenant with CoBank which requires us to maintain at least $7.0 million of working capital. CoBank provided us with a waiver of the loan covenant for March and April 2004. We are in discussions with CoBank regarding an extension of this waiver through September 2004 and modifications of our debt agreements that would reduce our working capital requirements. Such modifications would provide us with the ability to meet the loan covenants based on our anticipated operations. However, if the conditions in the soybean market worsen through the fall of 2004, and we have not completed this offering, we expect that we will need an additional amendment to modify the terms, or an extended waiver of the minimum working capital loan covenant for the remainder of 2004. We do not know whether we will be able to obtain such an amendment or waiver. Absent an amendment or waiver, we may be out of compliance with the minimum working capital loan covenant. The failure to comply with the minimum working capital loan covenant would result in an event of default under our credit facility with CoBank, which would permit CoBank to declare all amounts due and payable and, if we are not able to repay, CoBank could proceed against the collateral granted to secure such indebtedness, which would negatively affect our business.

        In August 2000, we entered into an agreement with MnSP for certain construction management services for its new soybean processing plant in Brewster, Minnesota. We agreed to reinvest a minimum of 80% of the fees we earn under the agreement in MnSP equity securities. To date, we have earned approximately $2.9 million under the agreement, and expect to make our required investment of $2.3 million in MnSP in the third quarter of 2004 by transferring the 63 million pound oil storage tank and loading facilities we built next to the plant in Brewster, Minnesota, along with the land we acquired for the tank site.

        We also have other long-term contracts and notes totaling approximately $3.2 million, with a weighted average annual interest rate of 1.6% as of December 31, 2003. These arrangements include a no interest long-term payable to the other USSC shareholders relating to SDSP's purchase of their tendered USSC shares with a current outstanding principal balance of $2.6 million. The obligation is secured by the purchased shares, with final payment due on October 31, 2006. Our highest interest payable is on a $250,000 loan held by USSC at 15% per annum which becomes due February 13, 2005 and cannot be prepaid. We made principal payments of $1,452,107 and $454,991 on these additional long-term obligations during the years ended December 31, 2003 and 2002, respectively. We made principal payments of $41,000 and $38,000 on these additional long-term obligations during the periods ended March 31, 2004 and 2003, respectively.

        We invested $5.5 million in capital expenditures during the year ended December 31, 2003. We anticipate spending approximate $3 million in capital expenditures during the year ended December 31, 2004 and expended approximately $221,000 of this amount during the period ended March 31, 2004. Our principal source of funds, in addition to the potential offering describe above, are anticipated to be cash flows from operating activities and borrowings under our revolving and working capital loans with CoBank.

OFF BALANCE SHEET FINANCING ARRANGEMENTS

        The Company does not utilize special purpose entities or off-balance sheet financial arrangements.

Lease Commitments

        We have commitments under various operating leases for rail cars, various types of vehicles, and lab and office equipment. Our most significant lease commitments are the rail car leases we use to distribute our products. We have a number of long-term leases with GE Capital and Trinity Capital for hopper rail cars and oil tank cars. Total lease expense under these arrangements was approximately $1.9 million and $1.7 million for the years ending December 31, 2003 and 2002, respectively. The hopper rail cars earn mileage credit from the railroad through a sublease program which totaled $1.6 million and $1.4 million for the years ending December 31, 2003 and 2002, respectively. Total lease expense under these arrangements was approximately $526,000 and $487,000 for the three-month periods ending March 31, 2004 and 2003, respectively. The hopper rail cars earn mileage credit from the railroad through a sublease program which totaled $467,000 and $373,000 for the three-month periods ending March 31, 2004 and 2003, respectively.

        In addition to rail car leases, we have several operating leases for various equipment and storage facilities. Some of these leases include purchase options; however, none are for a value less than fair market value at the end of the lease. Total lease expense under these arrangements was $321,000 and $628,000 for the years ending December 31, 2003 and 2002, respectively. The lease expense for 2002 was substantially higher due to the crude soybean oil storage tanks leased due to market conditions. Total lease expense under these arrangements was $14,000 and $126,000 for the three-month periods ending March 31, 2004 and 2003, respectively. The reason for the decrease in other lease expense for the first quarter of 2004 is the expiration of leases for off-site oil storage facilities during 2003.

        The following table shows our contractual obligations for the periods presented.

	Payment due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(Dollars in thousands)
CONTRACTUAL OBLIGATIONS
Long-Term Debt Obligations	$18,519,258	$976,117	$4,530,089	$4,538,751	$8,474,301
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	19,931,794	2,000,411	3,942,873	3,145,736	10,842,774
Purchase Obligations	—	—	—	—	—
Other Long-Term Liabilities	121,301	11,000	22,000	22,000	66,301

Total	$38,572,353	$2,987,528	$8,494,962	$7,706,487	$19,383,376

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Preparation of our financial statements require estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. Management continually evaluates these estimates based on historical experience and other assumptions we believe to be reasonable under the circumstances.

        The difficulty in applying these policies arises from the assumptions, estimates, and judgments that have to be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations as well as management intentions. As the difficulty increases, the level of precision decreases, meaning that actual results can and probably will be different from those currently estimated.

        Of the significant accounting policies described in the notes to the financial statements, we believe that the following may involve a higher degree of estimates, judgments, and complexity:

Commitments and Contingencies

        Contingencies, by their nature relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred, as well as in estimating the amount of the potential expense. In conformity with accounting principles generally accepted in the United States, we accrue an expense when it is probable that a liability has been incurred and the amount can be reasonably estimated.

Inventory Valuation

        We account for our inventories at estimated net realizable market value. These inventories are agricultural commodities that are freely traded, have quoted market prices, may be sold without significant further processing and have predictable and insignificant costs of disposal. We derive our estimates from local market prices determined by grain terminals in our area. Processed product price estimates are determined by the ending sales contract price as of the close of the final day of the period. This price is determined by the closing price on the Chicago Board of Trade, net of the local basis. Changes in the market values of these inventories are recognized as a component of cost of goods sold.

Long-Lived Assets

        Depreciation and amortization of our property, plant, and equipment is provided on the straight-lined method by charges to operations at rates based upon the expected useful lives of individual or groups of assets. Economic circumstances or other factors may cause management's estimates of expected useful lives to differ from actual.

        Long-lived assets, including property, plant and equipment and investments are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to its estimated fair market value based on the best information available. Considerable management judgment is necessary to estimate discounted future cash flows and may differ from actual.

Accounting for Derivative Instruments and Hedging Activities

        We minimize the effects of changes in the price of agricultural commodities by using exchange-traded futures and options contracts to minimize our net positions in these inventories and contracts. We account for changes in market value on exchange-traded futures and option contracts at exchange prices and account for changes in value of forward purchase and sales contracts at local market prices determined by grain terminals in the area. Changes in the market value of all these contracts are recognized in earnings as a component of cost of goods sold.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

        Commodities Risk & Risk Management.    To reduce the price change risks associated with holding fixed price commodity positions, we generally take opposite and offsetting positions by entering into commodity futures contracts (either a straight or options futures contract) on a regulated commodity futures exchange, the Chicago Board of Trade. While hedging activities reduce the risk of loss from increasing market prices of soybeans, such activities also limit the gain potential which otherwise could result from significant decreases in market prices of soybeans. Our policy is generally to maintain a hedged position within limits, but we can be long or short at any time. Our profitability is primarily derived from margins on soybeans processed, not from hedging transactions. Management does not anticipate that its hedging activity will have a significant impact on future operating results or liquidity. Hedging arrangements do not protect against nonperformance of a cash contract.

        At any one time, our inventory and purchase contracts for delivery to the plant may be substantial. We have risk management policies and procedures that include net position limits. They are defined by commodity, and include both trader and management limits. This policy and procedure triggers a review by management when any trader is outside of position limits. The position limits are reviewed at least annually with the Board of Managers. We monitor current market conditions and may expand or reduce the limits in response to changes in those conditions.

        Foreign Currency Risk.    We conduct essentially all of our business in U.S. dollars and have no direct risk regarding foreign currency fluctuations. Foreign currency fluctuations do, however, impact the ability of foreign buyers to purchase U.S. agricultural products and the competitiveness of and demand for U.S. agricultural products compared to the same products offered by foreign suppliers.

        Interest Rate Risk.    We manage exposure to interest rate changes by using variable rate loan agreements with fixed rate options. Long-term loan agreements can utilize the fixed option through maturity; however, the revolving ability to pay down and borrow back would be eliminated once the funds were fixed.

BUSINESS

Industry Information

        The soybean processing industry converts soybeans into soybean meal, soybean hulls and soybean oil. Food ingredients are the primary end use for the oil, while the meal and hulls are mostly consumed by animals. Crude soybean oil is refined for use as salad and cooking oil, baking and frying fat, and to a more limited extent, for industrial uses. Oil World 2020 projects that the U.S. soybean processing industry will grow at an annual rate of approximately 1 to 1 1/2%.

        Soybean production is concentrated in the central U.S., Brazil, China and Argentina. In the 2003/2004 harvest season, the U.S. produced approximately 2.4 billion bushels of soybeans or approximately 53% of estimated world production. The industry's trade associations and the USDA estimate that approximately 63% of U.S. produced soybeans are processed domestically, 32% are exported as whole soybeans, and 5% are retained for seed and residual use. Historically, there has been adequate soybean production in the upper Midwest to supply the local soybean processing industry.

        Soybean processing facilities are generally located close to adequate sources of soybeans and a strong demand for meal to decrease transportation costs. Poultry and swine dominate soybean meal consumption in the United States. On average, exports of soybean meal account for 15 to 20% of total production. A bushel of soybeans typically yields approximately 48 pounds of meal, and 11 pounds of crude oil when processed.

        Soybean oil refineries are generally located close to processing plants. Oil is shipped throughout the U.S. and for export. Approximately 97% of domestic oil production is used in food applications and 3% in industrial applications.

        The U.S. soybean processing industry is comprised primarily of 15 different companies operating 65 plants in 22 states. It is a mature, consolidated and vertically-integrated industry with four companies controlling nearly 85% of the processing. Those four companies are Archer Daniels Midland (ADM), Bunge, Cargill and Ag Processing, Inc. (AGP). The U.S. vegetable oil (including soybean oil) refining industry is divided between oilseed processors and independent vegetable oil refiners. The oilseed processors operate approximately 80% of the vegetable oil refining capacity in the U.S., and ADM, Bunge, Cargill and AGP operate approximately 65% of the oil refining capacity. The three largest independent vegetable oil refiners are ACH Foods, Smuckers (P&G), and ConAgra (Hunt-Wesson).

        Soybean crushing and refining margins are cyclical, characteristic of a mature, competitive industry. In addition, while the price of soybeans may fluctuate substantially from year to year, the prices of meal and oil generally track with the soybeans, although not necessarily on a one for one basis, and therefore, margins can be variable.

        The soybean industry has worked diligently to introduce soy products as bio-based substitutes for various petroleum-based products. Such products include biodiesel, soy ink, lubricants, candles and plastics.

Overview of South Dakota Soybean Processors, LLC

        South Dakota Soybean Processors, LLC (SDSP) owns and operates a soybean processing plant, a SoyOyl® production facility and a soybean oil refinery in Volga, South Dakota. We began producing crude soybean oil, soybean meal and soybean hulls in late 1996, and since then we have expanded our business to include the development of new product lines and management services. In 2000, we began providing management services to Minnesota Soybean Processors (MnSP) and will obtain a minority interest in MnSP in 2004. In 2002, we began refining crude soybean oil into a product known as refined and bleached oil, and in early 2003, we became the majority owner and assumed management control of Urethane Soy Systems Company (USSC), which produces SoyOyl®, a bio-based polyurethane product made from soybean oil.

        Our main business consists of processing locally grown soybeans into soybean meal and soybean oil. Soybean meal is primarily sold to resellers, feed mills, and to livestock producers as livestock feed. Since the completion of our refining facility in 2002, we have processed most of our crude soybean oil into refined and bleached oil. We sell our refined and bleached oil to a manufacturer of various retail and bulk food products where it is further processed for human consumption.

        We plan to maintain a competitive position in the marketplace by producing high quality products, operating a highly efficient operation at the lowest possible cost, and adding value to our products. We plan to increase our cost efficiency by increasing daily production capacity and to add value to our products by investing in further processing of our products and developing and reviewing new applications for our products in the plastics and energy fields.

        Our primary business objective is to maximize cash distributions to our members from the profits generated through our operations and investments. At the same time, our management recognizes the need to maintain our financial strength, and to consider and implement growth strategies that will allow us to continue meeting these objectives over time.

Reorganization

        South Dakota Soybean Processors was originally organized on December 6, 1993, as a South Dakota cooperative, which is entitled to single-level, pass-through tax treatment on income generated through the members' patronage. This allowed us to pass our income on to our members in the form of distributions without first paying taxes at the company level, similar to a partnership. However, as we grew, the continuing availability of this advantageous tax treatment was becoming less and less secure. Accordingly, in 2001 the cooperative's Board of Directors approved a plan to reorganize into a South Dakota limited liability company (LLC), which may elect to be taxed as either a partnership or a corporation. As an LLC, we plan to retain our historic single-level income tax treatment by electing to be taxed as a partnership.

        The plan of reorganization was duly approved by our members at a meeting held on June 20, 2002, and the reorganization became effective July 1, 2002. The transaction was an exchange of interests whereby the assets and liabilities of the cooperative were transferred for capital units of the newly formed limited liability company, Soybean Processors, LLC. The capital units were distributed to our members upon dissolution of the cooperative at a rate of one capital unit of the LLC for each share of equity stock owned in the cooperative. The distribution of capital units to our members was registered under the Securities Act of 1933. For financial statement purposes, no gain or loss was recorded as a result of the exchange transaction. Upon completion of the reorganization, the name of the limited liability company was changed to South Dakota Soybean Processors, LLC.

Products & Services

Soybean Processing

        We crush and process soybeans to extract the soybean oil from the protein and fiber portions of the soybean. Approximately 80% of the weight of the soybeans that we process annually is sold as soybean meal or hulls. The meal and hulls are shipped out by truck and rail car. Primary markets include the local truck market, the Pacific Northwest, and exports to Canada. Currently our significant meal customers include Land O' Lakes and Commodity Specialists. We currently extract crude soybean oil at a level equal to approximately 20% of the weight of the soybeans that we process annually. We process most of the crude soybean oil we produce into refined and bleached oil or SoyOyl®. Depending upon market conditions, excess crude soybean oil is sold to other soybean oil refiners, stored for future use, or delivered against Chicago Board of Trade (CBOT) futures contracts since our Volga plant site is a registered delivery point for the CBOT soybean oil futures contract. We receive a storage payment through the CBOT for all oil that is delivered into this program.

Refining

        We began refining operations in August 2002 with the start-up of our on-site refining facility adjacent to our crushing plant in Volga, South Dakota. Refining consists of processing the crude soybean oil we produce through a series of processes and filters to create a product known in the industry as refined and bleached oil. We refined approximately 80% of the crude soybean oil we produced in 2003.

        We have an exclusive supply agreement with ACH Foods to provide its facilities with a consistent supply of refined and bleached oil on a general requirements basis. We have a fixed pricing established for the first five years, with the option to renegotiate the price thereafter. The oil is transported by rail from our plant to one of ACH Foods' facilities, where it is further processed for the edible oil market.

Polyurethane

        We also process crude soybean oil to produce SoyOyl®, a bio-based polyurethane product made from specially processed crude soybean oil that has been developed for use as a replacement for certain petrochemical products. SoyOyl is relatively new in the market and has been undergoing research and development in recent years. SDSP does the initial crude oil processing at the Volga, South Dakota facility and ships it directly to USSC's customer.

        USSC developed SoyOyl and is now responsible for its marketing. SoyOyl is a kind of polyol, which is a key chemical in foam formulation. It reacts with other ingredients to form different types of polyurethane foam, which can be used in a variety of products such as insulation, packaging, furniture padding, carpet backing and footwear.

        USSC holds the patents for SoyOyl and a number of related production processes and industrial uses. We have the exclusive rights to supply soybean oil for USSC's sales of SoyOyl until 2014 and have agreed not to sell soybean oil to any other company in the plastics industry. We have also been assigned the rights to a patent relating to the modification of crude soybean oil for use in industrial applications such as manufacturing SoyOyl that provides cost advantages over other process techniques.

        USSC's sales personnel are located throughout the upper Midwest, and USSC is completing new research and development laboratories at our Volga site. Dow Chemical is a primary customer of USSC utilizing SoyOyl in its Biobalance® product, a polyurethane carpet backing. John Deere also uses SoyOyl in its Harvest Form® product, a rigid polyurethane combine shield.

        We originally purchased a 4% ownership in USSC in May 2000 for $1 million. Effective January 2003, we agreed to invest an additional $8.55 million to acquire a 58% majority ownership interest in USSC by purchasing shares from existing shareholders and newly issued shares from USSC. We also agreed to take over the management of USSC. We currently hold six of the nine seats on USSC's board of directors, and our CEO is also the president of USSC. In October 2003, we paid $1,377,000 of the purchase price to the USSC shareholders. The remainder of the purchase price to the shareholders becomes due in three equal annual installments of $891,000 payable in October of each year.

Other

        We also generate income from various other projects, including construction management fees for overseeing the general construction of a 100,000 bushel per day soybean processing facility built by

Minnesota Soybean Processors (MnSP) in Brewster, Minnesota. In addition, at times we earn miscellaneous income for consulting fees or the completion of feasibility studies or other projects.

        In August 2000, we entered into an agreement with MnSP to provide construction management for its new soybean processing plant. Under the contract, we were paid 10% of the total equity raised, and we agreed to reinvest 80% of the construction management fees in equity of MnSP. MnSP completed its equity fundraising in April 2002, raising a total of approximately $29 million. Construction began approximately six months later and was completed in November 2003.

        We plan to make our required reinvestment in MnSP in the third quarter of 2004 by transferring a 63 million-pound oil storage tank and loading facilities that we constructed on land adjacent to the MnSP site. In exchange for such transfer, we will receive approximately 7% of MnSP's outstanding shares. We also made approximately $500,000 in interest-free loans backed by retained local earnings to our members to invest in MnSP. These loans will be repaid through member distributions.

        As MnSP begins production, we are providing management and marketing services to MnSP, including the day-to-day management control of MnSP's plant under a Services and Management Agreement with MnSP pursuant to which we are paid primarily on a cost-sharing basis. Costs for various employees, such as commercial, accounting, and engineering employees, and other administrative expenses will be allocated between SDSP and MnSP based on the volume of soybeans processed at each plant. Rodney Christianson, our Chief Executive Officer has general management and oversight responsibilities of MnSP under this Agreement.

Raw Materials and Suppliers

        We procure soybeans from local soybean producers and country elevators. In 2003 soybean production in South Dakota was approximately 113 million bushels down from 2002's crop of 127 million bushels, primarily due to dry weather conditions. We control the flow of soybeans into the plant with a combination of pricing and contracting options. Threats to the soybean supply include weather, changes in government programs, and competition from other processors and export markets. Our refining plant and polyurethane production procure their entire supply of crude soybean oil from our crushing plant.

Utilities

        We use natural gas and electricity to operate the crushing and refining plants. Natural gas is used in the boilers for process heat and for drying soybeans. NorthWestern Energy provides natural gas service to the plant on an interruptible basis. We are at risk to adverse price fluctuations in the natural gas market, but we have the capability to use fuel oil as a back up for natural gas if delivery is interrupted or market conditions dictate. We employ forward contracting to offset some of this risk. Our electricity is supplied by the City of Volga. A long term contract on electricity offsets some of our price exposure on electrical rates.

Employees

        We currently employ approximately 95 individuals. All but 18 of our employees are full-time. We have no unions or other collective bargaining agreements.

Sales, Marketing and Customers

        Our primary meal markets are the local truck market (typically within 200 miles of our Volga plant), the Western U.S. (Washington, Oregon and California), and exports (to Canada). Our primary soybean oil market is Illinois and is served by rail. Our rail service is provided by the Dakota, Minnesota and Eastern (DM&E) rail line, with connections to the Burlington-Northern Santa Fe

(BNSF) and the Union Pacific (UP). The table presented below lists the percentage of sales by quantity of product sold within various markets for 2003.

	Soybean Meal	Crude Soybean Oil	Refined Oil
Local	34%	45%	—
Other U.S. States	52%	52%	100%
Export (including Canada)	14%	3%	—

Competition

        We are the only significant hexane extraction plant in South Dakota and we believe that we have approximately 9% of the soybean processing capacity in the Upper Midwest and about 1% in the United States. We plan to maintain our competitive position in the market by producing high quality product and operating a highly efficient operation at the lowest possible cost, and adding value to our products. We plan to increase our cost efficiency by increasing daily production capacity, adding value to our products by investing in further processing of our products and developing and reviewing new applications for our products in the plastics and energy fields.

Government Regulation and Environmental Matters

        Hexane recovery is closely monitored by the Environmental Protection Agency. New regulations effective in April 2004 require that the amount of hexane lost in the extraction process not exceed 0.2 gallons per ton of soybean oil produced on a rolling 12-month average. Our production process currently meets this requirement.

        As part of a Compliance Plan with the South Dakota and Federal Departments of Environment and Natural Resources, we installed a new zero process discharge system to replace our conventional wastewater system and are currently in compliance with our surface water discharge permits. We are obligated to provide ongoing compliance reports to the Department of Environment and Natural Resources.

        We maintain a spill prevention plan that contains the necessary procedures to minimize spill events and provide emergency notification, if necessary. It also contains the required information pertaining to spill containment procedures in the event a spill does occur, and the proper spill clean-up procedures. The plan places us in compliance with the provision of 40 CFR, Part 112, of the Federal Regulations on oil pollution prevention, and the provisions of SARA, Superfund Amendments and Reauthorization Act, 1986. It also addresses all known potentially polluting materials at our plant. At this time, we do not generate any known hazardous wastes at our plant.

        We also maintain an EPA Facility Response Plan. This plan is also prepared according to the guidelines of 40 CFR, Part 112, and pursuant to the Oil Pollution Act of 1990. This plan is designed to emphasize oil spill prevention and oil spill response preparedness.

Property

        We conduct our operations principally from our facilities in Volga, South Dakota. We own our facilities at Volga, and they serve as collateral for our credit facilities. We also store crude soybean oil at our facility in Brewster, Minnesota. In addition, USSC leases office space for a portion of it sales staff in Princeton, Illinois.

Legal Proceedings

        From time to time in the ordinary course of our business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers' compensation claims, tort claims, or contractual disputes. We carry insurance that provides protection against general commercial liability claims, claims against our directors, officers and employees, business interruption, automobile liability, and workers' compensation claims. Except as described below, we are not currently involved in any material legal proceedings and are not aware of any potential claims.

        On January 28, 2003, we were served with notice that we had been named as a defendant in a breach of contract suit in the circuit court of Cook County, Illinois, along with a number of other individual defendants, including our Chief Executive Officer, Rodney Christianson. The plaintiff, James Jackson, was an employee of USSC whose services were terminated shortly after we became the majority owner in early January 2003. Mr. Jackson claims that he was wrongfully terminated and that the defendants unjustly interfered with his employment contract and committed fraud in connection with our acquisition of a controlling interest in USSC. He is claiming nearly $1 million in compensatory damages and $5 million in punitive damages. Based upon our investigation of the facts surrounding the case, we believe that Mr. Jackson's employment contract was not properly authorized and that his claims are substantially without merit. We are vigorously defending the action; however, we cannot provide any assurance that we will be successful in disposing of the case or that any costs of settlement or damages would not be material if we are unable to get the case dismissed. We have entered into mediation negotiations with Mr. Jackson but have not yet reached a settlement agreement. Under the terms of our stock purchase agreement with USSC, we believe that we would be entitled to indemnification from USSC for our costs to settle or defend the suit, although since we now own 58% of USSC we will not receive dollar-for-dollar indemnification from USSC.

MANAGEMENT

Board of Managers

        Our Board of Managers consists of three members of SDSP from each of seven geographic districts, for a total of 21 Board members. Board members are elected to staggered three-year terms by the members in their geographic district and currently may not serve more than three consecutive three-year terms. Generally, one Board seat in each of the seven geographical districts is elected at our annual meeting each year as required by our Operating Agreement.

        The table below describes important information about the members of the Board of Managers.

Name, Address, Telephone and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background
Paul Barthel 22308 486th Ave. Elkton, SD 57026	35	1996	2006	Paul has been a farmer for the past 18 years. He is a member of the South Dakota Soybean Association, and the South Dakota Corn Growers. Paul graduated from South Dakota State University in Brookings, SD in 1992 with a major in Ag Business and minor in Agronomy.
James Call R.R.3 Box 167 Madison, MN 56256-9102	49	1995	2004	James has been a farmer for the past 31 years. He belongs to the Minnesota Soybean Growers Association, Minnesota Corn Growers Association, and is a director of the Lac Qui Parle Soybean Growers. He is chairperson of the Lac Qui Parle County Farm Service Agency County Committee, and a Director of the Minnesota Soybean Research and Promotion Council.
Paul W. Casper President 44095 212th St. Lake Preston, SD 57249-9640	45	1994	2004	Paul has been a farmer for the past 26 years. He is a member of the South Dakota Soybean Association, and past 1st Vice President, South Dakota Corn Growers, National Corn Growers, and South Dakota Ag Producers Ventures. Paul attended Dakota State University in Madison, SD for one year.

Dan Feige 45974 232nd St. Wentworth, SD 57075-9644	49	1996	2005	Dan has been a farmer for the past 22 years. He is a member of the National Corn Growers Association, the American Soybean Association, and a director on the South Dakota Soybean Association. He is a past delegate for Associated Milk Producers. Dan attended the University of South Dakota in Springfield, South Dakota and received an Associate Degree in Diesel Technology with a minor in Education and Business.
Marvin Goplen 1671 270th Ave. Canby, MN 56220 (507) 223-7391	69	1995	2005	Marvin has been a farmer for the past 46 years. He is a member of the Farm Bureau, and the Minnesota Soybean Association. He is a Director of the Minnesota State Plowing Organization, and a member of the National Plowing Organization. Marvin attended the University of Minnesota, St. Paul, MN for 2 years concentrating in Agriculture
Ryan J. Hill 78588 330th Ave. Worthington, MN 56187-9402	55	1995	2006	Ryan has been a farmer for the past 30 years. He belongs to the National and Minnesota Corn and Soybean Growers Associations. Ryan attended Worthington Junior College, and participated in the U.S. Navy Engineering metallurgy program in 1969.
Marvin Hope Vice President 45886 217th St. Volga, SD 57071-9355	67	1994	2005	Marvin has been a farmer for the past 46 years. He is a member of the South Dakota Soybean Association, and the American Soybean Association. He belongs to the National Corn Growers Association and the Farm Bureau. Marvin attended the Lutheran Bible Institute in Minneapolis, MN in 1956 and 1957.

James H. Jepsen 48480 231st St. Flandreau, SD 57028-6631	47	1996	2005	James has been a farmer for the past 28 years. He is currently a member and was the former President of the South Dakota Soybean Association. Jim attended South Dakota State University in Brookings, SD and received an Associate of Arts Degree in Agriculture and General Ag in 1977.
Peter Kontz 47068 223rd St. Colman, SD 57017	61	1998	2004	Peter has been a farmer for the past 37 years. He is a member of the South Dakota Cattlemen's Association (Treasurer for four years), South Dakota Corn Growers Association, and the South Dakota Soybean Association. He attended the School of Agriculture in Brookings, SD.
Bryce Loomis 19989 464th Ave. Bruce, SD 57220-5113	61	1998	2004	Bryce has been a farmer and seed sales representative for the past 36 years. He belongs to the National Corn Growers Association, the South Dakota Soybean Producers Association, and the Farm Bureau.
Gerald Moe 21469 452nd Ave. Arlington, SD 57212 (605) 983-5949	67	1994	2005	Gerald is a retired farmer, and was an active farmer for 45 years prior to retirement. He also has been a District Sales Manager for a major seed company for 10 years in the past. He is a member of the American Soybean Association, as well as a member of the Board of Directors for the Citizens State Bank in Arlington, SD. Gerald attended Augustana College for one year in Sioux Falls, SD.
Dale Murphy 102 E. 2nd Ave. PO Box 686 White, SD 57276 (605) 629-6181	73	1994	2006	Dale is a retired farmer, and was an active farmer for the previous 38 years. He was a director of the First National Bank in White, SD during 1987-1999. Dale attended Nettleton Commercial College in Sioux Falls, SD and earned a certificate in auditing and accounting in 1957.

Robert Nelsen 1173 280th Ave. Westbrook, MN 56183-1023 (507) 274-5163	63	1995	2004	Robert is a retired farmer and Vice President of Environmental Dust Control. During the past 40 years, he was an active farmer. He is a director of the Westbrook Lions Club and a V.F.W. member. He is also a member of the American Highland Cattle Association, the Minnesota and National Corn Growers Association and the American Soybean Growers Association, where he has been a state director. He is State Director for the Murray County Soy Growers and belongs to Farm Bureau.
Maurice Odenbrett 2778 41st St. Fulda, MN 56131 (507) 425-2624	58	1995	2005	Maurice has been a farmer for the past 39 years. He is a supervisor for the Belfast Township and serves as Vice Chairperson for the Murray County Township association.
Daniel Potter 31012 County Highway 6 Redwood Falls, MN 56283	72	1995	2006	Daniel has been a farmer for the past 52 years and is a 50% owner of Potterosa Farms, Inc. He belongs to the Redwood County Cattlemen's Association, and the National Cattlemen's Association. He is also a supervisor of the Redwood Soil and Water Conservation District and chairs the church Admin Council.
Corey Schnabel Secretary 43555 273rd St. Freeman, SD 57029-9760	45	1994	2004	Corey has been a farmer for the past 24 years. He is also a Grandview Township Supervisor. He belongs to the South Dakota and National Corn Growers Association, the South Dakota and American Simmental Association. He is also a former director of the South Dakota Corn Growers Association and National Corn Growers Association. Corey is a graduate of Lake Area Technical Institute in Watertown, South Dakota. He earned an Associate degree in Ag Business in 1980.

Rodney Skalbeck 80903 160th St. Sacred Heart, MN 56285 (320) 765-2542	70	1995	2006	Rodney has been a farmer for the past 51 years. He belongs to the Farmers Union, Land Stewardship Project and is a former Director of the Farm Credit association where he has had positions as chairman and vice chairman. He is also a former school board member and church board member and treasurer.
Lyle R. Trautman 409 Lakeview St. Box 83 Lake Benton, MN 56149	50	1996	2005	Lyle has been a farm operator and manager for the past 31 years. He is a member of the Lincoln County Soybean Growers Association, the Minnesota Soybean Growers Association, and the Minnesota Corn Growers Association. He is also a member of the Lake Benton City Council. Lyle attended Mankato State College for two years, and University of Minnesota for two quarters.
Delbert Tschakert 16150 442nd Ave. Florence, SD 57235	48	1994	2006	Delbert has been a farmer for the past 26 years, producing corn, soybeans, and hay commodities. He is a member of the South Dakota Soybean Association, the South Dakota Corn Growers Association, and former President of the South Dakota Soybean Association. Delbert is a graduate of South Dakota State University in Brookings, SD. In 1977, he received his BS in Ag Communications with a minor in Economics.
Anthony Van Uden 3461 300th Ave. Cottonwood, MN 56229	66	1996	2004	Anthony has been a farmer for the past 44 years. He is a member of Minnesota Soybean Association, and the American Legion. He is a past Director of the Farmers Elevator Company, Cottonwood, MN, Lucas Town board, as Chairman, and the Lyon County Planning and Zoning Committee.

Ardon Wek 43958 288th St. Freeman, SD 57029	46	1996	2006	Ardon has been a farmer for the past 26 years. He is a member of the South Dakota Corn Growers, and the South Dakota Soybean Association. Ardon graduated from Mitchell Technical College in Mitchell, SD. His major was Architectural Drafting, and Building Construction.

Compensation of Board of Managers

        Members of the Board of Managers are currently provided a per diem payment for services performed in the amount of $150 for each function requiring more than four hours, and $75 for each function requiring less than four hours. In addition to the per diem fee, mileage reimbursement is provided at current IRS rates.

Committees of Board of Managers

        The Board of Managers has formed the following committees: finance and audit committee, nomination committee, governance committee, public relations committee, and planning committee. The current members of the Audit Committee are Daniel Potter, who serves as the chairperson of the committee, Maurice Odenbrett, Anthony Van Uden, Paul Casper, Paul Barthel, and Ardon Wek. Because our Board members are generally farmers, as is common for former agricultural cooperatives, we do not have an audit committee financial expert serving on our finance and audit committee. The Board, however, has selected members for the finance and audit committee based on the Board's determination that they are fully qualified to monitor management, our internal accounting operations and the independent auditors and are fully qualified to monitor our disclosures to assure that they fairly present our financial condition and results of operations In addition, the finance and audit committee has the authority to engage advisers as it deems necessary to assist it in carrying out its duties.

Executive Officers

        The following individuals serve as our executive officers in the capacities listed. These officers serve at the discretion of the Board of Managers and can be terminated without notice. There is currently a vacancy in our chief financial officer position. Our management and key personnel along with the assistance of outside advisors are assuming the functions that our chief financial officer previously performed. We are evaluating our needs to determine whether we will hire a person to serve as our chief financial officer.

Name	Age	Position
Rodney G. Christianson	50	Chief Executive Officer
Thomas J. Kersting	41	Commercial Manager

        Rodney G. Christianson, Chief Executive Officer.    Rodney joined us as the Chief Executive Officer when operations began in 1996. With 20 years of service with Cargill, Inc. in its Food, Industrial, and Oilseed Sectors, Rodney came to us with significant operational and managerial experience in the U.S. and Brazil. A member of the management team for the Greenfield construction and start up of Cargill's sunflower plant in West Fargo, North Dakota, Rodney's experience helped direct our difficult startup toward a financially successful first year of operations.

        Rodney is a Minnesota farm native, and received his B.S. in Engineering from North Dakota State University. He holds a Professional Engineer's License.

        Rodney has complete responsibility for our operations.

        Thomas J. Kersting, Commercial Manager.    Tom joined us as the Procurement Manager when operations began in 1996, and since 1998 has served as the Commercial Manager. Tom was affiliated with Harvest States Cooperative from July 1988 until May 1996. Tom held such positions as Market Analyst/Advisor and Head Procurement Merchandiser for Harvest States Cooperative throughout North Dakota, South Dakota, and Minnesota. As a market analyst, Tom assisted grain elevator profitability by using advanced management and marketing techniques while incorporating specific risk management procedures.

        Tom graduated from the University of Minnesota's College of Agriculture with a B.S. in Agricultural Business Administration with an emphasis in operations management. Tom is a licensed commodity broker, and a director of the National Oilseed Processors Association, a voting member of the National Biodiesel Board and our contact for the Chicago Board of Trade.

        Tom is responsible for all futures trading strategies, as well as merchandising commodity products, and soybean and natural gas procurement.

Compensation of Executive Officers

        Summary Compensation Table.    The following table sets forth all the compensation we paid during the years ended December 31, 2003, 2002 and 2001 to our principal executive officer and each officer paid over $100,000 in our last fiscal year (the "named executive officers"). No other officers received total compensation exceeding $100,000 during the year ended December 31, 2003.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)
Rodney G. Christianson Chief Executive Officer	2003 2002 2001	200,000 200,000 186,666	36,190 64,528 100,135	3,855 3,625 3,625	— — —	— — —	— — —	3,855 3,597 17,208
Thomas J. Kersting Commercial Manager	2003 2002 2001	103,792 99,167 90,000	12,500 24,000 40,000	— — —	— — —	— — —	— — —	13,299 11,520 9,931
Larry E. Mahlum(1) Operations Manager	2003 2002 2001	96,228 95,000 95,000	8,700 16,000 33,000	— — —	— — —	— — —	— — —	— — —

(1)
Mr. Mahlum retired in January 2004.

        On February 1, 2004, we entered into a four-year employment agreement with Mr. Christianson that expires on January 31, 2008. Under the employment agreement, Mr. Christianson will receive an annual salary of $250,000 through August 31, 2005 and an annual salary of $300,000 for the remaining term of the Agreement. Mr. Christianson is also entitled to receive an incentive bonus equal to one-half of one percent of net income before taxes and member distributions, excluding certain extraordinary items of income and expense, on up to $5.0 million net income, or 1% of net income before taxes and member distributions if net income exceeds $5.0 million. Mr. Christianson may elect to have his incentive bonus paid directly or deferred. Mr. Christianson is also entitled to participate in

401(k), healthcare and other retirement and welfare benefit programs that are generally available to employees and a vehicle to be used for business purposes. Mr. Christianson is entitled to eighteen months of severance pay in the event that we terminate his employment during the term of the agreement, other than for cause. Mr. Christianson's employment contract is terminable at will by the Board of Managers without cause, and may be terminated by Mr. Christianson with 60 days' notice. The employment agreement also includes a two-year non-competition provision.

        Mr. Kersting has an employment agreement with us that is terminable at will. Mr. Kersting receives a base salary and is entitled to participate in 401(k), healthcare and other retirement and welfare benefit programs that are generally available to employees, including the employee profit sharing program which allocates 4% of net profits over $2 million to all employees other than Mr. Christianson. Individual amounts are allocated and distributed to employees based on a formula that takes into account current salary level, level of responsibility and the impact of the employee's position on profits.

        Messrs. Christianson and Kersting also have a deferred compensation plan that provides "phantom" capital units. Messrs. Christianson and Kersting's initial grants under these plans are fully vested. On February 1, 2004, Mr. Christianson received an additional grant under an amended and restated deferred compensation plan. Under both the original and amended plan, we will pay an amount equal to the fair market value of the participant's vested phantom capital units in five annual substantially equal installments beginning upon the earlier of termination of employment with us or his 65th birthday. In lieu of participating in the phantom capital unit plan, Mr. Mahlum receives an amount equal to 2% of the first $10 million, and 1% thereafter, of our net proceeds from the sale of all polyol products for a period of 10 years. However, to date we have not had any significant sales of polyol products and no payments have been made under this agreement.

Ownership by Management

        We do not have any compensation plans under which our capital units are authorized for issuance.

        The following table sets forth the beneficial ownership of our outstanding capital units by our Board members and named executive officers as of March 31, 2004. As of that date, no person beneficially owned more than 5% of our capital units.

Name and Address of Beneficial Owner	Number of Votes Beneficially Owned	Voting Percentage	Number of Capital Units Beneficially Owned	Ownership Percentage
Paul Barthel, Manager	1	*	10,500	*
James Call, Manager(2)	2	*	22,000	*
Paul Casper, President, Manager	1	*	60,000	*
Rodney Christianson, CEO(3)	1	*	10,500	*
Dan Feige, Manager	1	*	30,000	*
Marvin Goplen, Manager(4)	1	*	18,000	*
Ryan Hill, Manager(5)	2	*	22,500	*
Marvin Hope, Vice President, Manager(6)	1	*	56,000	*
Jim Jepsen, Manager	1	*	30,000	*
Peter Kontz, Manager (7)	2	*	99,000	*
Bryce Loomis, Manager(8)	1	*	30,000	*
Gerald Moe, Manager(9)	1	*	45,000	*
Dale Murphy, Manager(10)	1	*	80,000	*
Robert Nelsen, Manager	1	*	21,000	*
Maurice Odenbrett, Manager	1	*	36,000	*
Daniel Potter, Manager(11)	2	*	16,500	*
Corey Schnabel, Secretary, Manager	1	*	15,000	*
Rodney Skalbeck, Manager	1	*	105,000	*
Lyle Trautman, Manager(12)	1	*	13,500	*
Delbert Tschakert, Manager(13)	2	*	42,000	*
Tony Van Uden, Manager	1	*	60,000	*
Ardon Wek, Manager(14)	1	*	30,000	*
Managers and Executive Officers, as a group	27	1.29%	852,500	3.02%

*
Percentage of shares beneficially owned does not exceed 1% of the class.

(1)
The addresses for each of the individual managers listed above is set forth under Board of Managers above.

(2)
Includes 9,000 capital units owned of record by Call Farms, Inc. of which Mr. Call is a co-owner.

(3)
Represents capital units owned of record by Mr. Christianson's wife, Heidi Christianson.

(4)
Represents capital units owned of record by the Marvin and Mary Ann Goplen Revocable Living Trust of which Mr. Goplen is a trustee.

(5)
Includes 10,000 capital units owned of record by Mr. Hill's wife, Naomi Hill.

(6)
Represents capital units owned of record by the Marvin H. Hope Trust of which Mr. Hope is a trustee.

(7)
Includes 53,000 capital units owned of record by Mr. Kontz's wife, Alyce Kontz.

(8)
Represents capital units owned jointly with Mr. Loomis's wife, Georgean Loomis.

(9)
Represents capital units owned jointly with Mr. Moe's wife, Kaye Moe.

(10)
Represents capital units owned of record by the Dale F. Murphy Revocable Trust of which Mr. Murphy is a trustee.

(11)
Includes 7,500 capital units owned of record by Potterosa Farms, Inc. of which Mr. Potter is a co-owner.

(12)
Represents capital units owned jointly with Mr. Trautman's wife, Pam Trautman.

(13)
Includes 17,500 capital units owned of record by Mr. Tschakert's wife, Kay Tschakert.

(14)
Represents capital units owned of record jointly with Mr. Wek's wife, Sheila Wek.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Paul Casper is Gerald Moe's son-in-law; otherwise, no family relationship exists between any of our Board members, officers, or key employees.

        The individual Board members and executive officers of SDSP have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and SDSP, except for continuing employment agreements, as described above under "Compensation of Management and Executive Officers," the Operating Agreement, and soybean purchases that are on the same terms available to the public. None of the individual Board members or executive officers are receiving any compensation relative to our offering of capital units in this prospectus. However, the Board Members receive a per diem fee and other reimbursement and compensation for their Board services, as described above. The executive officers receive compensation as executive officers as described above.

DESCRIPTION OF CAPITAL UNITS

        The rights, privileges, obligations and restrictions associated with membership in SDSP are found in the Operating Agreement attached to this prospectus as Appendix A. The following provisions are intended to be a summary of the Operating Agreement. You should refer to the Operating Agreement for a complete description of these provisions.

Issuance of Capital Units

        If the offering is completed, we will issue up to 5,625,000 Class A capital units if all of the units are sold at the $2.00 per unit offering price available to the our existing members until [45 days after Effective Date], 2004. If our existing members do not purchase all of the Class A Capital Units on or before [45 days after Effective Date], 2004, then the offering price per unit will rise to $2.50 per unit and we will accordingly issue fewer units if we raise the total offering amount of $11,250,000. When issued, all capital units will be fully paid and non-assessable and will not be subject to redemption or conversion, other than as set forth below.

Member Qualifications

        There is a minimum capital unit ownership requirement of 2,500 units. If you become the owner of less than 2,500 capital units, we will have the option to redeem your capital units as explained under "Redemption" below.

        To become one of our members, you must sign and agree to be bound by our Operating Agreement. If you desire to transfer your capital units in accordance with our Operating Agreement, you must obtain Board approval and the new owner will be required to sign our Operating Agreement to become a member. To become a member initially, you will also be required to pay a one-time $200.00 administrative fee.

        Admission of Additional Members.    The Board of Managers may admit additional members at its discretion if capital units are transferred to any non-member or upon the sale or issuance of additional capital units by SDSP; however, no additional members may be admitted without the approval of the Board of Managers, and the Board of Managers may refuse to admit any person or entity as a member in its sole discretion. No additional members will be admitted without signing and agreeing to be bound by the Operating Agreement.

        If any person becomes the beneficial owner of capital units without board approval, for example through inheritance or bankruptcy proceedings, and does not become a member, whether though the failure to sign our Operating Agreement, because the Board of Managers refuses to admit such person, or for any other reason, we may redeem such person's capital units at a price of $.20 per unit. Any person who owns capital units, but has not become a member, will be entitled to receive distributions and other economic rights related to ownership of the capital units, and will be required to pay the corresponding share of taxes relating to such person's capital units; however, such person will not be entitled to voting rights associated with membership, and after 12 months we will generally have the option to redeem your capital units at a fraction of the offering price. See "Redemption" below for additional information on redemption.

        Additional Capital Units and Classes of Members.    The Board of Managers may create and issue additional capital units or additional classes of capital units on such terms and conditions as the Board of Managers may determine at the time of admission.

        Representations and Warranties of Members.    When subscribing for our capital units and signing the Operating Agreement, you will be required to make a number of representations and warranties to SDSP and every other member. These representations and warranties include, but are not limited to, the following:

  •
  if you are a legal entity, that you are duly organized, validly existing and in good standing under the laws of the state of organization and are duly qualified and in good standing as a foreign corporation in the jurisdiction of your principal place of business (if not incorporated therein);

  •
  if you are an individual, your state of residence;

  •
  that you have full authority to execute and agree to the Operating Agreement and to perform your obligations under the Operating Agreement;

  •
  that you have duly executed and delivered the Operating Agreement; and

  •
  that your authorization, execution, delivery, and performance of the Operating Agreement does not conflict with any other agreement or arrangement to which you are a party or by which you are bound.

Rights of Members

        Election of Board of Managers.    The members of the Board of Managers are elected by the members in their district to staggered three-year terms. There are three board members from each of our seven geographic districts.

        Voting.    All matters coming to a vote of members will be determined by the vote of a majority of the members, with each member having one vote regardless of the number of capital units owned. Members are entitled to vote on the following matters:

  •
  any merger, sale of all or substantially all of our assets or voluntary dissolution;

  •
  election and removal of individuals serving on the Board of Managers;

  •
  an increase or decrease in the number of individuals serving on the Board of Managers;

  •
  changes in the geographical boundaries of the districts from which Managers are elected;

  •
  an amendment to the LLC's Articles of Organization or Operating Agreement; and

  •
  any other matters referred to a vote of the members by the Board of Managers.

        All matters that are subject to a vote our members will be decided by the vote of a majority of members, other than the following:

  •
  director elections will be decided by a plurality of the members within a particular district; and

  •
  any merger, sale of all or substantially all of our assets or voluntary dissolution will be decided by a vote of two-thirds of the members.

        The Board of Managers will decide all other matters, as described under "Board of Managers" below.

        Annual Distributions.    The Operating Agreement requires that we distribute 30% of our net income for the fiscal year, unless;

  •
  net income for such fiscal year does not exceed $500,000, unless the Board of Managers votes otherwise;

  •
  such distribution violates or causes us to default under any of the terms of any of our credit facilities or debt instruments; or

  •
  such distribution is prohibited by any law restricting distributions in the event of insolvency.

        The Board of Managers may, but is not required to, make additional distributions to our members and unit holders. We will make all distributions to our members and unit holders in proportion to the number of capital units owned.

        Right to Information; Confidentiality.    Prior to our annual meeting each year, we will distribute to each member a copy of our annual report. Each member is entitled to have access to certain financial and other information under the laws of South Dakota. In fulfilling our obligation to provide such information to you, we may require that you follow certain statutory procedures and charge you a nominal fee for copies. By signing the Operating Agreement, you agree to hold in strict confidence any information that is not publicly available regarding our business, affairs, properties, and financial condition you may receive from us, such as information on individual members, confidential negotiations not subject to SEC disclosure, trade secrets or competitive pricing information that is not filed publicly or is subject to a confidential treatment request. You also agree to keep confidential certain information about other companies that you may receive from us. We will identify such confidential information provided to you by clearly marking the copies as confidential.

        Meetings.    We plan to have an annual meeting of members for the transaction of all business which may come before the meeting on a date determined by the Board of Managers. We may have a special members meeting at any time at the request of the President, the Board of Managers or 10% of the members. Any such request must state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting. Notices will be sent to members of the time and place of any annual or special meeting of members. Members are not allowed to vote by proxy at any annual or special meeting of members.

        No Preemptive Rights.    You will not have any preemptive rights to purchase additional capital units if we offer to sell or issue additional capital units or other securities in the future. If we make an additional offering of capital units or other securities, the Board of Managers may decide to offer the members an opportunity to participate, but it is under no obligation to do so.

        No Conversion Rights.    The capital units do not have any conversion rights.

        No Dissenter's Rights.    Members do not have dissenter's rights. This means that if we were to merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, you will not have the right to seek appraisal or payment of fair value for your capital units.

Management

        The Board of Managers manages our business as whole, and our day-to-day operations are managed and conducted by the our executive officers.

        Board of Managers.    The Board of Managers has 21 members, who serve staggered terms of three years. Managers shall not serve more than three consecutive three-year terms.

        Managers may be removed for any reason by the affirmative vote of a majority of the members or by a two-thirds super majority vote of the Board of Managers. If a vacancy occurs as a result of the death or disability of a member of the Board of Managers, then the Board of Managers will appoint a new manager to fill the vacancy until the next member meeting held for the purposes of electing managers. The members of the respective district will then elect a new manager to fill the vacancy for the remainder of the original term. The Board of Managers may also delegate its authority to a committee or committees it designates.

        The Operating Agreement contains provisions that may delay, defer or prevent a change in control and make removal of its management more difficult. These include its provisions for a staggered board of managers, the board of manager's ability in its sole discretion to refuse to admit new members, and significant restrictions on transferability of capital units.

        In general, our Board of Managers manages the business and affairs of SDSP. Board of Managers' decisions generally must be approved by a majority vote of disinterested managers. Specific examples include:

  •
  directing the expenditure or investment of our funds and borrowings from banks or other lending institutions;

  •
  entering into contracts or agreements with members; and

  •
  making distributions to members.

        Certain decisions by the Board of Managers require a two-thirds super majority vote. These include the following:

  •
  the removal of the Chief Executive Officer or member of the Board of Managers; and

  •
  any action taken in writing without a meeting.

        There are also certain actions that the Board of Managers cannot take without the approval of our members. These are:

  •
  the merger or consolidation with another entity;

  •
  the sale of substantially all of our assets;

  •
  voluntary dissolution;

  •
  changes in the size of the Board of Managers;

  •
  changes in boundaries of geographical districts for electing members of the Board of Managers; and

  •
  amendments to the Operating Agreement and/or Articles of Organization, except that the Board of Managers may amend the Operating Agreement prior to receiving the members' approval if it is subsequently approved by the members at the next meeting of members.

        Officers.    The Board of Managers has elected a President who will preside over the meetings of the Board of Managers and members and perform other duties as may be necessary from time to time in accordance with the Operating Agreement. The Board of Managers has also elected one Vice President and may elect one or more additional Vice Presidents, as it may deem appropriate, to act in the absence of the President, and a Secretary to perform the duties and functions of that office. Officers of the Board of Managers must be members of the Board of Managers and members of SDSP. The Board of Managers shall fix the compensation for the officers of the Board of Managers, and they may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

        The Board of Managers is responsible for appointing a Chief Executive Officer to serve as the principal executive officer and determining the salary of the Chief Executive Officer. The Chief Executive Officer is responsible for appointing a Chief Financial Officer to serve as the principal accounting and financial officer. Officers need not be members of the Board of Managers or members of SDSP.

Indemnification

        We will generally indemnify, or reimburse, any of our officers, members or managers, and former officers, members or managers against expenses actually and reasonably incurred by such person in connection with the defense of an action, suit or proceeding, civil or criminal, in which such person is made a party by reason of being or having been an officer, member or manager, with us. Also, none of our officers, members or managers shall generally be liable to us or our members for monetary damages for an act or omission in such person's capacity as an officer, member or manager. However, an officer, member, or manager will not be entitled to indemnification and may be liable to us or our members if the person is found liable for any of the following:

  •
  breaching his or her duty of loyalty to us or our members;

  •
  an act or omission not in good faith that constitutes a breach of duty to us or our members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

  •
  a transaction from which the person received an improper benefit whether or not the benefit resulted from an action taken within the scope of the person's office or duties; or

  •
  an act or omission for which the liability of the person is expressly provided for by applicable statute.

        The South Dakota Limited Liability Company Act provides no specific limitations on indemnification of officers, managers or members of limited liability companies, although the duty of loyalty, duty of care and obligation of good faith and fair dealing of any officer, manager or member may not be waived. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Disposition of Capital Units; Restrictions on Transfer

        You will not be permitted to freely transfer or sell your capital units. All transfers must be approved by the Board of Managers and must comply with our Capital Unit Transfer System, which is designed to conform to certain tax regulations that are important for us to maintain our single-level tax status. To find out more about the restrictions, see "Federal Income Tax Consequences—Publicly Traded Partnership Rules" below. If any member or unit holder transfers his capital units in violation of the publicly traded partnership rules or without our prior written consent, the transfer will be null and void and we will have the option to redeem the capital units subject to the attempted transfer.

        The Board of Managers will not approve any sale or transfer of capital units unless it is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or we have determined that it is exempt from registration under those laws. In addition, the Board of Managers will not approve any sale or transfer that would result in the loss of our partnership status within the meaning of the tax code.

Bankruptcy of a Member

        If any member becomes bankrupt or subject to insolvency proceedings as described in the Operating Agreement, we will have the right to offer the bankrupt member's capital units for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days, we will have the option to redeem and cancel the bankrupt member's capital units at a purchase price of $.20 per capital unit or the lowest amount which may be approved by the bankruptcy court.

Redemption

        We may redeem your capital units at a price of $.20 per capital unit upon any of the following events:

  •
  if you try to transfer your capital units without following the procedures required by the Operating Agreement;

  •
  if you or anyone who acquires your capital units does not become a member within a year after acquiring capital units;

  •
  if you become the beneficial owner of less than 2,500 capital units and do not remedy such failure to meet the minimum investment requirement within 240 days;

  •
  if the Board by resolutions finds that you have intentionally or repeatedly violated any of the provisions of our Articles of Incorporation or Operating Agreement, breached any contract with SDSP, remained indebted to SDSP for 90 days after the indebtedness first becomes payable, or willfully obstructed any lawful purpose or activity of SDSP;

  •
  if you become bankrupt and we are not able to sell your capital units within 240 days through the Capital Units Transfer System; or

  •
  if you and any of your affiliates collectively acquire and hold more than 1.5% of the issued and outstanding capital units.

Capital Accounts

        In accordance with the tax regulations discussed in greater detail under "Federal Income Tax Consequences," we establish a capital account for each member. The initial capital account balance will be equal to the member's capital contribution. The capital account will be increased by the member's share of income and decreased by distributions and the member's share of net losses and deductions. The capital accounts will be used to determine relative distributions upon liquidation, as set forth below. You will not be entitled to the return of any part of your contribution or to be paid interest in respect of either your capital account or your capital contributions. If you transfer your capital units, your capital account balance with respect to the transferred units will be credited to the new owner of the capital units at its then current balance, regardless of the price paid in the transfer.

Liability of Members

        You will not be personally liable for a debt, obligation, or liability of SDSP solely by reason of being a member.

Sinking Fund Provisions

        There are no sinking fund provisions.

Further Calls or Assessments

        You will not be liable for further calls or assessments by SDSP, other than for the balance of your subscription pursuant to the terms of your promissory note.

Liquidation upon Dissolution

        Voluntary dissolution may be effected only upon the prior receipt of the affirmative vote of two-thirds of our members. In the event of a voluntary or involuntary dissolution and liquidation, our assets will be applied and distributed as follows: first, to our creditors in the order of priority as provided by law, and then to our members and any other capital unit holders in proportion to the positive balance in their respective capital accounts (which will correspond to the number of capital units owned by each member). To the extent that a deficit, if any, in the capital account of any member resulted from or was attributable to deductions or losses of SDSP (including non-cash items such as depreciation), or distributions of money pursuant to the terms of the Operating Agreement to all members in proportion to the number of capital units owned by each member, upon dissolution such deficit would not be an asset of SDSP and such member would not be obligated to contribute such amount to SDSP to bring the balance of his capital accounts to zero.

FEDERAL INCOME TAX CONSEQUENCES

        This section sets forth the opinion of our tax counsel, Leonard, Street and Deinard Professional Association, as to the material federal income tax consequences relating to ownership of capital units of South Dakota Soybean Processors, LLC. This section is based on current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        This section assumes each member is an individual and does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pensions, profit-sharing trusts or IRA's, foreign taxpayers, estates or taxable trusts as investors in capital units.

        Except as expressly noted, the statements, conclusions and opinions contained in this section entitled "Federal Income Tax Consequences" and the opinion attached as Exhibit 8.1 to the registration statement constitute the opinion of our tax counsel, Leonard, Street and Deinard Professional Association, regarding general federal income tax consequences of owning capital units. Our tax counsel's opinions are based upon the assumption that events will occur in the manner described in the registration statement. In each case, our tax counsel is of the opinion that, if the issue were litigated, although the outcome of the litigation cannot be predicted with certainty, a court should hold as set forth below. Our tax counsel emphasizes that its opinion extends only to matters of law. Nevertheless, the tax consequences to SDSP and its members are highly dependent on matters of fact that are not addressed in this opinion. You should know that the legal opinion of our tax counsel does not assure the intended tax consequences because it does not bind either the Internal Revenue Service ("IRS") or the courts. We have requested a private letter ruling from the IRS regarding whether the contemplated structure of an alternative trading service comprising a key element of our Capital Units Transfer System will comply with the IRS's safe-harbor provisions exempting SDSP from application of the publicly-traded partnership rules, but we have not yet received a ruling from the IRS. No other rulings have been or will be requested from the IRS regarding the other tax matters we describe.

        This section does not address all the tax considerations that may be relevant to particular members in light of their personal investment circumstances, or to certain types of members that may be subject to special tax rules. Therefore, you are urged to consult your tax advisor regarding the tax consequences to you of owning capital units.

Federal Income Tax Consequences of Capital Unit Ownership

        Tax Status of SDSP.    Single-tax treatment and the ability to make cash distributions to members without incurring an entity-level federal income tax depend on the treatment of SDSP as a partnership for income tax purposes. Our tax counsel is of the opinion that, provided that our Capital Units Transfer System complies with the IRS's safe-harbor provisions under the publicly-traded partnership rules, SDSP will be treated as a partnership for federal income tax purposes. This means that SDSP will pay no federal income tax and members will pay tax on their share of SDSP's net income. Under Treasury Regulations known as the "check-the-box" regulations, an unincorporated entity such as a limited liability company generally will be taxed as a partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation.

        SDSP has not and will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. In early 1997, a study of partnership law by the staff of the Congressional Joint Committee on Taxation questioned the legal authority of the Treasury to issue the check-the-box regulations. Although none of the staff's recommendations were enacted into law, Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

        If SDSP fails to qualify for partnership taxation for whatever reason, it will be treated as a "C corporation" for federal income tax purposes. As a C corporation, it would be taxed on its taxable income at corporate rates. Currently the maximum effective federal corporate rate is 35%. Distributions to members would generally be taxed again against members as corporate dividends, but members would not be required to report their share of SDSP's income, gains, losses, deductions or credits on their tax returns. Because a tax would be imposed upon SDSP as an entity, the cash available for distribution to members would be reduced by the amount of tax paid which could cause a reduction in the value of the capital units.

        Publicly Traded Partnership Rules.    To qualify for taxation as a partnership, SDSP must avoid being treated as a publicly traded partnership under Section 7704 of the tax code. Generally, the tax code provides that a publicly traded partnership will be taxed as a corporation. The tax code defines a publicly traded partnership as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or its substantial equivalent). Although there is no legal authority on whether a limited liability company is subject to these rules, it is probable that SDSP is subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership.

        Our tax counsel is of the opinion that SDSP will not be treated as a publicly traded partnership provided that transfers of capital units are made only pursuant to the "safe harbors" permitted in its Operating Agreement and described below. Under Section 1.7704-1 of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner's interests or admitting the transferee as a partner.

        SDSP does not intend to list its capital units on any stock exchange or The Nasdaq Stock Market, nor will it provide any information to broker-dealers which would enable broker-dealers to trade capital units under Rule 15c2-11 of the Securities Exchange Act of 1934, as amended. In addition, Section 4.1(a) of its Operating Agreement only permits transfers of capital units that will preserve the partnership tax status of SDSP by complying with the provisions of the Treasury Regulations. These generally provide that interests will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred pursuant to "safe harbors" that include:

  •
  "private" transfers;

  •
  qualified redemptions and repurchases;

  •
  transfers pursuant to a qualified matching service; and

  •
  de minimis trades or "lack of actual trading."

        Private transfers include, among others:

  •
  transfers in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred;

  •
  transfers by reason of death, including transfers from an estate or testamentary trust;

  •
  transfers, including gifts, between members of a "family" (as defined in Section 267(c)(4) of the tax code);

  •
  transfers from retirement plans qualified under Section 401(a) of the tax code or an IRA; and

  •
  "block" transfers. A block transfer is a transfer by a member and any related person as defined in the tax code in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than two percent of the total interests in partnership capital or profits.

        Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if several conditions are met. First, the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right. Second, either the purchase price is not established until at least 60 days after receipt of notification or the purchase price is established not more than four times during the entity's tax year. Third, the sum of the interests in capital or profits transferred during the year, other than in private transfers, cannot exceed 10% of the total interests in partnership capital or profits.

        Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

  •
  it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy;

  •
  matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

  •
  the seller cannot enter into a binding agreement to sell the interest until the fifteenth calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

  •
  the closing of a sale effected through the matching service does not occur prior to the forty-fifth calendar day after the interest is listed;

  •
  the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price, nonfirm price quotes, or quotes that express an interest in acquiring an interest without an accompanying price, nonbinding indications of interest;

  •
  the matching service does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes);

  •
  the seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

  •
  the sum of the percentage interests transferred during the entity's tax year, excluding private transfers, does not exceed 10% of the total interests in partnership capital or profits.

        Transfers that do not come within any other safe harbor will be disregarded in determining whether interests are readily tradable on a secondary market (or its substantial equivalent) if the sum of the percentage interests in partnership capital or profits so transferred (not including transfers under any other safe harbor) during a taxable year of the partnership does not exceed 2% of the total interests in partnership capital or profits. (This final safe harbor is called "lack of actual trading.")

Tax Treatment of SDSP's Operations

        Use of Calendar Year.    Because SDSP will be taxed as a partnership, it will have its own taxable year separate from the taxable years of the members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In SDSP's case, the majority interest taxable year is the calendar year (i.e., twelve months ending December 31).

        Flow-Through of Partnership Taxable Income or Loss to Members.    Each member will be required to report on his income tax return for his taxable year with which or within which ends SDSP's taxable year his distributive share of the income, gains, losses, deductions and credits of SDSP without regard to whether corresponding cash distributions are received. Our tax counsel is of the opinion that the allocations to members in the Operating Agreement will be respected under applicable provisions of the tax code and Treasury Regulations.

        To illustrate the flow-through of such items, if you are a member for the entire calendar year 2004 and you use a calendar year for your individual income taxes, you should include your share of SDSP's 2004 taxable income or loss on your income tax return for the year 2004 (to be filed by March 1 or April 15, 2005, whichever is applicable to the filer). If you have a June 30 fiscal year you should report your share of SDSP's 2004 taxable income or loss on your income tax return for the fiscal year ending June 30, 2005. SDSP will provide each member with a Schedule K-1 for each tax year, indicating the member's share of SDSP's annual income, gains, losses, deductions and credits and their separately stated components, within a reasonable time following the end of each calendar year.

        Tax Treatment of Distributions.    Distributions to a member generally will not be taxable to the member for federal income tax purposes as long as such a distribution does not exceed the member's basis in his units immediately before the distribution. Cash distributions in excess of unit basis—which are considered unlikely—are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments; Holding Periods.

        Our tax counsel is of the opinion that the basis of a member's interest in SDSP is determined and adjusted as follows: Under tax code Section 722, a member's initial basis in his SDSP interest will be equal to the sum of the amount of money and the contributor's adjusted basis of any property contributed to SDSP. If a member acquires capital units in different ways at different times, however, the IRS has ruled that the member has a single, unitary basis in the membership interest represented by the various capital units so acquired. Accordingly, the cash price of capital units acquired by purchase in the offering will be added to the adjusted basis of any capital units previously held by the purchaser. This single unit basis in SDSP will be increased to reflect the member's distributive share of SDSP's taxable income and tax-exempt income, and any increase in a member's share of SDSP's debt. If a member makes additional capital contributions at any time thereafter, the adjusted single unit basis will again be increased by the amount of any cash contributed or the adjusted basis of any property contributed.

        A member's single unit basis will be decreased, but not below zero, by

  •
  the amount of any cash distributed to the member;

  •
  the basis of any other property distributed;

  •
  the amount of depletion deductions;

  •
  the member's distributive share of losses and nondeductible expenditures of SDSP that are "not properly chargeable to capital account"; and

  •
  any reduction in that member's share of SDSP's debt.

        The unit basis calculations are accordingly complex. A member is only required to compute unit basis if it is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

  •
  the end of a taxable year during which SDSP suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;

  •
  upon the liquidation or disposition of a member's interest; and

  •
  upon the nonliquidating distribution of cash or property to a member, in order to ascertain the basis of distributed property or the taxability of cash distributed.

        If a member acquires capital units in different ways at different times, IRS rules require that the holding period of this single interest be divided if any capital units are sold within a year of acquiring any units for cash. A portion of any gain in such sale would be taxed as short-term gain at ordinary income rates. The portion so treated would be determined as of the date of the cash acquisition according to the ratio that the fair market value of the newly acquired portion of the interest (the purchased units) bore to the then fair market value of the entire interest (the sum of all units owned by the member after the cash purchase).

        Our tax counsel is of the opinion that distributions to a member should not be taxable to the member unless the amount of the distribution exceeds the member's basis in his interest immediately before the distribution. Except in the case of a taxable sale of a unit or liquidation of SDSP, exact computations for this purpose ordinarily are not necessary. For example, a member who regularly receives cash distributions that are less than or equal to his share of SDSP's taxable income will have no deemed sale or exchange by reason of the distributions. Consequently, under these circumstances, no computations are necessary to demonstrate that cash distributions are not taxable to members under tax code Section 731(a)(1). The purpose of the basis adjustments is to keep track of a member's "tax investment" in SDSP with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the capital units.

        Deductibility of Losses; Passive Loss Limitations.    In general, a member may deduct losses allocated to him, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if they exceed a member's basis in his capital units nor to the extent they exceed the member's at-risk amount. Our tax counsel is of the opinion that these specific restrictions are not likely to affect the members of SDSP, but that, if SDSP incurs a taxable loss or if taxable income is insufficient to cover interest expense on SDSP's related borrowing, the passive activity loss deduction rules are likely to have widespread effect, as explained below.

        Tax code Section 469 substantially restricts the ability of taxpayers to deduct losses from passive activities. Passive activities generally include activities conducted by pass-through entities such as SDSP, including partnerships, limited liability companies and S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in SDSP to an unrelated party in a fully taxable transaction.

        It is important to note that income from "passive activities" does not include dividends and investment interest income that normally are considered to be "passive" in nature; nor do they include farming operations in which the taxpayer is a material participant.

        Members may borrow funds to purchase capital units in SDSP. However, the interest expense arising from such loans will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is SDSP, and if SDSP incurs a net loss, no interest expense on related borrowing would be currently deductible. If that member's share of SDSP's taxable income is less than the related interest expense, the excess would be currently nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in SDSP to an unrelated party in a fully taxable transaction.

        Alternative Minimum Tax.    If SDSP adopts accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to the members. This depends on each individual member's specific circumstances, and therefore each member should consult with his own tax advisor as to the consequences of LLC activities for the member's alternative minimum tax situation.

Tax Consequences of Disposition of Capital Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of capital units equal to the difference between the amount realized and the member's basis in the capital units sold, which will be determined as an allocable portion of the member's single unit basis under IRS rules. Generally, this allocation of basis will depend on the relative fair market values of the capital units retained and those sold, but where a member's basis is in part or whole attributable to partnership liabilities, the allocable basis is determined by special rules that take into account the amount of debt which is treated as being discharged by the sale. Amount realized includes cash and the fair market value of other property received plus any reduction in the member's share of SDSP's debt, as determined under IRS rules. Because of the inclusion of a member's share of SDSP's debt in the computation, it is possible that a member could have a tax liability on a sale of capital units that exceeds the cash proceeds received in the sale.

        Allocations and Distributions Following Capital Unit Transfers.    If any capital unit is transferred during any accounting period in compliance with the provisions of Article 4.1(a) of the Operating Agreement, then solely for purposes of making allocations and distributions, SDSP expects to use an interim closing of the books method, rather than prorate daily the profit or loss for the entire period, and the convention that recognizes the transfer as of the beginning of the month following the month in which the notice, documentation and information requirements of Article 4.1(a) have been substantially complied with. All distributions on or before the end of the calendar month in which these requirements have been substantially complied with will be made to the transferor and all distributions thereafter will be made to the transferee. However, the Board of Managers has the authority to adopt any other reasonable permitted method or convention.

        Effect of Tax Code Section 754 Election on Unit Transfers.    Section 754 of the tax code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a member to adjust his share of the basis of SDSP in its assets ("inside basis") to reflect the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a member. Once the amount of the transferee's basis adjustment is determined, it is allocated among SDSP's various assets pursuant to tax code Section 755.

        A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of limited liability company property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

        Treasury Regulations provide that if a partnership has a Section 754 election in effect, it is responsible for making such basis adjustments. In addition, these rules place the responsibility for reporting basis adjustments on the partnership. A partnership reports such basis adjustments by attaching statements to its returns when it acquires knowledge of transfers subject to Section 743. In addition, partnerships are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the capital unit transferee's Schedule K-1 would be adjusted amounts.

        Transferees are subject to an affirmative obligation to notify partnerships of their basis in acquired interests. To accommodate partnership concerns about the reliability of the information provided, partnerships are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under tax code Section 1014, unless clearly erroneous.

        However, Article 4.2 of the Operating Agreement provides that SDSP will not make a Section 754 election unless the Board of Managers determines in its sole discretion to do so. SDSP is unlikely to make such an election unless the tax benefits made available to affected transferees by the election are likely to be sufficient to justify the increased cost and administrative burden of accounting for the resulting basis adjustments. Depending on the circumstances, the value of capital units may be affected positively or negatively by whether or not SDSP makes a Section 754 election. The Tax Matters Partner intends to monitor prices at which capital units change hands and is likely to authorize the election only when and if capital unit prices become materially greater than SDSP's per capital unit inside basis and only if it determines that this material difference is likely to continue or increase over time. If SDSP decides to make a Section 754 election, the election will be made by SDSP on a timely filed partnership income tax return and be effective for transfers occurring in the taxable year of the return in which the election is made and thereafter. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

        IRS Reporting Requirement.    Article 4.1(a) of the Operating Agreement contains the requirements for a valid transfer of units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer that sells or exchanges a capital unit to notify SDSP in writing within 30 days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," it is likely that any transfer of a capital unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. The IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Other Tax Matters

        Tax Information To Members; Consistent Reporting.    SDSP will be required to provide each member with a Schedule K-1 (or authorized substitute therefor) on an annual basis. Penalties are provided for failure to do so unless reasonable cause for the failure is established.

        Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request, AAR" with the original or amended return in which the inconsistent position is taken.

        IRS Audit Procedures.    Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes.

        The Tax Equity and Fiscal Responsibility Act of 1982 established unified audit rules applicable to most (but not all) partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since SDSP will be taxed as a partnership, these rules are applicable to it and its members.

        The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers that were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

        IRS rules establish the "Tax Matters Partner" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a "member-manager" which is defined as a limited liability company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. Article 7.10 of SDSP's Operating Agreement designates the Chief Financial Officer as the Tax Matters Partner. In the event there is no Chief Financial Officer or if the Chief Financial Officer does not hold capital units, then the Board of Managers shall appoint a member of the Board of Managers who owns capital units as the Tax Matters Partner.

        The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose interest in profits is less than one percent.

        After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnership's principal place of business is located, or the Claims Court.

        New Elective Procedures for Large Partnerships.    The Taxpayer Relief Act of 1997 contains an elective provision under which the income tax reporting and IRS auditing of partnerships of more than 100 partners is streamlined. This statute reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which will ease the burden on their tax preparers.

        If the election is made, IRS audit adjustments generally will flow through to the partners for the year in which the adjustment takes effect. However, the partnership may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the partnership and multiplying that amount by the highest tax rate whether individual or corporate. A partner may not file a claim for credit or refund of his allocable share of the payment.

        Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the partnership, rather than the partners individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis, without offsets, based on an imputed underpayment. Any payment for federal income taxes, interest, or penalties that an electing large partnership is required to make is non-deductible.

        Under the electing large partnership audit rules, a partner is not permitted to report any partnership items inconsistently with the partnership return, even if the partner notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that partner. The IRS is not required to give notice to individual partners of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the partnership itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the partnership's principal place of business is located, or the Claims Court. However, only the partnership, and not partners individually, can petition for a readjustment of partnership items.

        The Board of Managers of SDSP will review the new large partnership procedures with its legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the new procedures.

        Self-Employment Tax.    The tax code and Treasury Regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury Regulations address the treatment of limited liability company members for self-employment tax purposes. Proposed regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company members only if they have personal liability for limited liability company obligations, have authority to contract on our behalf, or participate in our business for more than 500 hours each year. Few, if any, of our members would be subject to self-employment tax under this test.

        The status of the proposed regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998, and the Treasury has not taken steps to issue them as final regulations. Nevertheless, because of the similarity of limited liability company members and limited partners, it is believed to be highly likely that SDSP members will be treated similar to limited partners, i.e., generally not subject to self-employment tax on their share of limited liability company earnings.

        State Income Taxes.    Members generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. Because SDSP may be doing business in several states, members will potentially be subject to income taxes in more than one state. This exposure could create a substantial reporting burden for the members. South Dakota has no state income tax and because of special reporting conventions, a South Dakota resident member generally will not have to file individually in such other states. Many states allow "composite reporting" by partnerships and limited liability companies wherein the entity pays income taxes to the state and the individual members are relieved of the reporting responsibility in such state. Their state of residence generally will allow a tax credit for state income taxes paid by the entity for the benefit of the member. However, because South Dakota has no state income tax, a South Dakota resident would not receive such a tax credit. Members who are residents of any state other than South Dakota should determine for themselves the state income tax consequences of their capital unit ownership.

PLAN OF DISTRIBUTION

        We have only registered our capital units with the United States Securities and Exchange Commission under the Securities Act of 1933 and with state securities regulators in the following states where the overwhelming majority of our current members reside: Illinois, Iowa, South Dakota, Minnesota, and North Dakota. We must obtain an order to proceed with sales from securities regulatory authorities in these states.

        We may consider accepting subscriptions from interested investors located in other states if we are able to comply with the applicable securities law regulations in such states and it is not impractical, unduly burdensome or unreasonably expensive to do so, in the discretion of our Board of Managers. We will not accept subscriptions from residents of any states other than Illinois, Iowa, South Dakota, Minnesota and North Dakota, unless we are able to comply with the applicable securities law regulations in such state. We are not making this offer and will not complete sales in any state where this offer or the sale of our capital units are not permitted.

        We are planning to conduct this offering by mailing a prospectus to our members who reside in the states in which we have approval to conduct the offering. We also plan to hold informational meetings for members and other potential investors at as yet undetermined sites in most of our geographic districts. Attendance at a meeting will not be required to purchase the capital units offered in this prospectus. The informational meetings are intended to give prospective investors an opportunity to ask questions of the Board of Managers and our Chief Executive Officer, and if they choose, to bring their legal or financial advisors to ask questions and obtain information about our business. All attendees at the informational meetings will be given a prospectus if they have not already received one.

        We have no underwriter. We determined the offering price our capital units arbitrarily. We are not using agents or brokers. Our officers and the members of our Board of Managers will be the principal persons involved in completing this offering in reliance on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. We will not pay our officers, Board of Managers or any other person any commissions in connection with these activities. None of our officers or members of our Board of Managers has any relationship to any broker-dealer. See "Management" above for a list of our officers and the members of our Board of Managers that will be conducting this offering on our behalf.

        If you chose to invest in our company, we may reject your subscription, in whole or in part, for any reason. Your subscription will not be revocable. If your subscription is accepted, one of our officers or managers will countersign a copy of your subscription agreement and return it to you. This is the only way we will accept your subscription. We will send you certificates representing your new capital units after you have made the final payment on your promissory note. If your subscription is not accepted for any reason, we will return your initial deposit amount, promissory note, and if applicable, the administrative fee and counterpart signature page to the Operating Agreement.

HOW TO PURCHASE CAPITAL UNITS

        To purchase the capital units we are offering in this prospectus, you should carefully read this prospectus and then proceed as follows:

  1.
  Review the Subscription Agreement found under Appendix C. Complete the information requested in the Subscription Agreement, including the number of capital units to be purchased, and execute the signature page. By signing the Subscription Agreement, you are also acknowledging that you have received this prospectus.

  2.
  If you will be a new member, review and execute the Operating Agreement Counterpart Signature Page, found as an attachment to Appendix C.

  3.
  Make a check payable to "South Dakota Soybean Processors, LLC" in an amount equal to at least 40% of the purchase price for the capital units you are requesting to purchase along with an additional $200.00 member administrative fee if you are a new member.

  4.
  Review and execute the Promissory Note found as an attachment to Appendix C, for the balance of the Purchase Price.

  5.
  Deliver to us by mail or in person the completed Subscription Agreement, Promissory Note, check and, for new members only, an executed Operating Agreement counterpart signature page as follows:

      By Mail or Hand Delivery:
      South Dakota Soybean Processors, LLC
      100 Caspian Avenue, P.O. Box 500
      Volga, South Dakota 57071

        If you have any questions concerning how to subscribe or the subscription process, you may contact Lucas Uecker, one of our staff accountants, as follows:

South Dakota Soybean Processors, LLC Attn: Lucas Uecker 100 Caspian Avenue, P.O. Box 500 Volga, South Dakota 57071	Phone: (605) 627-6138 Fax: (605) 627-6016 Email: luecker@sdsbp.com

        Our Board of Managers will review the subscriptions we receive and if we accept your subscription, we will countersign your Subscription Agreement, deposit your subscription check and return copies of the signature pages to you. We will generally accept properly completed subscriptions in the order received; however, we have the right to accept or reject your subscription in the sole discretion of our Board of Managers. You will become a member of South Dakota Soybean Processors, LLC at the time that we formally accept your subscription agreement. If we reject your subscription or terminate the offering for any reason, your deposit will be returned to you promptly, without interest. We will also promptly return the Promissory Note you executed and delivered for the remainder of the purchase price to you.

        The remainder of your purchase price will be due in two equal payments on January 3, 2005 and October 1, 2005 pursuant to the terms of the Promissory Note, provided that for existing members up to half of the October 1, 2005 installment payment may be deferred at your option and repaid through our retention of all or a portion of future distributions that would otherwise be made to you on your existing and newly-acquired capital units as long as you have made your other payments in a timely manner. In the event you fail to pay us for the remaining portion of your purchase price as required, we will have the following options:

  •
  We may proceed against you in court to collect the amount you owe us and if we are successful and you pay us the balance of the amount you owe, you will still be a member; or

  •
  We may redeem all or part of your capital units that are pledged to us as collateral for the Promissory Note and retain all of the total purchase price of your capital units that you have previously paid as liquidated damages for your breach of the terms of the Subscription Agreement. If we redeem your capital units, you will lose your interest in SDSP.

  •
  We may also setoff against the overdue amounts on your Promissory Note any amounts that would be distributed to you as cash distributions on the capital units or any other amounts that we may owe you.

        The offer and sale of the capital units offered pursuant to this prospectus will end on the earliest of the following dates:

  •
  the date that subscriptions are received and accepted representing the maximum aggregate offering amount;

  •
  the date that our Board of Managers decides to terminate the offering; or

  •
  October 31, 2004 unless extended to no later than December 31, 2004.

LEGAL MATTERS

        The validity of the capital units of South Dakota Soybean Processors, LLC being offered in this Prospectus will be passed upon by Leonard, Street and Deinard, Professional Association.

WHERE YOU CAN FIND MORE INFORMATION

        South Dakota Soybean Processors, LLC files annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any reports that we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reports and other information we file are available in the EDGAR database located on the SEC's website at (http://www.sec.gov), as well as from commercial document retrieval services.

        South Dakota Soybean Processors, LLC has filed a registration statement with the SEC on Form S-1 that registers the issuance of the capital units offered by this prospectus. This document is a part of that registration statement. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        You should rely only on the information contained in this document to decide whether to purchase capital units. We have not authorized anyone to provide you with information that is different from what is contained in this document. The information contained in this document is accurate and current only as of the date on the cover page.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by South Dakota Soybean Processors, LLC in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

Item	Estimated Cost
SEC Registration Fee	$1,471.00
Blue Sky Registration Fees and Expenses	$15,000.00
Printing and Distribution Expenses	$25,000.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$5,000.00
Miscellaneous Fees and Expenses	$8,529.00
Total	$80,000.00

Item 14. Indemnification of Directors and Officers

        Under the terms of the undersigned issuer's operating agreement, the undersigned issuer shall indemnify an officer, member, manager, former member, a former officer, or a former manager of the undersigned issuer against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, member, or manager, except in relation to matters as to which such person may be adjudged in the action, suit or proceeding to be liable to the undersigned issuer or its members for:

  (a)
  a breach of the duty of loyalty to the undersigned issuer or its members;

  (b)
  an act or omission not in good faith that constitutes a breach of duty to the undersigned issuer or its members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

  (c)
  a transaction from which the officer, member, or manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, member's, or manager's office; or

  (d)
  an act or omission for which the liability of an officer, member, or manager is expressly provided for by applicable statute.

        Any repeal or amendment of the indemnification provisions of the undersigned issuer's operating agreement shall be prospective only and shall not adversely affect any right to indemnification of any officer, member, or manager of the undersigned issuer or any limitation on the liability of an officer, member, or manager of the undersigned issuer existing at the time of such repeal or amendment. The foregoing provisions shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, member, or manager may be entitled under any other provision of the undersigned issuer's operating agreement, or pursuant to any contract or agreement, the South Dakota Limited Liability Company Act or otherwise.

        The South Dakota Limited Liability Company Act provides no specific limitations on indemnification of officers, managers or members of limited liability companies, although the duty of loyalty, duty of care and obligation of good faith and fair dealing of any officer, manager or member may not be waived. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Item 15. Recent Sales of Unregistered Securities.

        None.

Item 16. Exhibits and Financial Statements Schedule

  (a)
  Exhibits. See Exhibit Index.

  (b)
  Financial Statement Schedules. Not applicable.

  (c)
  Report, Opinion or Appraisal. None.

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (5)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Volga, State of South Dakota as of June 8, 2004.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
By:	/s/ RODNEY G. CHRISTIANSON Rodney G. Christianson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 8, 2004.

SIGNATURE	TITLE

/s/ RODNEY G. CHRISTIANSON Rodney G. Christianson	Chief Executive Officer (Principal Executive Officer)
/s/ MARK HYDE Mark Hyde	Controller (Principal Financial and Accounting Officer)
/s/ PAUL BARTHEL* Paul Barthel	Manager
/s/ JAMES CALL* James Call	Manager
/s/ PAUL W. CASPER* Paul W. Casper	Manager
/s/ ROBERT E. NELSEN* Robert E. Nelsen	Manager
/s/ DAN FEIGE* Dan Feige	Manager
/s/ MARVIN GOPLEN* Marvin Goplen	Manager

/s/ RYAN J. HILL* Ryan J. Hill	Manager
/s/ MARVIN HOPE* Marvin Hope	Manager
/s/ JAMES H. JEPSEN* James H. Jepsen	Manager
/s/ PETER KONTZ* Peter Kontz	Manager
/s/ BRYCE LOOMIS* Bryce Loomis	Manager
/s/ GERALD MOE* Gerald Moe	Manager
/s/ DALE F. MURPHY* Dale F. Murphy	Manager
/s/ MAURICE ODENBRETT* Maurice Odenbrett	Manager
/s/ DANIEL POTTER* Daniel Potter	Manager
/s/ COREY SCHNABEL* Corey Schnabel	Manager
/s/ RODNEY SKALBECK* Rodney Skalbeck	Manager

/s/ LYLE R. TRAUTMAN* Lyle R. Trautman	Manager
/s/ DELBERT TSCHAKERT* Delbert Tschakert	Manager
/s/ ANTHONY VANUDEN* Anthony VanUden	Manager
Ardon Wek	Manager
*By:	/s/ RODNEY G. CHRISTIANSON Rodney G. Christianson, Attorney-in-Fact

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-1
OF
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Exhibit Number	Description	Filed Herewith	Incorporated Herein by Reference to
3.1(i)	Articles of Organization		Appendix B to the Issuer's Prospectus filed with the Commission pursuant to Rule 424(b)(3) on May 24, 2002 (File No. 333-75804)
3.1(ii)	Operating Agreement, as amended(1)	X
3.1(iii)	Articles of Amendment to Articles of Organization		Exhibit 3.1(iii) to the Issuer's Form 10-QSB filed with the Commission on August 14, 2002
4.1	Form of Class A Unit Certificate		Exhibit 4.1 to the Issuer's Form S-4 filed with the Commission on December 21, 2001 (File No. 333-75804)
5.1	Opinion of Leonard, Street and Deinard, Professional Association(4)	X
8.1	Opinion of Leonard, Street and Deinard, Professional Association(4)	X
10.1	Form of Mortgage and Security Agreement with CoBank dated October 2, 1995		Exhibit 10.1 to the Issuer's Form S-4 filed with the Commission on December 21, 2001 (File No. 333-75804)
10.2	Master Loan Agreement with CoBank dated February 26, 2002		Exhibit 10.2 to the Issuer's Form S-4 filed with the Commission on March 14, 2002 (File No. 333-75804)
10.3	Revolving Term Loan Supplement with CoBank dated February 26, 2002		Exhibit 10.3 to the Issuer's Form S-4 filed with the Commission on March 14, 2002 (File No. 333-75804)
10.4	Statused Revolving Credit Supplement with CoBank dated February 26, 2002		Exhibit 10.4 to the Issuer's Form S-4 filed with the Commission on March 14, 2002 (File No. 333-75804)
10.5	Urethane Soy Systems Company, Inc. Stock Purchase Agreement dated May 30, 2000		Exhibit 10.5 to the Issuer's Form S-4 filed with the Commission on December 21, 2001 (File No. 333-75804)
10.6	Vegetable Oil Supply Agreement with Urethane Soy Systems Company, Inc. dated August 2, 1999 and January 10, 2001		Exhibit 10.6 to the Issuer's Form S-4 filed with the Commission on December 21, 2001 (File No. 333-75804)
10.7	MnSP Services and Management Agreement dated August 25, 2000		Exhibit 10.7 to the Issuer's Form S-4 filed with the Commission on December 21, 2001 (File No. 333-75804)

10.8	Soybean Oil Supply Agreement and Equipment Purchase Agreement with ACH Food Companies, Inc. dated January 15, 2002(2)		Exhibit 10.8 to the Issuer's Form S-4 filed with the Commission on May 10, 2002 (File No. 333-75804)
10.9	Railcar Leasing Agreement with General Electric dated May 14, 1996		Exhibit 10.9 to the Issuer's Form S-4 filed with the Commission on December 21, 2001 (File No. 333-75804)
10.10	Track Lease Agreement with DM&E Railroad dated October 15, 1996		Exhibit 10.10 to the Issuer's Form S-4 filed with the Commission on December 21, 2001 (File No. 333-75804)
10.11	Land Option Agreement with Howell Farms dated September 8, 1994 and September 13, 2001		Exhibit 10.11 to the Issuer's Form S-4 filed with the Commission on December 21, 2001 (File No. 333-75804)
10.12	Railroad Car Lease Agreement with Trinity Industries dated February 12, 2002		Exhibit 10.15 to the Issuer's Form S-4 filed with the Commission on March 14, 2002 (File No. 333-75804)
10.13	Stock Purchase Agreement with Urethane Soy Systems, Co. and certain shareholders		Exhibit 10.16 to the Issuer's Form 8-K filed with the Commission on January 14, 2003
10.14	Rodney Christianson Employment Agreement dated February 1, 2004		Exhibit 10.14 to the Issuer's Form 10-K filed with the Commission on March 30, 2004
10.15	First Amended and Restated Deferred Compensation Plan for the benefit of Rodney Christianson, dated February 1, 2004		Exhibit 10.15 to the Issuer's Form 10-K filed with the Commission on March 30, 2004
10.16	Thomas Kersting Employment Agreement dated May 20, 1996		Exhibit 10.18 to the Issuer's Form 10-K filed with the Commission on March 27, 2003
10.17	Deferred Compensation Plans for the benefit of Thomas Kersting, dated February 13, 2001		Exhibit 10.20 to the Issuer's Form 10-K filed with the Commission on March 27, 2003
10.18	Polyoil Consulting Services Agreement with Larry Mahlum dated January 1, 2000		Exhibit 10.21 to the Issuer's Form 10-K filed with the Commission on March 27, 2003
10.19	Railcar Leasing Agreements with General Electric Railcar Services Corporation, dated November 10, 2003 and November 25, 2003		Exhibit 10.19 to the Issuer's Form 10-K filed with the Commission on March 30, 2004
21.1	Subsidiaries of the Registrant		Exhibit 21.1 to the Issuer's Form 10-K filed with the Commission on March 30, 2004
23.1	Consent of Leonard, Street and Deinard, Professional Association(3)	X
23.2	Consent of Eide Bailly LLP	X

24.1	Power of Attorney	Exhibit 24.1 to the Issuer's Form S-1 filed with the Commission on April 15, 2004 (File No. 333-114508)

(1)
Included in Appendix A to the information statement/prospectus filed as a part of this registration statement

(2)
The redacted portions of Exhibits B (2 pages) and C (6 pages) to Exhibit 10.8 are filed separately with the SEC subject to a request for confidential treatment dated April 25, 2002.

(3)
Included in Exhibits 5.1 and 8.1 filed as a part of this registration statement.

(4)
Form of Opinion filed; Final Opinion to be filed by Amendment.

APPENDIX A

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

        This Amended and Restated Operating Agreement of South Dakota Soybean Processors, LLC (formerly, Soybean Processors, LLC), dated as of April 20, 2004, is executed and agreed to, for good and valuable consideration, by the Company (as defined below) and its Members (as defined below).

ARTICLE 1
DEFINITIONS

        As used in this Operating Agreement, the following terms have the following meanings:

          1.1   "Act" means the South Dakota Limited Liability Company Act and any successor statute, as amended from time to time.

          1.2   "Affiliate" of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

          1.3   "Articles" means the Articles of Organization filed with the Secretary of State of South Dakota on October 12, 2001, by which South Dakota Soybean Processors, LLC was organized as a South Dakota limited liability company under and pursuant to the Act.

          1.4   "Available Cash for Distribution" means the gross cash proceeds from Company operations, including the sale of Company property but excluding capital contributions and the proceeds of Company indebtedness, less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers in its sole discretion. "Available Cash for Distribution" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously established.

          1.5   "Board of Managers" means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

          1.6   "Bankrupt Member" means (except to the extent that the Board of Managers determines otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

          1.7   "Capital Contribution" means any actual contribution by a Member to the capital of the Company in the Reorganization or through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

          1.8   "Capital Unit" or "Unit" means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A Capital Units, and any other class of Capital Units as may be approved and adopted by the Board of Managers.

          1.9   "Capital Unit Transfer System" means the procedures set forth in Article 4 of this Operating Agreement governing all Dispositions of Capital Units.

          1.10 "Class A Members" means holders of Class A Capital Units who have executed and agreed to be bound by this Operating Agreement.

          1.11 "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

          1.12 "Committed Capital" means $20,837,637.00 for 14,129,250 Class A Capital Units to be issued with respect to Members receiving Class A Capital Units in the Reorganization, and, with respect to any additional Members, the purchase price of the Capital Units subscribed for in any subsequent offering pursuant to a subscription agreement that has been accepted by the Company, regardless of whether such purchase price has been fully paid.

          1.13 "Company" means South Dakota Soybean Processors, LLC (formerly, Soybean Processors, LLC), a manager-managed South Dakota limited liability company.

          1.14 "Cooperative" means South Dakota Soybean Processors, a South Dakota cooperative corporation.

          1.15 "Dispose," "Disposing," or "Disposition" means the sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

          1.16 "Manager" means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

          1.17 "Member" means any Person who holds one or more Capital Units and has executed this Operating Agreement, whether initially admitted as of the date of this Operating Agreement or later admitted to the Company as a Member as provided in this Operating Agreement. Unless the context otherwise requires, the term "Member" shall include any Member's representative in event of the death, incapacity, or liquidation of the Member. Except as specifically stated otherwise, "Members" refers to all Class A Members.

          1.18 "Member Agreement" means the agreement between each Member and the Cooperative requiring each Member to deliver to the Cooperative on an annual basis soybeans owned by the Member.

          1.19 "Ownership Percentage" with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

          1.20 "Person" includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

          1.21 "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

          1.22 "Quarter" means any of the three-month periods (choose one option: (1) ending on March 31, June 30, September 30 and December 31, (2) beginning on January 1, April 1, July 1 and October 1) which shall be the periods set by the Board of Managers for the dates of permitted transfers for the transfer of Capital Units by Members and other Persons, and may be used for other administrative matters.

          1.23 "Reorganization" means the exchange of all of the assets and liabilities of the Cooperative for the Class A Capital Units of the Company, the subsequent dissolution of the Cooperative and distribution of the Company's Class A Capital Units to the Cooperative's shareholders in liquidation of the Cooperative, and the adoption of this Operating Agreement concurrently therewith, all pursuant to the Plan of Reorganization dated December 10, 2001.

          1.24 "Super Majority Vote" means, whenever applicable to a vote solely by the Managers and indicated in this Operating Agreement, the affirmative vote of two-thirds of the total number of Managers elected to the Board of Managers, or whenever applicable to a vote solely by the Members and indicated in this Operating Agreement, the affirmative vote of two-thirds of the Members voting on the matter at hand.

        Other terms defined herein have the meanings so given them.

ARTICLE 2
ORGANIZATION

        2.1    Formation.    The Company has been organized as a South Dakota limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of South Dakota.

        2.2    Name.    The name of the Company is South Dakota Soybean Processors, LLC and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

        2.3    Registered Office; Registered Agent, Principal Office in the United States; Other Offices.    The registered office of the Company required by the Act to be maintained in the State of South Dakota shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of South Dakota shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of South Dakota, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of South Dakota. The Company may have such other offices as the Board of Managers may designate from time to time.

        2.4    Purpose.    The purposes of the Company are to own and operate a soybean processing facility, to develop, own and/or operate other agricultural product processing and marketing enterprises, and any other purpose allowed under South Dakota law.

        2.5    Foreign Qualification.    Prior to the Company's conducting business in any jurisdiction other than South Dakota, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Managers, the Company's officers (as specified in Article 7)

shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

        2.6    Term.    The Company commenced its existence on the date the Secretary of State of South Dakota issued a certificate of organization for the Company and shall continue in existence until dissolved.

        2.7    Mergers and Exchanges.    The Company may be a party to (a) a merger, (b) a consolidation, or (c) an exchange or acquisition, subject to the requirements of this Operating Agreement. Consent to any such merger, consolidation, exchange or acquisition shall be by vote of the Members as set forth in Article 3.

        2.8    No State-Law Partnership.    The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal income and state income tax purposes, and this Operating Agreement shall not be construed to suggest otherwise.

        2.9    Fiscal Year.    After such time as the Reorganization is completed, the Company's fiscal year shall end on December 31 of each year or such other date as the Board of Managers shall determine.

ARTICLE 3
MEMBERS

        3.1    Members.

          (a)   The initial Member of the Company is the Cooperative, whose Capital Units are being distributed to the Cooperative's shareholders in the Reorganization concurrently with the adoption of this Operating Agreement.

          (b)   Shareholders of the Cooperative receiving Capital Units in the Reorganization shall be admitted as Members without discretion of the Board Managers at such time as: (i) such Person has submitted to the Company a counterpart signature page agreeing to be bound by this Operating Agreement, and (ii) such Person has consented to the termination of such Person's Member Agreement held by the Cooperative. Until such time as a Person who acquires Capital Units in the Reorganization becomes a Member in accordance with the foregoing, such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Operating Agreement, but shall have no voting rights and such Person's Capital Units shall become subject to optional redemption by the Company in accordance with Section 4.3 of this Operating Agreement on the anniversary of the Reorganization.

          (c)   Additional Persons may be admitted as Members by acquiring a minimum of 2,500 Capital Units (i) from a Member in a Disposition in compliance with the provisions of this Operating Agreement, subject to Section 3.3, or (ii) directly from the Company if the Company offers to issue additional Capital Units.

          (d)   Any Person who satisfies the requirements of this Operating Agreement may be a Member unless the Person lacks capacity apart from the Act.

        3.2    Representations and Warranties.    Each Member represents and warrants to the Company and each other Member that:

          (a)   if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

          (b)   if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

          (c)   if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee or other member thereof;

          (d)   the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Operating Agreement by that Member have been duly taken;

          (e)   the Member has duly executed and delivered this Operating Agreement; and

          (f)    the Member's authorization, execution, delivery and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

        3.3    Admission of Additional Members.    No Person shall become a Member without the approval of the Board of Managers. The Board of Managers may refuse to admit any Person as a Member in its sole discretion. Additional Persons may be admitted to the Company in the discretion of the Board of Managers. Any such admission also must comply with the requirements described elsewhere in this Operating Agreement and will be effective only after such Person has executed and delivered to the Company a written document including such Person's: (a) address for notices, (b) agreement to be bound by this Operating Agreement, (c) one time administrative fee of $200.00, and (d) representation and warranty that the representations and warranties required of all Members in this Operating Agreement are true and correct with respect to such Person. The provisions of this section shall apply to any Person who acquires Capital Units directly from the Company or through a Disposition by a Member.

        3.4    Interests in a Member.    A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of in violation of the Securities Act of 1933, as amended, or such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code, or (b) without the consent of the Board of Managers, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of this Section 3.4, the Company shall have the option to redeem, and on exercise of that option the breaching Member shall surrender, the breaching Member's Capital Units in accordance with Section 4.3 of this Operating Agreement.

        3.5    Information.

          (a)   In addition to the other rights specifically set forth in this Operating Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that, except as otherwise provided by law, the Board of Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information.

          (b)   The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with whom it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member's Capital Units through a Disposition as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this section may be enforced by specific performance.

        3.6    Liabilities to Third Parties.    Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

        3.7    Withdrawal.    A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Operating Agreement.

        3.8    Lack of Authority.    No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Managers.

        3.9    Classes and Voting.    Unless the Articles state to the contrary or as provided by this Operating Agreement, or any amendment hereto, there shall be one class of Members. The Board of Managers may establish additional classes or groups of one or more Members.

          (a)    Class A Members.    Class A Members shall be entitled to vote on all matters coming to a vote of the Class A Members. Each Class A Member may cast only one vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Capital Units owned. All matters to be voted upon by the Class A Members shall require the affirmative vote of the majority of the Class A Members voting on the matter at hand, except that (i) for matters to be voted upon under Section 3.9(b)(i)(ii) and (iii), a Super Majority Vote of the Class A Members voting on the matter at hand shall be the Act of the Class A Members and (ii) the election of individuals serving on the Board of Managers under Section 3.9(b)(iv) shall be determined by a vote of the plurality of the Class A Members voting from the individuals' respective geographic districts in accordance with Section 8.4(a).

          (b)    Voting.    Members shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) the sale, lease, exchange or other disposition of substantially all of the Company's assets; (iii) voluntary dissolution of the Company; (iv) the election and removal of individuals serving on the Board of Managers; (v) an increase or decrease in the number of individuals serving on the Board of Managers; (vi) a change in the geographic boundaries of the districts from which Managers are elected; (vii) an amendment to the Articles or this Operating Agreement, (viii) other matters that are not the responsibility of the Board of

  Managers as provided herein; and (ix) any matters referred to a vote of the Members by the Board of Managers.

        3.10    Place and Manner of Meeting.    All meetings of the Members shall be held at such time and place, within or without the State of South Dakota, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        3.11    Conduct of Meetings.    All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts' Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

        3.12    Annual Meeting.    The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

        3.13    Special Meetings.    A special meeting of the Members may be called at any time by the President or the Board of Managers. A special meeting of the Members shall be called by the Secretary upon the request of 10% of the Class A Members. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

        3.14    Notice.    Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board of Managers to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid.

          (a)   If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose:

            (i)    a plan of merger, consolidation or exchange;

            (ii)   the sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

            (iii)  the voluntary dissolution of the Company;

            (iv)  the removal of any individual or individuals of the Board of Managers;

            (v)   the increase or decrease in the number of individuals that serve on the Board of Managers;

            (vi)  a change in the geographic boundaries of the districts from which Managers are elected; or

            (vii) the amendment of the Articles.

          (b)   The notice for any Member meeting relating to any of the purposes listed in (a) above must be accompanied by a copy or summary of the respective:

            (i)    plan of merger, consolidation or exchange;

            (ii)   the transaction description for the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

            (iii)  the plan of liquidation;

            (iv)  identification of the individual or individuals whose removal from the Board of Managers is sought.

            (v)   identification of the size of the Board of Managers proposed;

            (vi)  identification of the proposed geographic boundaries of the districts from which Managers are elected; or

            (vii) the proposed amendment to the Articles.

        3.15    Quorum of Members.    Ten percent of the first 100 Class A Members and five percent of additional Class A Members represented in person or by written ballot, shall constitute a quorum at a meeting of the Members. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

        3.16    Closing Record Books and Fixing Record Data.    For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books shall be closed for a stated period not exceeding 10 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 10 days immediately preceding such meeting. In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

        3.17    Fixing Record Dates for Ballots by Mail.    Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than 60 days prior to the deadline for returning ballots to the Company. If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

        3.18    Proxies.    Voting by proxy shall not be allowed.

ARTICLE 4
DISPOSITION OF CAPITAL UNITS

        4.1    General Restrictions on the Disposition of Capital Units.

          (a)   No Disposition of Capital Units shall be valid except as specifically provided in this Article 4. To be valid, a Disposition must be approved by the Board of Managers and comply with the Company's Capital Units Transfer System as adopted or approved by the Board of Managers, as it may be amended from time to time. The Capital Units Transfer System shall conform with Section 1.7704-1 et seq. of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and it is the intent of this Operating Agreement that: (i) the tax status of this Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Operating Agreement shall be read and interpreted to prohibit the free transferability of Capital Units. Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with this Article 4 and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

          (b)   The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received all required documentation in the form adopted by the Board of Managers. If the Person acquiring the Capital Units in the Disposition is not a Member, then such Person must also comply with Section 3.3 of this Operating Agreement. Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Quarter following the Quarter in which such matters are approved by the Board of Managers. Upon the Disposition of all or a portion of a Member's Capital Units, the Company shall transfer to the Member or Members who have acquired the Capital Units that proportion of the capital account of the Member effecting the Disposition which relates to the transferred Capital Units, including amounts representing previously earned but undistributed income and gains. No partial Capital Units may be subject to a Disposition. If a Person becomes the beneficial holder of Capital Units but has not become a Member (whether due to such Person's failure to sign this Operating Agreement or the Board of Managers' refusal to accept such Person as a Member upon a Disposition of Capital Units), such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Operating Agreement until such time as the Person becomes a Member or until such Person's Capital Units are redeemed in accordance with Section 4.3 of this Operating Agreement. Such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

          (c)   The Board of Managers will not approve any Disposition unless (i) either (a) the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (b) the Company has determined that the Disposition is exempt from registration under those laws; and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership status and being taxed as a C corporation within the meaning of the Code.

          (d)   Any Person admitted to the Company upon a Disposition of Capital Units shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission on or before the thirtieth day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at the legal rate of interest allowed under South Dakota law.

        4.2    Tax Elections.    In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

        4.3    Redemption.    The Company shall have the right to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

          (a)   An attempt to Dispose of the Capital Units in a manner not in conformity with this Operating Agreement.

          (b)   The failure of a Person who becomes the beneficial holder of Capital Units to comply with Sections 3.3 and 4.1 of this Operating Agreement and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Capital Units.

          (c)   The failure of a Person who becomes the beneficial holder of less than 2,500 Capital Units to acquire the minimum investment requirement of 2,500 Capital Units in accordance with Section 5.1(c) of this Operating Agreement within 240 days of becoming the holder of less than 2,500 Capital Units.

          (d)   Whenever the Board of Managers by resolution finds that a Member has (i) intentionally or repeatedly violated any of the provisions of the Articles or this Operating Agreement, (ii) breached the terms and conditions of any contract with the Company, (iii) remained indebted to the Company for 90 days after such indebtedness first became payable, or (iv) wilfully obstructs any lawful purpose or activity of the Company.

          (e)   The Member becomes a Bankrupt Member and the Company is not able to sell the Bankrupt Member's Capital Units within 240 days through the Capital Units Transfer System.

          (f)    A Person, or said Person's Affiliate, acquires and holds more than 1.5 percent of the issued and outstanding Class A. Units.

        If the Company exercises its right to redeem a Member's or Person's Capital Units pursuant to any of the above, upon receipt of such Member's or Person's Capital Units certificate, the Company shall pay to such Member or Person $0.20 per Capital Unit. Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company.

ARTICLE 5
CAPITAL CONTRIBUTIONS

        5.1    Class A Capital Units.

          (a)    Issuance of Class A Units as Part of the Reorganization.    As part of the Reorganization, 14,129,250 Class A Capital Units are being issued to the Cooperative in exchange for all of the Cooperative's assets and liabilities. The Cooperative is being dissolved and the Class A Capital Units are being distributed to the shareholders of the Cooperative in proportion to the equity shares held by each shareholder of the Cooperative. In the event any shareholder of the Cooperative fails to execute a counterpart signature page of the Operating Agreement, or fails to consent to the termination of the shareholder's Member Agreement, the Company shall have the right to redeem such Person's Class A Capital Units as provided in Section 4.3, in addition to any remedies otherwise provided by law.

          (b)    Disposition of Class A Units following the Reorganization.    After completion of the Reorganization, Class A Members may Dispose of outstanding Class A Capital Units to any Person, subject to the other requirements of this Operating Agreement. Class A Capital Units may only be Disposed of in increments of 250 Capital Units.

          (c)    Minimum Investment.    A Class A Member must always own at least 2,500 Class A Capital Units, and no Person will be admitted as a Class A Member unless said Person holds at least 2,500 Class A Capital Units. If a Person becomes the holder of fewer than 2,500 Class A Capital Units in a Disposition, the Person must within 240 days of becoming a holder either acquire additional Class A Capital Units so that the total held by said Person is at least 2,500 Class A Capital Units or the Person must dispose of the Class A Capital Units in accordance with the provisions of this Operating Agreement. If the Person fails to meet either of the requirements of the previous sentence within the time provided, the Company may redeem the Class A Capital Units held by said Person as provided in Section 4.3.

          (d)    Maximum Investment.    After completion of the Reorganization, no Person and said Person's Affiliates may at any time hold more than 1.5 percent of the issued and outstanding Class A Capital Units.

        5.2    Additional Capital Units.    Additional Capital Units may be created and issued to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may include for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties. If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of Committed Capital proposed to be raised from the issuance of such Capital Units. Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

        5.3    Return of Contributions.    A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution. A Capital Contribution is not a liability of the Company or of any Member. Members will not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

        5.4    Advances by Members.    If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 5.3 hereof, any Member(s) that may agree to do so with the consent of the Board of Managers, as appropriate, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

        5.5    Capital Accounts.    A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations. Each Member's capital account shall be increased and decreased as follows:

          (a)   Each Member's capital account shall be increased by: (i) the amount of the initial Capital Contribution made by the Member, (ii) the amount of any additional Capital Contributions made by the Member, and (iii) any income and gains allocated to the Member pursuant to Article 6.

          (b)   Each Member's capital account shall be decreased by: (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

        A Member who has more than one Capital Unit shall have a single capital account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the time or manner in which those Capital Units were acquired. Upon the Disposition of a Capital Unit, that portion of the capital account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

ARTICLE 6
ALLOCATIONS AND DISTRIBUTIONS

        6.1    Allocations and Distributions.    Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 6.

        6.2    Distributions of Available Cash.

          (a)   Distributions of Available Cash for Distribution shall be made to the Members for each fiscal year of the Company in accordance with the following provisions:

            (i)    Tax Distribution. To the Members in an aggregate amount equal to thirty percent of the Company's net income for such fiscal year, as determined in accordance with generally accepted accounting principles and reported on the financial statements furnished to each Member pursuant to Section 8.21 of this Operating Agreement. Provided, however, that no distribution pursuant to this Section 6.2(a) (i) will be made if the net income for such fiscal year does not exceed $500,000.00, unless the Board of Managers votes to make a distribution notwithstanding that the net annual income for such fiscal year does not exceed $500,000.00.

            (ii)   Other Distributions. Distributions in excess of the tax distribution made under Section 6.2(a)(i) of this Operating Agreement for any fiscal year may be made upon a vote of the Board of Managers.

          (b)   Additional distributions, if any, including distributions in excess of Available Cash for Distribution, may be made as the Board of Managers shall determine in its sole discretion.

          (c)   All distributions shall be made to Members ratably in proportion to their Ownership Percentages; provided, that with respect to Members whose Capital Units may have been transferred, forfeited, reduced or changed during such year, distributions shall be pro rated in accordance with the proration of allocations among such other Members made with respect to such year under Section 6.6 of this Operating Agreement.

          (d)   No distribution shall be made if the distribution violates or causes the Company to default under the terms of any of the Company's credit facilities or debt instruments or violates Section 6.10 of this Operating Agreement.

        6.3    Allocations of Income, Gain, Loss, Deductions, and Credits.    Except as otherwise provided in this Article 6, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

        6.4    Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.     Notwithstanding the provisions of Section 6.3:

          (a)    Allocation of Gain.    Any income or gain from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

          (b)    Allocation of Loss.    Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

        6.5    Regulatory Allocations and Allocation Limitations.    Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

          (a)    Minimum Gain Chargeback.    Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

          (b)    Partner Minimum Gain Chargeback.    Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c)    Qualified Income Offset.    In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement, and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 6.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (d)    Gross Income Allocations.    In the event that a deficit balance in a Member's capital account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Operating Agreement.

          (e)    Nonrecourse Deductions.    Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

          (f)    Partner Nonrecourse Deductions.    Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

          (g)    Members' Shares of Excess Nonrecourse Debt.    The Members' shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

          (h)    Curative Allocations.    The allocations set forth in subsections (a), (b), (c), (d), (f) and (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(f) and (g).

        6.6    Proration of Allocations.    All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

        6.7    Consent to Allocation.    Each Member expressly consents to the methods provided herein for allocation of the Company's income, gains, losses, deductions and credits.

        6.8    Distributions in Kind.    Except as provided by this Operating Agreement, a Member, regardless of the form of the Member's Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

        6.9    Right to Distributions.    A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

        6.10    Limitation on Distributions.

          (a)   Notwithstanding anything to the contrary in this Operating Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company's assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company's assets only to the extent that the fair value of that property exceeds that liability, or otherwise in violation of the Act.

          (b)   A Member who receives a distribution that is not permitted under this Operating Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Operating Agreement or the Act.

ARTICLE 7
OFFICERS

        7.1    Number of Officers.    The officers of the Board of Managers shall be a President, one or more vice-presidents, and a Secretary, each of whom shall be appointed by the Board of Managers. The officers of the Company shall be a Chief Executive Officer and a Chief Financial Officer. The Board of Managers shall appoint the Chief Executive Officer. The Chief Executive Officer shall appoint the Chief Financial Officer. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Managers. If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers for the Board of Managers. The same individual may simultaneously hold more than one office on the Board of Managers. A person must be a member of the Board of Managers and a Member of the Company or representative owner of a Member of the Company to serve as an officer of the Board of Managers. A person need not be a member of the Board of Managers or a Member of the Company or representative of a Member of the Company to serve as an officer of the Company.

        7.2    Appointment and Term of Office.    The officers of the Board of Managers shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, they shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until the officer's successor shall have been duly appointed, until the officer's death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant to the officer any contract rights. The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed "at will," unless otherwise provided by a signed contract with the Company. The officers of the Company shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, they shall hold office until removed by the Board of Managers or until they resign.

        7.3    Removal of Officers.    Any officer or agent of the Board of Managers may be removed by a Super Majority Vote of the Board of Managers at any time, with or without cause. The Board of Managers by a Super Majority Vote may remove the Chief Executive Officer at any time, with or without cause. The Chief Executive Officer may remove the Chief Financial Officer at any time, with or without cause. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

        7.4    The Chief Executive Officer.    The Chief Executive Officer shall be the principal executive officer of the Company. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Company authorized by the Board of Managers, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers or by this Operating Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers from time to time. Notwithstanding the previous sentence, the Chief Executive Officer shall not have the authority to sign deeds, mortgages or debt instruments, except in cases where the signing and execution thereof shall be expressly delegated to the Chief Executive Officer by the Board of Managers, or for the borrowing of money in an amount not exceeding $50,000.00.

        7.5    The Chief Financial Officer.    The Chief Financial Officer shall be the principal financial and accounting officer of the Company. The Chief Financial Officer shall:

          (a)   Have charge and custody of and be responsible for all funds and securities of the Company;

          (b)   Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositaries as shall be selected by the Board of Managers; and

          (c)   In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chief Executive Officer. If required by the Board of Managers or the Chief Executive Officer, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Managers or Chief Executive Officer shall determine.

        7.6    The President.    The President shall be the presiding officer of the Board of Managers. The President shall, when present, preside at all meetings of the Members and of the Board of Managers. The President may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, deeds, mortgages, bonds, contracts, debt instruments or other instruments, which the Board of Managers have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed. The President may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, Certificates for Capital Units of the Company and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Managers from time to time.

        7.7    The Vice-Presidents.    If appointed, in the absence of the President or in the event of the President's death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the President or by the Board of Managers.

        7.8    The Secretary.    The Secretary shall:

          (a)   Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

          (b)   See that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law;

          (c)   Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

          (d)   When requested or required, authenticate any records of the Company;

          (e)   Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

          (f)    Sign with the President, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

          (g)   Have general charge of the Capital Units transfer books of the Company; and

          (h)   In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Managers.

        7.9    Assistant Secretaries.    The Assistant Secretaries, when authorized by the Board of Managers, may sign with the President or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to the Secretary, or by the President or the Board of Managers.

        7.10    Designation of Tax Matters Partner.    The Chief Financial Officer is designated as the Tax Matters Partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code. Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. If at any time there is no Chief Financial Officer, or if the Chief Financial Officer does not own Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

        7.11    Duties of Tax Matters Partner.

          (a)   The Tax Matters Partner shall register the Company as a "tax shelter" with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

          (b)   To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.10 and 7.11 only, the "Secretary") the name, address, profit's interest and taxpayer identification number of each Member.

          (c)   To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

          (d)   If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary, the Tax Matters Partner shall forward a copy of such notice to the Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

        7.12    Authority of Tax Matters Partner.    The Tax Matters Partner is hereby authorized, but not required:

          (a)   To enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

          (b)   In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final" adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for

  the district in which the Company's principal place of business is located, or the United States Court of Claims;

          (c)   To intervene in any action brought by any other Member for judicial review of a final adjustment;

          (d)   To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (e)   To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

          (f)    To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

          (g)   To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

        7.13    Expenses of Tax Matters Partner.    The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made of Net Income from Operations, or any discretionary reserves are set aside by the Board of Managers. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of a Manager and indemnification set forth in Article 9 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

        7.14    Compensation.    The salaries and terms of employment of the Chief Executive Officer and of the officers of the Board of Managers shall be fixed from time to time by the Board of Managers. The salaries and terms of employment of the other officers of the Company shall also be fixed from time to time by the Board of Managers or person designated by the Board of Managers. Officers of the Board of Managers who are Members of the Company shall receive the same membership benefits that all other Members receive. Officers of the Company and officers of the Board of Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

ARTICLE 8
MANAGEMENT

        8.1    Management by Board of Managers.

          (a)   Except for situations in which the approval of the Members is required by this Operating Agreement or by nonwaivable provisions of the Act, and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers, and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

            (i)    To manage, supervise and conduct the day-to-day affairs of the Company.

            (ii)   To direct the expenditure of the capital and profits of the Company in furtherance of the Company's purposes.

            (iii)  To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company.

            (iv)  To enter into operating agreements, joint participations, joint ventures, and partnerships with others containing such terms, provisions and conditions as the Board of Managers shall approve.

            (v)   To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company.

            (vi)  To sell, dispose, abandon, trade or exchange assets (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company's assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems appropriate.

            (vii) To enter into agreements and contracts with any Member or an Affiliate of any Member and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party.

            (viii) To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Operating Agreement.

            (ix)  To amend this Operating Agreement in accordance with the provision of Section 14.11.

          (b)   Except as otherwise provided in this Operating Agreement, all acts of the Board of Managers will be by majority vote of the disinterested Managers. The following acts shall require a Super Majority Vote of the disinterested Managers:

            (i)    The removal of the Chief Executive Officer of the Company pursuant to Section 7.3;

            (ii)   The removal of a Manager pursuant to Section 8.6; and

            (iii)  The approval of any action taken by the Board of Managers in writing without a meeting of the Board of Managers pursuant to Section 8.14.

          (c)   Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not cause the Company to take any action set forth in Section 3.9(b), without first obtaining the required approval of the Members.

          (d)   For the purposes of this Operating Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers. A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement. If a Manager is an Affiliate or immediate family member (spouse, parent, child, or sibling) of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested. A Manager shall not be prohibited from voting on the approval of any contract which is made available to all Members of the Company, such as a soybean delivery or similar agreement shall not be prohibited from voting on the approval of the Disposition of the Capital Units, and shall not be prohibited from voting on the approval of per diem and other compensation which is made applicable to all Managers pursuant to Section 8.20.

        8.2    Actions by Managers; Committees; Delegation of Authority and Duties.

          (a)   In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Operating Agreement; (ii) through committees pursuant to Section 8.2(b); and (iii) through Managers and officers to whom authority and duties have been delegated pursuant to Section 8.2(c).

          (b)   The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers and/or the Members of the Company. Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution. The Board of Managers may dissolve any committee at any time.

          (c)   Any Person dealing with the Company, other than a Member, may rely on the authority of the Manager or any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Operating Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Operating Agreement.

        8.3    Registration and Transfer of Securities.    Securities and other property owned by the Company shall be registered in the Company's name, in a nominee name, in any such case for the benefit of the Company. Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

          (a)   that the Company is still in existence;

          (b)   that this Operating Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

          (c)   that the person so signing is authorized to sign on behalf of the Company.

        8.4    Number; Term of Office; Election.

          (a)   The number of initial Managers of the Company shall be set at 21 until such time as the Members vote to change the number of Managers serving on the Board of Managers. If the number of Managers is increased, the newly created Manager positions shall be filled at the next annual meeting by election by the Members. If the number of Managers is decreased, then the decrease shall coincide with an annual or special meeting and all Managers shall be subject to reelection by the Members. Each initial Manager shall hold office according to the provisions of Section 8.4(b) unless such Manager resigns, dies, or becomes disabled.

          (b)   A person must be a Member or a representative owner of a Member of the Company to be elected to the Board of Managers. Each initial Manager shall serve on the Company's Board of Managers until his term would have expired on the Cooperative's board of directors, resulting in staggered elections of seven Managers annually. Thereafter each Manager shall be elected to office by the Members for a term of three years or until the Manager's earlier resignation or removal. No Manager may serve more than three consecutive three year terms on the Board of Managers, and the original terms of the initial Managers' as directors of the Cooperative shall be included in calculating length of service. If a Manager's term expires, the Manager shall continue to serve until the Manager's successor shall have been elected and qualified. If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager's length of service.

          (c)   At each annual meeting one Manager shall be elected from each of seven geographic districts. The seven geographic districts are those originally set by the board of directors of the Cooperative. It is intended that each of the seven geographic districts have approximately equal numbers of Members located in each district. Boundaries of districts may be changed by a majority vote of the Members at an annual or special meeting of the Members. However, if the boundaries are changed by a vote taken at an annual meeting, the change of district boundaries shall not be effective until adjournment of the annual meeting so that the election of Managers to be held during said annual meeting shall be completed under the former district boundaries.

          (d)   If a representative of a Member that is a partnership, firm, corporation, limited liability company, unincorporated association or cooperative is seeking election to the Board of Managers, the representative owner of a Member of the Company shall seek election within the district in which the Member is located. For the purpose of electing Managers, a Member shall be deemed to be located in a given district if the Member's principal residence is located within the district for a Member that is an individual, and if the Member's chief executive office is located within the district for a Member that is a partnership, firm, corporation, limited liability company, unincorporated association or cooperative. If a Manager's principal residence or the Member's chief executive office, whichever is applicable, should change from one district to another during a Manager's term, because of a change in location of the principal residence or chief executive office, whichever is applicable, or because the Members vote to change the boundaries of a Manager's district, said Manager may complete his or her term, but may not seek re-election within the former district upon completion of the current term.

          (e)   A Manager shall be elected by a plurality of the votes cast by the Members from the Manager's district voting in the election, with each Member having one vote per position and no cumulative voting. Other aspects of the election process shall be determined by the Board of Managers in advance of the annual election.

        8.5    Death or Disability of Managers.    Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers may be filled in accordance with Section 8.8.

        8.6    Removal.    Managers may be removed for any reason at any annual or special meeting of Members by the affirmative vote of the majority of the Members. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal by the Members may be filled at such meeting by vote of the Members represented at such meeting. Managers may also be removed for any reason by a Super Majority Vote of the Board of Managers. The vacancy caused by such removal by the Board of Managers may be filled by the remaining members of the Board of Managers as provided in Section 8.8 of this Operating Agreement.

        8.7    Resignations.    Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        8.8    Vacancies.    Any vacancy occurring in the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers. A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Members shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position. Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

        8.9    Place and Manner of Meetings.    Meetings of the Board of Managers, regular or special, may be held either within or without the State of South Dakota. Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        8.10    First Meeting.    The first meeting of the newly elected Managers shall be held without further notice within 60 days following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

        8.11    Regular Meeting of Board of Managers.    A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

        8.12    Special Meeting of Board of Managers.    The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the President, Chief Executive Officer, or by any three of the Managers. Such special meeting shall be held at the time specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

        8.13    Notice of Board of Managers' Meetings.    All special meetings of the Board of Managers shall be held upon two 2 days' written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally or by facsimile transmission, or upon five days' written notice by mail, at the direction of the President, Chief Executive Officer, the Secretary, or Managers calling the meeting.

        8.14    Action Without Meeting.    Any action that can be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a Super Majority Vote of the Board of Managers. Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

        8.15    Quorum; Majority Vote.    At all meetings of the Board of Managers, a majority of the members of the Board of Managers shall constitute a quorum for the transaction of business. Except as otherwise provided in this Operating Agreement, the act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        8.16    Approval or Ratification of Acts or Contracts.    The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

        8.17    Interested Managers, Officers and Members.    No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Managers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction. Subject to 8.1(d), only disinterested Managers may vote on any particular matter or issue.

        8.18    Expenses of the Company.

          (a)    General and Administrative Expenses.    All expenses of the Company shall be billed to and paid by the Company. The Managers may be reimbursed for the actual cost of goods and services used for or by the Company. The Managers may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager's actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

          (b)    Organizational and Reorganization Expenses.    Organization expenses incurred in connection with the formation of the Company and all expenses in connection with the Reorganization will be charged to and borne by the Company. To the extent any such organization and reorganization expenses have been paid by the Board of Managers, the Board of Managers will be reimbursed in a like amount by the Company. Notwithstanding any other provision hereof, the Company will pay and bear directly all legal, accounting and auditing expenses of the Company, taxes, if any, payable by the Company, interest costs of the Company, custodial fees, and extraordinary expenses, including litigation.

        8.19    Procedure.    The Board of Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.

        8.20    Compensation.    The members of the Board of Managers shall receive per diem or other compensation for attending meetings and serving as a Manager as determined by the Board of Managers. Managers who are Members of the Company shall receive the same membership benefits that all other Members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

        8.21    Reports of Financial and Tax Information to Members.

          (a)    Financial Information.    Not later than ninety days after the end of each fiscal year of the Company, each Member will be furnished with an annual report of the business and operations of the Company during such fiscal year, which annual report shall constitute the accounting of the Board of Managers for the fiscal year. The annual report will contain financial statements, including a balance sheet, statement of operations, statement of changes in Members' equity and cash flows. The annual report will include the amount and nature of any compensation paid to the officers and Managers and their Affiliates during the period, including a description of the services performed in relation thereto, and will otherwise be in such form and have such content as the Board of Managers deems proper.

          (b)    Tax Information.    Appropriate tax information will be delivered to each Member within ninety days after the end of each fiscal year. In addition, concurrently with the delivery of such information, there shall be furnished adequate information relating to the Company's operations to enable each Member to complete and file all federal, state and local estimated tax returns that may be required of the Member.

ARTICLE 9
INDEMNIFICATION

        9.1    Indemnification.    The Company shall indemnify an officer, Member, Manager, former Member, a former officer or a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Manager, except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company under Section 9.2 of this Operating Agreement.

        9.2    Liability of Company.    To the full extent permitted by South Dakota law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Person's capacity as an officer, Member or Manager of the Company, except that this Article does not eliminate or limit the liability of an officer, Member or Manager to the extent the officer, Member or Manager is found liable for:

          (a)   a breach of the duty of loyalty to the Company or its Members;

          (b)   an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

          (c)   a transaction from which the officer, Member or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, Member's or Manager's office; or

          (d)   an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.

        9.3    Prospective Amendment of Liability and Indemnity.    Any repeal or amendment of this Article by the Members or Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification, or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.

        9.4    Non-Exclusive Liability and Indemnity.    The provisions of this Article 9 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Operating Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 10
CAPITAL UNIT CERTIFICATES

        10.1    Certificates For Membership.    Certificates representing Capital Units of the Company shall be in such form as shall be determined by the Board of Managers. Such certificates shall be signed by the President or the Vice President and by the Secretary or assistant Secretary. All certificates for

Membership shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate has been issued shall be entered on the Capital Units transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate shall have been surrendered or cancelled, or until alternative provisions satisfactory to the Company have been made.

        10.2    Transfer of Certificates.    Transfer of certificates of the Company shall be made pursuant to this Operating Agreement only on the transfer books of the Company by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the Member's attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate. The Person in whose name the Certificate stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

        10.3    Loss or Destruction of Certificates.    In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such sum as the Board of Managers may provide.

        10.4    Certificate Regulations.    The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of South Dakota as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

        10.5    Transfer of Membership.    Membership shall not be transferred except with the approval and consent of the Board of Managers and in accordance with the Capital Units Transfer System.

        10.6    Legends.    The Board of Managers may provide for the placement of legends on Capital Unit certificates to indicate restrictions on transfer, or other restrictions or obligations contained herein.

ARTICLE 11
BANKRUPTCY OF A MEMBER

        Subject to this Article 11, if any Member becomes a Bankrupt Member, the Bankrupt Member's Capital Units shall be offered for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days after the Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member (or its representative) at any time after expiration of the 240 day period, to redeem and cancel the Bankrupt Member's Capital Units at a purchase price equal to $0.20 per Capital Unit or the lowest amount which may be approved by the Bankruptcy Court. The payment to be made to the Bankrupt Member or its representative pursuant to this Article 11 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

ARTICLE 12
DISSOLUTION

        12.1    Dissolution and Winding-Up.    The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

          (a)   the consent of a Super Majority Vote of the Members;

          (b)   an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

          (c)   on application by a Member or a dissociated Member, upon entry of a judicial decree that:

            (i)    the economic purpose of the Company is likely to be unreasonably frustrated;

            (ii)   it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles and this Operating Agreement; or

            (iii)  the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent or unfairly prejudicial to the petitioning Member.

        12.2    Continuation.    Except upon application and receipt of a judicial decree as provided in Section 12.1(c), no Member has the right to dissociate from the Company. The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 13
LIQUIDATION AND TERMINATION

        13.1    Liquidation and Termination.    On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Operating Agreement and the Act. The costs of liquidation shall be borne as a Company expense. Liquidation proceeds, if any, shall first be used to pay the Company's obligations and liabilities.

        13.2    Application and Distribution of Proceeds on Liquidation.    Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company's assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

          (a)   to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

          (b)   to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

          (c)   to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.2) of the Company's assets.

        13.3    Deficit Capital Account Balances.    Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

        13.4    Articles of Dissolution.    On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of South Dakota and take such other actions as may be necessary to terminate the Company.

ARTICLE 14
GENERAL PROVISIONS

        14.1    Books and Records.    The Company shall maintain those books and records as provided by the Act and as it may deem necessary or desirable. All books and records provided for by the Act shall be open to inspection of the Members from time to time and to the extent expressly provided by the Act, and not otherwise.

        14.2    Headings.    The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Operating Agreement.

        14.3    Construction and Severability.    Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a)   The remainder of this Operating Agreement shall be considered valid and operative; and

          (b)   Effect shall be given to the intent manifested by the portion held invalid or inoperative.

        14.4    Effect of Waiver or Consent.    A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

        14.5    Binding Effect.    Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

        14.6    Governing Law/Jurisdiction.    THIS AGREEMENT HAS BEEN EXECUTED IN SOUTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF SOUTH DAKOTA. THE MEMBERS CONSENT TO THE

JURISDICTION OF THE COURTS OF THE STATE OF SOUTH DAKOTA AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN SOUTH DAKOTA.

        14.7    Further Assurances.    In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

        14.8    Notice to Members of Provisions of This Agreement.    By becoming a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the Disposition of Capital Units set forth in Article 4, and (b) all of the provisions of the Articles. Each Member agrees that this Operating Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.

        14.9    Counterparts.    This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

        14.10    Conflicting Provisions.    To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Managers in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

        14.11    Amendments.    Amendments to the Articles may only be made by the Members. This Operating Agreement may be amended by the Members. This Operating Agreement may also be amended by the Board of Managers subject to the following requirements:

          (a)   The Board of Managers may not adopt, amend or repeal a provision in this Operating Agreement, if the Members in adopting, amending or repealing a provision in this Operating Agreement expressly provide that the Board of Managers may not amend or repeal the provision; and

          (b)   The adoption, amendment or repeal of any provision in this Operating Agreement by the Board of Managers must be approved by the Members at the next annual meeting of Members, but said provision as adopted, amended or repealed by the Board of Managers shall remain effective in any event until such annual meeting is held. If the Members fail to approve at the next annual meeting of the Members, the provision as adopted, amended or repealed by the Board of Managers, said provision shall become null and void as of the close of the annual meeting.

Appendix B

INDEPENDENT AUDITOR'S REPORT

The Board of Managers
 South Dakota Soybean Processors, LLC
Volga, South Dakota

        We have audited the accompanying consolidated balance sheets of South Dakota Soybean Processors, LLC and Subsidiary as of December 31, 2003 and the related consolidated statements of operations, changes in members' equity, and cash flows for the year then ended. We have also audited the balance sheet of South Dakota Soybean Processors, LLC as of December 31, 2002 and the related statements of operations, changes in members' equity, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the 2003 financial statements referred to above present fairly, in all material respects, the consolidated financial position of South Dakota Soybean Processors, LLC and Subsidiary as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the 2002 and 2001 financial statements referred to above present fairly, in all material respects, the financial position of South Dakota Soybean Processors, LLC as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ EIDE BAILLY LLP Sioux Falls, South Dakota January 23, 2004

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$529,697	$11,170
Trade accounts receivable, less allowance for uncollectible accounts (2003—$273,878; 2002—$273,331)	23,530,989	14,695,709
Inventories	10,776,402	13,113,098
Margin deposits	—	927,339
Prepaid expenses	516,419	482,977
Assets held for sale—Building	2,322,561	2,307,819

Total current assets	37,676,068	31,538,112

PROPERTY AND EQUIPMENT	50,250,024	49,172,714
Less accumulated depreciation	(18,424,405)	(15,411,529)

	31,825,619	33,761,185

OTHER ASSETS
Investments	3,970,102	4,928,261
Goodwill	7,401,245	—
Notes receivable—members	481,710	—
Patents	246,599	36,836
Other, net	15,721	20,502

	12,115,377	4,985,599

	$81,617,064	$70,284,896

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Excess of outstanding checks over bank balance	$2,388,936	$3,603,838
Current maturities of long-term debt	976,117	101,472
Accounts payable	1,883,200	639,587
Accrued commodity purchases	21,492,404	20,150,385
Accrued expenses	1,385,864	1,628,022
Accrued interest	50,316	51,476

Total current liabilities	28,176,837	26,174,780

LONG-TERM LIABILITIES
Long-term debt, less current maturities	17,543,141	10,143,459
Deferred compensation	121,301	91,064

	17,664,442	10,234,523

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY	1,045,195	—

COMMITMENTS	—	—

MEMBERS' EQUITY
Class A Units, no par value 28,258,500 units issued and outstanding	34,730,590	33,875,593

	$81,617,064	$70,284,896

See Accompanying Notes to Consolidated Financial Statements

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
NET REVENUE	$207,256,575	$159,497,284	$148,258,146

COST OF REVENUE
Cost of product sold	174,234,599	128,457,162	121,012,364
Production	14,046,771	11,707,538	10,686,189
Freight and rail	14,506,644	12,095,338	9,366,185
Brokerage fees	234,346	323,926	294,386

Total cost of revenue	203,022,360	152,583,964	141,359,124

GROSS PROFIT	4,234,215	6,913,320	6,899,022

OPERATING EXPENSES
Administration	3,639,442	2,679,633	2,234,248

OPERATING PROFIT	594,773	4,233,687	4,664,774

OTHER INCOME (EXPENSE)
Interest expense	(802,178)	(542,220)	(483,223)
Other non-operating income	2,915,160	3,404,458	2,093,316
Patronage dividend income	97,975	36,801	1,460,386

Total other income (expense)	2,210,957	2,899,039	3,070,479
NET INCOME BEFORE INCOME TAXES AND MINORITY INTEREST OF SUBSIDIARY	2,805,730	7,132,726	7,735,253
MINORITY INTEREST IN NET LOSS OF SUBSIDIARY	457,620	—	—

NET INCOME BEFORE INCOME TAXES	3,263,350	7,132,726	7,735,253
INCOME TAX EXPENSE (BENEFIT)	(131,474)	520,000	—

NET INCOME	$3,394,824	$6,612,726	$7,735,253

BASIC AND DILUTED EARNINGS PER CAPITAL UNIT	$0.12	$0.23	$0.27

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING FOR CALCULATION OF BASIC AND DILUTED EARNINGS PER CAPITAL UNIT	28,258,500	28,258,500	28,258,500

See Accompanying Notes to Consolidated Financial Statements

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	Capital Units
	Shares	Amount
BALANCE, JANUARY 1, 2001	28,258,500	30,771,474
Net income	—	7,735,253
Proceeds from members' equity	—	4,200
Distributions to members	—	(5,731,202)

BALANCE, DECEMBER 31, 2001	28,258,500	32,779,725
Net income	—	6,612,726
Proceeds from members' equity	—	2,200
Distributions to members	—	(5,519,058)

BALANCE, DECEMBER 31, 2002	28,258,500	33,875,593
Net income	—	3,394,824
Distributions to members	—	(2,539,827)

BALANCE, DECEMBER 31, 2003	28,258,500	$34,730,590

See Accompanying Notes to Consolidated Financial Statements

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

	2003	2002	2001
OPERATING ACTIVITIES
Net income	$3,394,824	$6,612,726	$7,735,253
Charges and credits to net income not affecting cash:
Depreciation	2,994,037	2,746,384	2,457,804
Amortization	18,378	4,764	4,059
Minority interest in net loss of subsidiary	(457,620)	—	—
Loss on sale of fixed assets	1,325	30,288	118,920
Non-cash patronage dividends	(97,976)	(28,964)	(1,460,386)
Change in assets and liabilities	(5,106,924)	1,495,889	603,351

NET CASH FROM OPERATING ACTIVITIES	746,044	10,861,087	9,459,001

INVESTING ACTIVITIES
Purchase of investments	(4,076,686)	(250)	—
Increase in member loans	(480,710)	—	—
Cash assumed with Urethane Soy Systems Co.	38,989	—	—
Retirement of patronage dividends	56,134	103,262	809,713
Purchase of assets held for sale — Building	(14,742)	(2,307,819)	—
Patent costs	(53,000)	(36,998)	—
Proceeds from sales of property and equipment	41,960	—	122,125
Purchase of property and equipment	(1,016,849)	(4,645,020)	(2,718,740)

NET CASH USED FOR INVESTING ACTIVITIES	(5,504,904)	(6,886,825)	(1,786,902)

FINANCING ACTIVITIES
Proceeds from members' equity transactions	—	2,200	4,200
Distributions to members	(2,539,827)	(5,519,058)	(5,731,202)
Payments for debt issue costs	—	(6,500)	—
Proceeds from long-term debt	9,489,103	—	1,053,948
Principal payments on long-term debt	(1,671,889)	(454,991)	(991,615)

NET CASH FROM (USED FOR) FINANCING ACTIVITIES	5,277,387	(5,978,349)	(5,664,669)

NET CHANGE IN CASH AND CASH EQUIVALENTS	518,527	(2,004,087)	2,007,430
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	11,170	2,015,257	7,827

CASH AND CASH EQUIVALENTS, END OF YEAR	$529,697	$11,170	$2,015,257

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$887,746	$530,421	$628,636

Income taxes	$(131,474)	$520,000	$—

See Accompanying Notes to Consolidated Financial Statements

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

NOTE 1—PRINCIPAL ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Organization

        On October 12, 2001, Soybean Processors, LLC (the Company) was formed. The initial member of the LLC was the South Dakota Soybean Processors Cooperative (the Cooperative). The board of directors of the Cooperative unanimously approved a plan of reorganization related to an exchange whereby the LLC would acquire the assets and liabilities of the Cooperative. The reorganization required the approval of 75% of the members of the Cooperative who voted on the proposal. On June 20, 2002, the members of the South Dakota Soybean Processors Cooperative duly approved the reorganization of the Cooperative into a limited liability company, which became effective on July 1, 2002. Effective July 1, 2002, the LLC acquired the assets and liabilities of the Cooperative. The transaction was an exchange of interests whereby the assets and liabilities of the Cooperative were transferred for capital units of Soybean Processors, LLC. For financial statement purposes, no gain or loss was recorded as a result of the exchange transaction. For income tax purposes, the difference between the tax basis and the fair market value of the assets resulted in an income tax liability discussed in Note 10.

        As a result of the exchange, the Cooperative was dissolved on July 1, 2002, and the LLC's capital units were distributed to the members of the Cooperative at a rate of one capital unit of the LLC for each share of equity stock of the Cooperative. In connection with the reorganization, the LLC changed its name to South Dakota Soybean Processors, LLC.

        A minimum of 2,500 capital units is required for ownership of the LLC. Such units will be subject to certain transfer restrictions. The LLC will also retain the right to redeem the units at $.20 per unit in the event a member attempts to dispose of the units in a manner not in conformity with the Operating Agreement, if a member becomes a holder of less than 2,500 units, becomes an owner (directly or indirectly) of more than 1.5% of the issued and outstanding capital units or becomes a bankrupt member. The Operating Agreement of the LLC also includes provisions whereby cash equal to a minimum of 30% of net income will be distributed to unit holders subject to certain limitations. These limitations include a minimum net income of $500,000, restrictions imposed by debt and credit instruments or as restricted by law in the event of insolvency.

        In connection with the reorganization, the delivery of soybeans under the previous member delivery agreements is no longer required as an obligation of membership. Earnings, losses and cash distributions are allocated to members based on their percentage of ownership in the LLC.

        The company owns approximately 58% of Urethane Soy Systems Company (USSC). USSC is the manufacturer and patent holder of SoyOyl®, a polyol made from soybean oil. A minority interest is presented in the consolidated balance sheet that represents the approximate 42% ownership of other investors in the 96,025 outstanding common shares of USSC.

        South Dakota Soybean Processors is operated for the purpose of manufacturing products from soybeans, such as soybean oil, meal, and hulls.

Basis of presentation

        As a result of the reorganization mentioned above, the financial statements of the prior periods have been restated to reflect the comparative basis of the Company versus the Cooperative. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. The effects of all significant intercompany accounts and transactions have been eliminated.

(Continued on next page)

Cash and cash equivalents

        The Company considers all highly liquid debt instruments with maturity of three months or less to be cash equivalents.

Accounts receivable

        Accounts receivable are carried at cost. Accounts receivable are considered past due when payments are not received within thirty days. Generally, these accounts receivable represent amounts due for sale of soybean meal, oil, hulls and refined oil.

        The carrying amount of trade receivables is reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected. Management reviews all receivable balances that exceed 90 days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Inventories

        Finished goods (soybean meal, oil, refined oil, and hulls) and raw materials (soybeans) are valued at estimated market value, which approximates net realizable value. Supplies and other are stated at the lower of cost determined by the first-in, first-out method, or market.

Assets held for sale

        Assets held for sale are carried at cost.

Investments

        Investments in cooperatives are carried at cost plus the amount of patronage earnings allocated or estimates of interim allocations to the Company, less any cash distributions received.

        The investment in Cenex Harvest States (CHS) is carried at an amount equal to the patronage allocations received, and estimated to be received, from that cooperative organization. The investment in CoBank is carried at an amount equal to the actual patronage allocations received. Patronage allocations represent the Company's proportionate share of the patronage earnings of CHS and CoBank.

        The investments include actual patronage allocations based upon written qualified notices of allocation received from CHS and CoBank and estimated patronage allocations expected to be received. The Company recognizes patronage revenue when it is probable that an allocation will be made and when the amount can be reasonably estimated. The need to estimate patronage allocations arises because of differences between the Company's year-end and the receipt of the actual allocation notification from CHS.

        Since the company is no longer a cooperative as of July 1, 2002, it will no longer receive patronage allocations.

Property and equipment

        Property and equipment is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense currently. When depreciable

(Continued on next page)

properties are sold or retired, the cost and accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

        The Company reviews its property and equipment for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the fair market value of the asset to the carrying amount of the asset.

        Depreciation is provided for over the estimated useful lives of the individual assets using the straight-line method. The range of the estimated useful lives used in the computation of depreciation are as follows:

Buildings and improvements	10-39 years
Equipment and furnishings	3-15 years

Other assets

        Other assets are carried at cost. Loan fees are being amortized on an interest method of accounting over the term of the related loans.

Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

        Revenue is recognized after the related products are shipped and title has transferred to the customer. Revenues are presented net of discounts and sales allowances.

Freight

        The Company presents all amounts billed to the customer for freight as a component of net revenue. Costs incurred for freight are reported as a component of cost of revenue.

Advertising costs

        Advertising and promotion costs are expensed as incurred.

Environmental remediation

        It is management's opinion that the amount of any potential environmental remediation costs will not be material to the Company's financial condition, results of operations, or cash flow; therefore, no accrual has been recorded.

Recently issued accounting pronouncements

        In May 2003 the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity", which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires

(Continued on next page)

that an issuer classify a financial instrument that is within its scope as a liability (or an asset in certain circumstances). Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities that are subject to the provisions for the first fiscal period beginning after December 15, 2003. The Statement is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The Company believes that the adoption of this standard will not have a material effect on the consolidated financial statements.

Accounting for derivative instruments and hedging activities

        All of the Company's derivatives are designated as non-hedge derivatives. The futures and options contracts used by the Company are discussed below. Although the contracts are effective economic hedges of specified risks, they are not designated as and accounted for as hedging instruments.

        The Company, as part of its trading activity, uses futures and option contracts offered through regulated commodity exchanges to reduce risk. The Company is exposed to risk of loss in the market value of inventories. To reduce that risk, the Company generally takes opposite and offsetting positions using future contracts or options.

        Unrealized gains and losses on futures and options contracts used to hedge soybean, oil and meal inventories are recognized as a component of net proceeds for financial reporting. Inventories are recorded at estimated market value, which approximates net realizable value, so that gains and losses on the derivative contracts are offset by gains and losses on inventories and reflected in earnings currently.

Earnings per share

        The ownership structure of the Company is made up of Class A capital units. Earnings per capital unit are calculated based on the number of Class A capital units held. On June 17, 2003, the Board of Managers declared a 2-for-1 split of Class A capital units effective immediately. Prior to this transaction, there were 14,129,250 Class A capital units outstanding. The 2-for-1 stock split is reflected in the calculation of earnings per capital unit.

        For purposes of calculating basic earnings per capital unit, capital units issued by the Company are considered outstanding on the effective date of issuance.

Reclassifications

        Reclassifications have been made to December 31, 2002 and December 31, 2001 financial information to make them conform to the current period presentation. The reclassification had no effect on previously reported net income or members' equity.

(Continued on next page)

NOTE 2—INVENTORIES

	2003	2002
Finished goods
Soy processing	$(447,404)	$9,550,460
Refined Oil	313,815	496,198
Other	34,536	26,609

Total	(99,053)	10,073,267

Raw materials
Soy Processing	10,696,391	2,935,400
Refined Oil	46,663	45,262
Other	78,465	9,424

Total	10,821,519	2,990,086

Supplies & Miscellaneous	53,936	49,745

Totals	$10,776,402	$13,113,098

        Finished goods and raw materials are valued at estimated market value, which approximates net realizable value. In addition, futures and option contracts are marked to market through cost of revenues, with unrealized gains and losses recorded in the above inventory amounts. This market adjustment caused the soy processing finished goods to have a credit balance as of December 31, 2003. Supplies and other inventories are stated at the lower of cost determined by the first-in, first-out method, or market.

NOTE 3—MARGIN DEPOSITS

        The Company maintains deposits with a brokerage firm. The deposits are used for risk management.

        The Company uses futures and option contracts to manage the risk of commodity price volatility of soybeans, crude soybean oil and soybean meal. Consistent with its inventory accounting policy, these contracts are recorded at market value.

        At December 31, 2003, the Company had contracts maturing through December 2004.

NOTE 4—ASSETS HELD FOR SALE

        The Company has entered into a letter of understanding with Minnesota Soybean Processors (MnSP) regarding the terms and conditions of the Company's investment in a soybean oil storage facility located in Brewster, MN. The Company will own and operate the facility until MnSP commences its planned principal operations. Upon commencement of MnSP's operations, the Company will transfer the facility to MnSP for consideration equal to the original cost of construction plus the cost of any improvements to the facility.

(Continued on next page)

NOTE 5—PROPERTY AND EQUIPMENT

	2003
		Accumulated Depreciation
	Cost		Net	2002 Net
Land	$237,643	$—	$237,643	$237,643
Land improvements	18,572	17,711	861	—
Buildings and improvements	14,290,569	2,556,169	11,734,400	12,136,431
Machinery and equipment	34,325,434	15,069,361	19,256,073	21,116,733
Company vehicles	111,217	101,905	9,312	58,620
Furniture and fixtures	814,180	679,259	134,921	152,861
Construction in progress	452,409	—	452,409	58,897

Totals	$50,250,024	$18,424,405	$31,825,619	$33,761,185

NOTE 6—GOODWILL AND OTHER INTANGIBLE ASSETS

        On January 1, 2003, the Company acquired an additional 54% interest in the outstanding common stock of USSC to bring its total ownership interest to approximately 58%. The results of USSC's operations have been included in the financial statements since that date. The Company believes that the acquisition of a controlling interest in USSC will allow them to more effectively market and expand applications for USSC's products.

        The aggregate purchase price for the 54% interest was $8,576,686. The Company had previously acquired a 4% interest for $1,000,000. In preparing consolidated financial statements, the Company assigned the total consideration paid for the USSC stock to USSC's assets and liabilities. This allocation resulted in an assignment of $7,401,245 to goodwill. None of the goodwill recognized for financial reporting purposes is expected to be deductible for tax purposes.

        The following table summaries the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Current assets	$85,742
Property and equipment	255,894
Goodwill	7,401,245

Total assets acquired	7,742,881

Current liabilities	1,054,906
Long-term debt	155,928

Total liabilities assumed	1,210,834

Net assets acquired	$6,532,047

        The Company has a contractual obligation to pay former USSC shareholders $4,050,000. The Company paid an installment of $1,377,000 on October 31, 2003. Three additional annual installments of $891,000 will be payable on each October 31 thereafter. The payments are made without interest. It was not considered necessary to impute interest on the payments due to the immateriality of the imputed interest amounts.

(Continued on next page)

        The Company made payments of $1,125,000 in January 2003 and $375,000 in April, July, and October 2003, to USSC in connection with the issuance of new common shares. Future commitments are two additional quarterly installment of $375,000 and five quarterly payments of $300,000 beginning July 1, 2004. This future commitment was taken into consideration in determining the total purchase price for the additional 54% interest in USSC.

        The following table provides information regarding the Company's other intangible assets as of December 31, 2003 and 2002:

Intangible Assets	Life	Gross Carrying Amount	Accumulated Amortization	Net
As of December 31, 2003
Loan Origination Costs	10 Yrs.	$20,502	$(4,781)	$15,721
Patents	20 Yrs.	260,149	(13,550)	246,599

		$280,651	$(18,331)	$262,320

As of December 31, 2002
Loan Origination Costs	10 Yrs.	$23,291	$(2,789)	$20,502

NOTE 7—INVESTMENTS

	2003	2002
Investments in associated companies:
Cenex Harvest States	$3,516,592	$3,543,333
CoBank	453,260	384,678

	3,969,852	3,928,011
Urethane Soy Systems Company, Inc.	—	1,000,000
Minnesota Soybean Processors	250	250

Totals	$3,970,102	$4,928,261

NOTE 8—NOTES PAYABLE—SEASONAL LOAN

        The Company has entered into a revolving credit agreement with CoBank, which expires April 1, 2005. The purpose of the credit agreement is to finance the inventory and accounts receivable of the Company. The Company may borrow up to $6,000,000 between June 1 and September 30 and up to $10,000,000 between October 1 and May 31. Interest is at a variable rate (3.47% at December 31, 2003). There were no advances outstanding at December 31, 2003 and 2002.

        Advances on the revolving credit agreement are limited based upon inventory, accounts receivable, net of soybean accounts payable.

(Continued on next page)

NOTE 9—LONG-TERM DEBT

	2003	2002
Revolving term loan from CoBank, interest at variable rates (3.47% at December 31, 2003), secured by substantially all property and equipment. Loan matures 3/20/2011.	15,281,832	9,874,620
Note payable to former USSC shareholders, due in annual principal payments of $891,000, interest at 0%, secured by USSC stock. Note matures on 10/31/2006.	2,673,000	—
Note payable to Brookings County Railroad Authority, due in semi-annual principal and interest installments of $36,885 at 5% secured by railroad track assets. Note matures 9/1/2007.	264,462	322,812
Note payable to Richard Kipphart, issued February 13, 2002, with quarterly interest payments at 15% which began on June 30, 2002, and are paid in quarterly installments thereafter. No prepayment of principal is allowed prior to maturity. Note matures 2/13/2005.	250,000	—
Note payable to various companies at rates ranging from 0% to 7.5%. Notes mature on or before 4/15/2005.	49,964	8,754
Contract payable to City of Volga, due in monthly installments of $3,229 at 0%. Contract matures 12/31/2003.	—	38,745

	18,519,258	10,244,931
Less current maturities	(976,117)	(101,472)

Totals	$17,543,141	$10,143,459

        The Company entered into an agreement as of February 26, 2002 with CoBank to amend and restate its Master Loan Agreement (MLA). Under the terms and conditions of the MLA, CoBank agrees to make loans to the Company up to $18,200,000 from August 1, 2002 until April 30, 2003 and up to $21,000,000 from May 1, 2003 to September 19, 2003. Beginning September 2003, the available commitment decreases in scheduled periodic increments of $1,300,000 through March 2011.

        The MLA contains financial covenants related to the maintenance of working capital and achieving debt service quotients among affirmative and negative covenants.

        It is estimated that the minimum principal payments on long-term debt obligations will be as follows:

For the years ending December 31:
2004	$976,117
2005	2,265,682
2006	2,264,407
2007	2,267,668
2008	2,271,083
Thereafter	8,474,301

Total	$18,519,258

(Continued on next page)

NOTE 10—INCOME TAXES

        The Company is taxed as a limited liability company under the Internal Revenue Code. The income of the company flows through to the members to be taxed at the individual level rather than the corporate level. Accordingly, the Company will have no tax liability.

        On June 20, 2002, the members approved a plan of reorganization to convert the Cooperative's structure from an exempt organization to a limited liability company. To the extent that the fair market value of the Cooperative's net assets exceeded their adjusted tax basis, the Cooperative incurred a federal income tax liability. The excess of the fair market value of the Cooperative's net assets over their adjusted tax basis was approximately $1,530,000. The Company's effective tax rate is 34%. The State of South Dakota does not have a corporate income tax. This liability is estimated as follows:

	2003	2002	2001
Federal income tax expense at statutory rates	$(131,474)	$520,000	$—

        A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows:

	2002	2001
Computed at the expected statutory rate	34.0%	34.0%
Patronage exclusion (through June 30, 2002)	(34.0)%	(34.0)%

Income tax expense—effective rate	0.0%	0.0%

        The net book value of the Company's assets exceeds the tax basis of those assets by approximately $7,450,000 at December 31, 2003.

NOTE 11—EMPLOYEE BENEFIT PLANS

        The Company maintains a 401(k) plan for employees who meet the eligibility requirements set forth in the plan documents. The Company matches a percentage of employees' contributed earnings. The amounts charged to expense under this plan were approximately $63,000, $62,000, and $65,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

        The Company has a deferred compensation plan with key employees. The agreements have benefits, which vest during a three-year period. The Company shall make five equal annual installments upon retirement of the employees. The future payments have been discounted at 8%. The amount recognized as expense during the years ended December 31, 2003, 2002, and 2001 was $30,237, $21,064, and $34,000, respectively. The Company anticipates making payments of approximately $11,000 in 2004.

NOTE 12—OPERATING LEASES

        The Company leases 337 rail cars from GE Capital. The lease requires monthly payments of $124,958. The leases began in 1996 and have eighteen-year terms. The Company also leases 100 rail cars from Trinity Capital. The lease requires monthly payments of $38,300. Lease expense was $1,903,367, $1,703,279, and $1,472,435 for the years ended December 31, 2003, 2002, and 2001, respectively. The Company generates revenues from the use of 299 of these rail cars on other railroads. Such revenues were $1,648,666, $1,448,409, and $1,427,645 for the years ended December 31, 2003, 2002, and 2001, respectively.

(Continued on next page)

        The Company has entered into a sub-lease agreement with the Dakota, Minnesota & Eastern Railroad Corporation (DME) for the hopper rail cars that it leases from GE Capital. The Company recognizes revenue from this sub-lease as the hopper rail cars are used by the DME. The sub-lease is for a twelve-month period and is renewed annually. The Company is responsible for all maintenance of the rail cars.

        The Company also has a number of other operating leases for machinery and equipment. Rental expense under these other operating leases was $321,490, $628,306, and $354,224 for the years ended December 31, 2003, 2002, and 2001, respectively.

        The following is a schedule of future minimum rental payments required under these operating leases.

	Rail Cars	Other	Total
Year ended December 31:
2004	$1,959,096	$41,315	$2,000,411
2005	1,959,096	41,315	2,000,411
2006	1,911,846	30,616	1,942,462
2007	1,704,596	4,644	1,709,240
2008	1,436,496	—	1,436,496
Thereafter	10,842,774	—	10,842,774

Totals	$19,813,904	$117,890	$19,931,794

NOTE 13—CASH FLOW INFORMATION

        The following is a schedule of changes in assets and liabilities used to determine cash from operating activities:

	2003	2002	2001
(Increase) decrease in assets:
Trade accounts	$(8,786,716)	$(3,465,073)	$(1,064,418)
Inventories	2,363,170	(5,965,921)	718,574
Margin account deposit	1,114,848	187,654	(573,983)
Prepaids	(33,442)	(223,820)	(56,886)

	(5,342,140)	(9,467,160)	(976,713)

Increase (decrease) in liabilities:
Excess of outstanding checks over bank balance	(1,214,902)	2,026,870	24,150
Accounts payable	275,240	171,112	(212,572)
Accrued commodity purchases	1,342,767	8,466,777	1,613,556
Accrued expenses	(198,126)	277,226	120,930
Deferred compensation	30,237	21,064	34,000

	235,216	10,963,049	1,580,064

Total	$(5,106,924)	$1,495,889	$603,351

(Continued on next page)

NOTE 14—FAIR VALUE OF FINANCIAL INSTRUMENTS

        Estimated fair values of the Company's financial instruments (all of which are held for non-trading purposes) are as follows:

	2003		2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	$529,697	$529,697	$11,170	$11,170
Margin deposits	—	—	927,339	927,339
Long-term debt	18,519,258	18,370,381	10,244,931	10,258,941

        The carrying amount approximates fair value of cash and margin deposits. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

        The Company has a patronage investment in other cooperatives and common stock in a privately held entity. There is no market for their patronage credits or the entity's common shares, and it was impracticable to estimate fair value of the Company's investment. The investment is carried on the balance sheet at original cost.

NOTE 15—COMMITMENTS

        During August 2000, the Company entered into an agreement with Minnesota Soybean Processors Cooperative (MnSP) for certain services and management of a proposed soybean processing plant. The agreement provides the Company a fee of 10% of the equity raised by MnSP for the Company's services related to business planning and construction management services. The Company has agreed to reinvest a minimum of 80% of the fees earned from MnSP in equity units of MnSP. Fees earned under this arrangement were $1,245,205, $1,241,591 and $301,754 the years ended December 31, 2003, 2002 and 2001, respectively.

        In addition, the Company has agreed to provide management and marketing services to MnSP on a cost-sharing basis. The agreement is for automatically renewing five-year periods beginning sixty days before the plant is scheduled to begin operations. Operations of the MnSP plant began during 2003, and the Company earned fees of $226,985 under this arrangement for the year ended December 31, 2003.

        In addition, the Company is making up to $1 million in interest free loans backed by retained local earnings available for members of the Company who invest in MnSP. As of December 31, 2003, the Company had made loans of $481,710. These will be repaid as the Board of Managers approves distributions of prior earnings.

NOTE 16—BUSINESS CREDIT RISK

        The Company maintains its cash balances with various financial institutions. At times during the year, the Company's balances exceeded the $100,000 insurance limit of the Federal Deposit Insurance Corporation.

        The Company also grants credit to customers throughout the United States and Canada. The Company evaluates each customer's credit worthiness on a case-by-case basis. Accounts receivable are generally unsecured. These receivables were $23,804,867 and $14,969,040 at December 31, 2003 and 2002, respectively.

(Continued on next page)

        Soybean meal sales accounted for approximately sixty-six percent of total revenues for the year ended December 31, 2003, sixty-six percent of total revenues for the year ended December 31, 2002, and sixty-eight percent for the year ended December 31, 2001. Approximately thirty-seven percent, twenty-three percent, and twenty-one percent of these sales were made to one customer for the years ended December 31, 2003, 2002, and 2001, respectively. At December 31, 2003 and 2002, this customer owed the Company approximately $3,534,000 and $1,370,000, respectively. Soybean oil sales represented approximately nine percent of total revenues for the year ended December 31, 2003, twenty percent of sales for the years ended December 31, 2002, and twenty percent of sales for the years ended December 31, 2001. Approximately forty-six percent of these sales were made to one customer for the years ended December 31, 2003. These sales were primarily to one customer in 2002 and prior. This customer owed the Company approximately $352,000 and $121,000 at December 31, 2003 and 2002, respectively. Refined oil sales represented approximately thirty percent of total revenues for the year ended December 31, 2003, and eleven percent of total revenues for the year ended December 31, 2002. These sales were primarily to one customer. This customer owed the Company approximately $6,516,000 and $4,591,000 at December 31, 2003 and 2002.

        Sales by geographic area for these years ended December 31, 2003, 2002 and 2001 are as follows:

	2003	2002	2001
United States	$189,556,575	140,597,284	$130,558,146
Canada	17,700,000	18,900,000	17,700,000

	$207,256,575	$159,497,284	$148,258,146

NOTE 17—SEGMENT REPORTING

        The Company organizes its business units into three reportable segments: soybean-processing, crude oil refining, and polyurethane. Separate management of each segment is required because each segment is subject to different marketing, production, and technology strategies. The soybean-processing segment purchases soybeans and further processes them into primarily three products: soybean meal, crude soybean oil, and soybean hulls. The oil-refining segment further refines the crude soybean oil for sale in commercial applications. The polyurethane segment processes oil into a bio-based polyurethane product that is used in foam applications. The segments' accounting policies are the same as those described in the summary of significant accounting polices. Market prices are used to report intersegment sales. All items not related to one of the three segments are included in the column titled "Other."

(Continued on next page)

        Segment information for the years ended December 31, 2003 and 2002 are as follows:

	Soybean Processing	Oil Refining	Polyurethane	Other	Total
FOR THE YEAR ENDED DECEMBER 31, 2003:
Sales to external customers	$144,437,434	$62,500,006	$319,135	$—	$207,256,575
Interest expense	279,638	317,853	204,687	—	802,178
Depreciation and amortization	2,577,739	357,605	77,071	—	3,012,415
Income tax benefit	131,474	—	—	—	131,474
Segment profit (loss)	3,597,665	183,411	(1,088,940)	702,688	3,394,824
Minority interest	—	—	457,620	—	457,620
Segment assets	59,004,036	11,044,928	8,763,829	2,804,271	81,617,064
Expenditures for segment assets	896,881	—	119,968	—	1,016,849
FOR THE YEAR ENDED DECEMBER 31, 2002:
Sales to external customers	$141,942,209	$17,383,370	$163,066	$—	$159,488,645
Interest expense	398,533	135,192	8,495	—	542,220
Depreciation and amortization	2,593,432	118,688	39,027	—	2,751,147
Income tax expense	520,000	—	—	—	520,000
Segment profit (loss)	6,237,559	(381,815)	(236,412)	993,394	6,612,726
Minority interest	—	—	—	—	—
Segment assets	58,604,024	7,847,047	1,471,945	2,361,881	70,284,897
Expenditures for segment assets	1,135,688	3,509,332	—	—	4,645,020

NOTE 18—LEGAL PROCEEDINGS

        From time-to-time in the ordinary course of the Company's business, the Company may be named as a defendant in legal proceedings related to various issues, including without limitation, workers' compensation claims, tort claims, or contractual disputes. The Company carries insurance that provides protection against general commercial liability claims, claims against directors, officers and employees, business interruption, automobile liability, and workers' compensation claims.

        The Company has been named as a defendant in a breach of contract suit alleging various compensatory and punitive damages.

#    #    #    #    #    #

 INDEPENDENT AUDITOR'S REPORT ON SCHEDULE

The Board of Managers
South Dakota Soybean Processors, LLC
Volga, South Dakota

Under the date of January 23, 2004, we reported on the consolidated balance sheets of South Dakota Soybean Processors, LLC and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, members' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, as contained herein. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule as listed in the accompanying index. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

        In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Eide Bailly LLP
Sioux Falls, South Dakota January 23, 2004

 SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Description	Balance at Beginning of Period	Charged (Credited) to Costs and Expenses	Deductions	Balance at End of Period
		Additions
COL. A	COL. B	COL. C	COL. D	COL. E
Deducted from asset accounts:
Year ended December 31, 2001:
Allowance for doubtful receivables	$168,871	60,000	2,358	$226,513

Deducted from asset accounts:
Year ended December 31, 2002:
Allowance for doubtful receivables	$226,513	60,000	13,182	$273,331

Deducted from asset accounts:
Year ended December 31, 2003:
Allowance for doubtful receivables	$273,331	—	(547)	$273,878

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
AND SUBSIDIARY

 UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004 AND 2003

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
AND SUBSIDIARY

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2004	December 31, 2003*
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$337,296	$529,697
Trade accounts receivable, less allowance for uncollectible accounts—March 31, 2004—$273,878, December 31, 2003—$273,878	21,388,471	23,530,989
Inventories	12,906,570	10,776,402
Margin deposits	1,477,424	—
Prepaid expenses	538,052	516,419
Assets held for sale—Building	2,322,561	2,322,561

Total current assets	38,970,374	37,676,068

PROPERTY AND EQUIPMENT	50,471,520	50,250,024
Less accumulated depreciation	(19,150,733)	(18,424,405)

	31,320,787	31,825,619

OTHER ASSETS
Investments	4,077,875	3,970,102
Notes receivable, members	481,710	481,710
Goodwill	7,401,245	7,401,245
Patents	273,922	246,599
Other, net	14,526	15,721

	12,249,278	12,115,377

	$82,540,439	$81,617,064

*
Derived from audited financial statements

(continued on next page)

	March 31, 2004	December 31, 2003*
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Excess of outstanding checks over bank balance	$5,564,854	$2,388,936
Current maturities of long-term debt	3,598,701	976,117
Note Payable—Seasonal loan	1,935,892	—
Accounts payable	1,423,498	1,883,200
Accrued commodity purchases	18,974,011	21,492,404
Accrued expenses	1,445,167	1,385,864
Accrued interest	49,553	50,316

Total current liabilities	32,991,676	28,176,837

LONG-TERM LIABILITIES
Long-term debt, less current maturities	17,997,910	17,543,141
Deferred compensation	119,213	121,301

	18,117,123	17,664,442

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY	855,192	1,045,195

COMMITMENTS	—	—

MEMBERS' EQUITY
Class A units, no par value 28,258,500 units issued and outstanding	30,576,448	34,730,590

	$82,540,439	$81,617,064

See Accompanying Notes to Consolidated Financial Statements (Unaudited)

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2004 AND 2003

	March 31, 2004	March 31, 2003
NET REVENUE	$58,213,176	$43,933,663

COST OF REVENUE
Cost of product sold	51,209,011	35,881,208
Production	3,484,147	3,652,345
Freight and rail	3,611,663	3,422,608
Brokerage fees	61,271	65,649

Total cost of revenue	58,366,092	43,021,810

GROSS PROFIT (LOSS)	(152,916)	911,853

OPERATING EXPENSES
Administration	924,850	867,764

OPERATING PROFIT (LOSS)	(1,077,766)	44,089

OTHER INCOME (EXPENSE)
Interest expense	(203,635)	(208,622)
Other non-operating income	73,924	789,512
Patronage dividend income	153,961	97,975

Total other income	24,250	678,865

NET (LOSS) INCOME BEFORE MINORITY INTEREST IN NET LOSS OF SUBSIDIARY	(1,053,516)	722,954
MINORITY INTEREST IN NET LOSS OF SUBSIDIARY	190,003	96,177

NET (LOSS) INCOME	$(863,513)	$819,131

BASIC AND DILUTED
EARNINGS (LOSS) PER CAPITAL UNIT	$(0.03)	$0.03

DISTRIBUTIONS PER CAPITAL UNIT	$0.12	$0.09

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING FOR CALCULATION OF BASIC AND DILUTED EARNINGS PER CAPITAL UNIT	28,258,500	28,258,500

See Accompanying Notes to Consolidated Financial Statements (Unaudited)

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2004 AND 2003

	March 31, 2004	March 31, 2003
OPERATING ACTIVITIES
Net (loss) income	$(863,513)	$819,131
Charges and credits to net income not affecting cash:
Depreciation	726,327	755,609
Amortization	2,444	11,322
Non-cash patronage dividends	(190,003)	(68,583)
Loss on retirement of asset	—	494
Minority interest in net loss of subsidiary	(153,961)	(96,177)
Change in assets and liabilities	(4,405,783)	(13,872,906)

NET CASH USED FOR OPERATING ACTIVITIES	(4,884,489)	(12,451,110)

INVESTING ACTIVITIES
Purchase of property and equipment	(221,495)	(204,476)
Purchase of investments	—	(26,686)
Patent costs	(28,572)	(12,579)
Proceeds from sales of property and equipment	—	56,133
Retirement of patronage dividends	46,188	—

NET CASH USED FOR INVESTING ACTIVITIES	(203,879)	(187,608)

FINANCING ACTIVITIES
Distributions to members	(3,290,629)	(2,539,827)
Change in excess of outstanding checks over bank balance	3,175,918	(90,058)
Proceeds from note payable—seasonal loan	1,935,892	7,545,761
Proceeds from long-term debt	3,118,168	8,325,380
Principal payments on long-term debt	(43,382)	(190,393)

NET CASH FROM (USED FOR) FINANCING ACTIVITIES	4,895,967	13,050,863

NET CHANGE IN CASH AND CASH EQUIVALENTS	(192,401)	412,145

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	529,697	11,170

CASH AND CASH EQUIVALENTS, END OF PERIOD	$337,296	$423,315

(continued on next page)

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31:
	2004	2003
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$328,436	$179,929

SCHEDULE OF NON CASH FINANCING AND INVESTING ACTIVITIES
Long-term debt incurred to acquire common stock	$—	$4,050,000

See Accompanying Notes to Consolidated Financial Statements (Unaudited)

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1—BASIS OF PRESENTATION

        The financial statements as of and for the periods ended March 31, 2004 and 2003 reflect, in the opinion of management of South Dakota Soybean Processors, LLC and subsidiary, all normal recurring adjustments necessary for a fair statement of the financial position and results of operations and cash flows for the interim periods presented. The financial statements as of and for the three month period ended March 31, 2004 include the financial data for the Company and its majority owned subsidiary. The results of operations and cash flows for interim periods are not necessarily indicative of results for a full year due in part to the seasonal nature of some of the Company's businesses. The consolidated balance sheet data as of December 31, 2003 has been derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America.

        The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. The effects of all significant intercompany accounts and transactions have been eliminated.

        These statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2003, included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

NOTE 2—RECLASSIFICATIONS

        The consolidated statement of cash flow as of March 31, 2003 has been reclassified to make the presentation conform to the March 31, 2004 presentation. The change in excess of outstanding checks over bank balance has been reclassified from an "operating activity" to a "financing activity".

NOTE 3—INVENTORIES

	March 31, 2004	December 31, 2003
Finished goods:
Soy processing	$2,446,119	$(447,404)
Refined Oil	299,164	313,815
Other	125,400	34,536

Total	2,870,683	(99,053)

Raw materials:
Soy processing	9,926,134	10,696,391
Refined Oil	25,978	46,663
Other	30,420	78,465

Total	9,982,532	10,821,519

Supplies & Miscellaneous	53,355	53,936

Totals	$12,906,570	$10,776,402

        Commodity inventories are valued at estimated market value, which approximates net realizable value. In addition, futures and option contracts are marked to market through cost of revenues, with unrealized gains and losses recorded in the above inventory amounts. Supplies and miscellaneous inventories are stated at lower of cost, using the average cost method, or market.

(continued on next page)

NOTE 4—NOTE PAYABLE—SEASONAL LOAN

        The Company has entered into a revolving credit agreement with CoBank, which expires April 1, 2005. The purpose of the credit agreement is to finance the inventory and accounts receivable of the Company. The Company may borrow up to $6,000,000 between June 1 and September 30 and up to $10,000,000 between October 1 and May 31. Interest is at a variable rate (3.46% at March 31, 2004). There were advances of $1,935,892 outstanding as of March 31, 2004. There were no advances outstanding at December 31, 2003.

        Advances on the revolving credit agreement are limited based upon inventory and accounts receivable, net of soybean accounts payable.

NOTE 5—EARNINGS PER CAPITAL UNIT

        The ownership structure of the Company is made up of Class A capital units. Earnings per capital unit are calculated based on the number of Class A capital units held.

        On June 17, 2003, the Board of Directors declared a 2 for 1 split on Class A capital units effective immediately. Prior to this transaction, there were 14,129,250 units outstanding, and as of March 31, 2004, there are 28,258,500 units outstanding.

        For purposes of calculating basic earnings per capital unit and distributions per capital unit, the capital units have been restated for March 31, 2003 to reflect the stock split.

NOTE 6—MEMBER DISTRIBUTION

        During the three month period ended March 31, 2004, the Company distributed $3,290,629 to its members.

NOTE 7—SUBSEQUENT EVENTS

        The Board of Directors approved a registration statement to be filed with the Securities and Exchange Commission for the sale of additional units in a public offering. The maximum offering under the statement will be $11,250,000. The Company is waiting to commence sales of capital units until the Securities and Exchange Commission declares the registration statement effective.

NOTE 8—LOAN COVENANTS

        The Company is in violation of one of its loan covenants as of March 31, 2004. The loan covenants with CoBank require the Company to maintain minimum working capital of $7.0 million. At March 31, 2004, working capital was approximately $6.0 million. CoBank has granted a waiver of this working capital requirement for March 31, 2004.

APPENDIX C

FORM OF SUBSCRIPTION AGREEMENT
AND RELATED MATERIALS

HOW TO PROPERLY COMPLETE THIS SUBSCRIPTION AGREEMENT

  1.
  Carefully read the Subscription Agreement and the attached Promissory Note and Operating Agreement Counterpart Signature Page.

  2.
  Under the "Subscription and Payment" heading, indicate how many Capital Units you are purchasing and the per unit price based on the date you are submitting this Subscription Agreement. Calculate the total amount due for your Capital Units and the amount being delivered by Promissory Note.

  3.
  Sign and date the Subscription Agreement. If you are signing the Subscription Agreement on behalf of an entity, you need to list your title. Also provide us with your state of residence, address and your social security or federal employer identification number where indicated.

  4.
  Calculate the "Principal Balance" and sign the Member Promissory Note, if you are currently a member of SDSP or sign the New Member Promissory Note, if you will be a new member.

  5.
  Sign and date the Operating Agreement Counterpart Signature Page, if you will be a new member.

  6.
  Your signed check for at least 40% of the total purchase price should be payable to "South Dakota Soybean Processors, LLC."

  7.
  Mail or hand deliver the following items to South Dakota Soybean Processors, LLC at the address indicated in the Subscription Agreement: your check for at least 40% of the purchase price, signed Subscription Agreement, signed Promissory Note and, for new members only, a signed Operating Agreement Counterpart Signature Page and payment of the $200.00 to cover the one-time administrative fee that each member has to pay upon joining SDSP (which may be included with your initial payment check).

If you have any questions about completing your subscription or the subscription process, please contact Lucas Uecker, one of our staff accountants, by telephone at (605) 627-6138, by facsimile at (605) 627-6016 or by e-mail at luecker@sdsbp.com, or by mail at: South Dakota Soybean Processors, LLC, 100 Caspian Avenue, P.O. Box 500, Volga, South Dakota 57071.

Date Received:
Initials:

IMPORTANT:
PLEASE READ CAREFULLY BEFORE SIGNING.
THIS SUBSCRIPTION AGREEMENT CALLS FOR SIGNIFICANT
REPRESENTATIONS FROM YOU.

SUBSCRIPTION AGREEMENT

        The undersigned hereby subscribes for and agrees to purchase the number of Capital Units of South Dakota Soybean Processors, LLC, a South Dakota limited liability company ("SDSP") indicated below, at the price per Capital Unit indicated below. By executing this Subscription Agreement, the undersigned acknowledges that SDSP is relying on the accuracy and completeness of the representations contained in this Subscription Agreement in complying with its obligations under applicable securities laws and that the undersigned could be found liable to SDSP for damages caused by any misrepresentations in this Subscription Agreement.

The undersigned represents to SDSP that:

  1.
  The undersigned has received SDSP's Prospectus, dated                        , 2004.

  2.
  The undersigned has received SDSP's Operating Agreement, located under Appendix A of the Prospectus, and agrees to be bound by it in all respects.

  3.
  The undersigned is an individual who is a bona fide resident of, and is domiciled in, or a legal entity with its principal office located in, the following state:
Check one:	☐	Illinois
	☐	Iowa
	☐	Minnesota
	☐	North Dakota
	☐	South Dakota
☐

Review the following offering terms and complete the subscription information on the next page.

For Subscriptions Submitted On or Prior to [45 days after Effective Date], 2004:

  •
  Price is $2.00 per Class A Capital Unit

  •
  Only existing members of SDSP may purchase Capital Units (purchase must be made by the same entity or person that is currently a member of SDSP)

  •
  Minimum purchase of 1,000 Capital Units

  •
  No partial Capital Units may be purchased

  •
  Must pay at least 40% of Purchase Price upon Subscription with balance due by Promissory Note

For Subscriptions Submitted On or After [46 days after Effective Date], 2004:

  •
  Price is $2.50 per Class A Capital Unit

  •
  Existing members of SDSP must purchase at least 1,000 Capital Units

  •
  New members must purchase at least 2,500 Capital Units

  •
  No partial Capital Units may be purchased

  •
  Must pay at least 40% of Purchase Price upon Subscription with balance due by Promissory Note

SUBSCRIPTION AND PAYMENT:

Number of Class A Capital Units being purchased:
Price per Capital Unit:
☐ $2.00/Unit until , 2004 and ☐ $2.50/Unit after , 2004		X	$
TOTAL PURCHASE PRICE:	$
Amount of Initial Payment Submitted with Subscription Agreement (must be at least 40% of total purchase price)		—	$
Balance being delivered by Promissory Note, becoming due in two equal installments due on January 3, 2005 and October 1, 2005			$

ONCE YOU SIGN THIS SUBSCRIPTION AGREEMENT AND SEND IT TO US WITH YOUR CHECK, YOUR SUBSCRIPTION IS IRREVOCABLE AND WILL ONLY BE RETURNED TO YOU IF YOUR SUBSCRIPTION IS NOT ACCEPTED.

        Please sign and mail or deliver the following to SDSP at the address below:

  •
  Your check for at least 40% of the total purchase price above (Please make check payable to "South Dakota Soybean Processors, LLC")

  •
  This Subscription Agreement

  •
  The Promissory Note (in either the Member form if you are an existing member of SDSP or in the New Member form if you will be a new member of SDSP)

  Also, for new members only:

  •
  The Operating Agreement Signature Page

  •
  Your $200.00 payment for the one-time administrative fee
  (  which may be included with your initial payment check)

BY MAIL OR HAND DELIVERY:

South Dakota Soybean Processors, LLC
Attn: Lucas Uecker
100 Caspian Avenue, P.O. Box 500
Volga, South Dakota 57071

By executing this subscription agreement, the undersigned is not waiving any rights under the securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

        This Subscription Agreement has been signed by the undersigned on                        , 2004.

Printed or Typed Name of Subscriber
By	Signature

Printed Name and Title of Signatory if Subscriber is an Entity
Address of Subscriber:
Social Security or Federal Employer Identification Number of Subscriber:

If the capital units are being purchased by multiple parties (including husband and wife), all parties must sign and provide their social security numbers. Unless otherwise directed in writing, capital units subscribed for by multiple owners will be issued to the parties jointly, with right of survivorship. If additional space is needed, please write below or attach sheets as necessary. Subscriptions for a trust must be signed by an authorized trustee.

* * * * * * * *

ACCEPTANCE OF SUBSCRIPTION BY SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

        The above Subscription Agreement for Class A Capital Units is accepted by South Dakota Soybean Processors, LLC, as of the date set forth below.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
By
Its
Date:		, 2004

EXHIBIT A-1
EXISTING MEMBER PROMISSORY NOTE

                          Number of Class A Capital Units Subscribed for at $                  per Unit

                          Total Purchase Price

                          Less Initial Payment (at least 40% of total purchase price)

                          Principal Balance Due under this Promissory Note

        FOR VALUE RECEIVED, the undersigned subscriber hereby promises to pay to the order of South Dakota Soybean Processors, LLC, a South Dakota limited liability company ("SDSP"), at its principal office located at 100 Caspian Avenue, P.O. Box 500, Volga, South Dakota 57071 or at such other place as SDSP or its successors or assigns may designate, in lawful money of the United States of America, the Principal Balance set forth above, representing the balance of the purchase price payable to SDSP by the undersigned pursuant to that certain Subscription Agreement of even date herewith relating to the undersigned's acquisition of the Class A Capital Units of SDSP set forth above (the "Capital Units"). Such Principal Balance shall become due and payable in two equal installments on January 3, 2005 and October 1, 2005, without interest, provided that timely payment is made and, further provided that payment of up to half of the October 1, 2005 installment payment may be deferred at the option of the undersigned, provided that all other payments have been made in a timely manner, and paid by the undersigned through the retention by SDSP of all or any portion (as determined by the Board of Managers in its sole discretion) of any amounts that would be distributed to the undersigned as cash distributions on the Capital Units or any other amounts due and payable to the undersigned by SDSP, including distributions with respect to any capital units of SDSP owned by the undersigned in addition to the Capital Units.

        In the event the undersigned fails to timely make any payment owed, SDSP may declare the entire unpaid Principal Balance and all other amounts due under this Promissory Note to be immediately due and payable in full with interest accruing from and after the due date on all such outstanding obligations at the rate of 12% per annum, or the highest rate allowed by law, if lower. Upon the filing of any petition in bankruptcy or for relief under the Federal Bankruptcy Code, general assignment for the benefit of creditors, or any other laws for relief of debtors, of, by or against the undersigned, all unpaid principal and other amounts due under this Promissory Note shall become due and payable immediately (without presentment, notice or demand), and SDSP shall become immediately entitled to exercise and enforce any or all rights or remedies available to SDSP in law or equity against the undersigned. The undersigned agrees to pay to SDSP on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note, including, without limitation, reasonable attorneys' fees.

        The undersigned hereby pledges the Capital Units to SDSP as security for the payment of the undersigned's obligations under this Promissory Note, which Capital Units shall, upon issuance, be held by SDSP until all amounts owing under this Promissory Note have been paid in full. In the event that the undersigned fails to timely make any payment owed under this Promissory Note when due, SDSP shall have the right to redeem all or part of the Capital Units held as security in accordance with the foregoing pledge and to retain all of the purchase price for the Capital Units paid by the undersigned prior to the event of default as liquidated damages. In the event that the undersigned fails to timely make any payment owed under this Promissory Note when due, SDSP also has the right to retain as a setoff against the overdue amounts under this Promissory Note any amounts that would be distributed to the undersigned as cash distributions on the Capital Units or any other amounts due and payable to the undersigned by SDSP.

        This Promissory Note may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of South Dakota. The provisions of this Promissory Note shall inure to the benefit of SDSP and its successors and assigns. The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note.

        Date of Execution:                        , 2004.

Printed or Typed Name of Subscriber
By	Signature
Printed Name and Title of Signatory if Subscriber is an Entity

EXHIBIT A-2
NEW MEMBER PROMISSORY NOTE

                          Number of Class A Capital Units Subscribed for at $                  per Unit

                          Total Purchase Price

                          Less Initial Payment (at least 40% of total purchase price)

                          Principal Balance Due under this Promissory Note

        FOR VALUE RECEIVED, the undersigned subscriber hereby promises to pay to the order of South Dakota Soybean Processors, LLC, a South Dakota limited liability company ("SDSP"), at its principal office located at 100 Caspian Avenue, P.O. Box 500, Volga, South Dakota 57071 or at such other place as SDSP or its successors or assigns may designate, in lawful money of the United States of America, the Principal Balance set forth above, representing the balance of the purchase price payable to SDSP by the undersigned pursuant to that certain Subscription Agreement of even date herewith relating to the undersigned's acquisition of the Class A Capital Units of SDSP set forth above (the "Capital Units"). Such Principal Balance shall become due and payable in two equal installments on January 3, 2005 and October 1, 2005, without interest, provided that timely payment is made.

        In the event the undersigned fails to timely make any payment owed, SDSP may declare the entire unpaid Principal Balance and all other amounts due under this Promissory Note to be immediately due and payable in full with interest accruing from and after the due date on all such outstanding obligations at the rate of 12% per annum, or the highest rate allowed by law, if lower. Upon the filing of any petition in bankruptcy or for relief under the Federal Bankruptcy Code, general assignment for the benefit of creditors, or any other laws for relief of debtors, of, by or against the undersigned, all unpaid principal and other amounts due under this Promissory Note shall become due and payable immediately (without presentment, notice or demand), and SDSP shall become immediately entitled to exercise and enforce any or all rights or remedies available to SDSP in law or equity against the undersigned. The undersigned agrees to pay to SDSP on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note, including, without limitation, reasonable attorneys' fees.

        The undersigned hereby pledges the Capital Units to SDSP as security for the payment of the undersigned's obligations under this Promissory Note, which Capital Units shall, upon issuance, be held by SDSP until all amounts owing under this Promissory Note have been paid in full. In the event that the undersigned fails to timely make any payment owed under this Promissory Note when due, SDSP shall have the right to redeem all or part of the Capital Units held as security in accordance with the foregoing pledge and to retain all of the purchase price for the Capital Units paid by the undersigned prior to the event of default as liquidated damages. In the event that the undersigned fails to timely make any payment owed under this Promissory Note when due, SDSP also has the right to retain as a setoff against the overdue amounts under this Promissory Note any amounts that would be distributed to the undersigned as cash distributions on the Capital Units or any other amounts due and payable to the undersigned by SDSP.

        This Promissory Note may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of South Dakota. The provisions of this Promissory Note shall inure to the benefit of SDSP and its successors and assigns. The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note.

        Date of Execution:                        , 2004.

Printed or Typed Name of Subscriber
By	Signature
Printed Name and Title of Signatory if Subscriber is an Entity

EXHIBIT B
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
OPERATING AGREEMENT

COUNTERPART SIGNATURE PAGE

        By signing below, the undersigned hereby agrees to become a member of South Dakota Soybean Processors, LLC, and to be bound by the terms and conditions of its Operating Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Signature Page on the date and year indicated below.

        Date of Execution:                        , 2004.

Printed or Typed Name of Subscriber
By	Signature
Printed Name and Title of Signatory if Subscriber is an Entity

QuickLinks

CALCULATION OF REGISTRATION FEE
TABLE OF CONTENTS
FINDING IMPORTANT INFORMATION
IMPORTANT NOTICES TO INVESTORS
SUMMARY
OFFERING PRICE FOR CAPITAL UNITS
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
SELECTED FINANCIAL DATA
MARKET FOR CAPITAL UNITS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK
BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CAPITAL UNITS
FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
HOW TO PURCHASE CAPITAL UNITS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statements Schedule
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-1 OF SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
APPENDIX A
AMENDED AND RESTATED OPERATING AGREEMENT OF SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
ARTICLE 1 DEFINITIONS
ARTICLE 2 ORGANIZATION
ARTICLE 3 MEMBERS
ARTICLE 4 DISPOSITION OF CAPITAL UNITS
ARTICLE 5 CAPITAL CONTRIBUTIONS
ARTICLE 6 ALLOCATIONS AND DISTRIBUTIONS
ARTICLE 7 OFFICERS
ARTICLE 8 MANAGEMENT
ARTICLE 9 INDEMNIFICATION
ARTICLE 10 CAPITAL UNIT CERTIFICATES
ARTICLE 11 BANKRUPTCY OF A MEMBER
ARTICLE 12 DISSOLUTION
ARTICLE 13 LIQUIDATION AND TERMINATION
ARTICLE 14 GENERAL PROVISIONS
Appendix B INDEPENDENT AUDITOR'S REPORT
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2003 AND 2002
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
INDEPENDENT AUDITOR'S REPORT ON SCHEDULE
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
APPENDIX C